UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Filed by a Party other than the Registrant ☐

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
INPUT/OUTPUT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
ABOUT THE MEETING
ITEM 1 — ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
2006 GRANTS OF PLAN-BASED AWARDS
2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
2006 OPTION EXERCISES AND STOCK VESTED
2006 PENSION BENEFITS
2006 NONQUALIFIED DEFERRED COMPENSATION
DIRECTOR COMPENSATION
ITEM 2 — PROPOSAL TO AMEND THE INPUT/OUTPUT, INC. 2004 LONG-TERM INCENTIVE PLAN
ITEM 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PRINCIPAL AUDITOR FEES AND SERVICES

INPUT/OUTPUT, INC.
2101 CityWest Blvd.
Building III, Suite 400
Houston, Texas 77042
(281) 933-3339

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 21, 2007

To our Stockholders:

The 2007 Annual Meeting of Stockholders of Input/Output, Inc. will be held at the offices of I/O’s subsidiary company, GX Technology Corporation, located at 2101 CityWest Boulevard, Building III, Suite 900, Houston, Texas, on Monday, May 21, 2007, at 1:30 p.m., local time, for the following purposes:

(1) Election of three directors, each for a three-year term expiring in 2010;

(2) Approval of certain amendments to the Input/Output, Inc. 2004 Long-Term Incentive Plan, with the principal amendment being the proposed increase of the total number of shares of I/O’s common stock available for issuance under the plan from 4,300,000 to 6,700,000 shares;

(3) Ratification of the appointment of Ernst & Young LLP as I/O’s independent registered public accounting firm (independent auditors) for 2007; and

(4) Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

I/O’s Board of Directors has set March 26, 2007, as the record date for the meeting. This means that owners of common stock at the close of business on that date are entitled to receive this notice of meeting and vote at the meeting and any adjournments or postponements of the meeting.

I/O will make available a list of stockholders of record as of the record date for inspection during normal business hours from 9:00 a.m. to 5:00 p.m., local time, from May 10, 2007 through May 20, 2007, at I/O’s principal place of business, located at 2101 CityWest Boulevard, Building III, Suite 400, Houston, Texas 77042. This list will also be available at the meeting. For your reference, directions to the meeting location are included in this proxy statement.

Your vote is very important. Whether you own one share or many, your prompt cooperation in voting your proxy is greatly appreciated. Whether or not you plan to attend the meeting, please sign, date and return your enclosed proxy card as soon as possible so that your shares can be voted at the meeting.

By Authorization of the Board of Directors,

David L. Roland
Senior Vice President, General Counsel
and Corporate Secretary

April 10, 2007
Houston, Texas

INPUT/OUTPUT, INC.
2101 CityWest Blvd.
Building III, Suite 400
Houston, Texas 77042
(281) 933-3339

April 10, 2007

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 21, 2007

Our Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2007 Annual Meeting of Stockholders of Input/Output, Inc. (I/O). The meeting will be held at the offices of our subsidiary company, GX Technology Corporation, located at 2101 CityWest Boulevard, Building III, Suite 900, Houston, Texas, on May 21, 2007, at 1:30 p.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

The mailing address of our principal executive offices is 2101 CityWest Boulevard, Building III, Suite 400, Houston, Texas 77042. We are mailing the proxy materials to our stockholders beginning on or about April 10, 2007.

All properly executed written proxies that our stockholders deliver pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

Only owners of record of our shares of common stock at the close of business on March 26, 2007, are entitled to vote at the meeting, or at adjournments or postponements of the meeting. Each owner of common stock on the record date is entitled to one vote for each share of common stock held. On March 26, 2007, there were 81,490,853 shares of common stock issued and outstanding.

ABOUT THE MEETING

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own on your behalf. That other person is referred to as a “proxy.” Our Board of Directors has designated Robert P. Peebler and James M. Lapeyre, Jr. as proxies for the 2007 Annual Meeting of Stockholders. By completing and returning the enclosed proxy card, you are giving Mr. Peebler and Mr. Lapeyre the authority to vote your shares in the manner you indicate on your proxy card.

Who is soliciting my proxy?

Our Board of Directors is soliciting proxies on its behalf to be voted at the 2007 Annual Meeting. All costs of soliciting the proxies will be paid by I/O. Copies of solicitation materials will be furnished to banks, brokers, nominees and other fiduciaries and custodians to forward to beneficial owners of I/O’s common stock held by such persons. I/O will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation materials. In addition to solicitations by mail, some of I/O’s directors, officers and other employees, without extra compensation, might supplement this solicitation by letter, telephone or personal interview. I/O has also retained Georgeson Inc. to assist with the solicitation of proxies from banks, brokers, nominees and other holders, for a fixed fee of $8,000 plus reasonable out-of-pocket expenses, which fees and expenses will be paid by I/O. We may also ask our proxy solicitor to solicit proxies on our behalf by telephone for a fixed fee of $5 per phone call and $5 per telephone vote, plus reasonable expenses.

What is a proxy statement?

A proxy statement is a document that the regulations of the Securities and Exchange Commission require us to give you when we ask you to sign a proxy card designating individuals as proxies to vote on your behalf.

What is the difference between a “stockholder of record” and a stockholder who holds stock in “street name”?

If your shares are registered directly in your name, you are a stockholder of record. If your shares are registered in the name of your broker or bank, you are a street name holder.

What different methods can I use to vote?

(a) In Writing:  All stockholders can vote by written proxy card.

(b) By Telephone and Internet:  Street name holders may vote by telephone or the internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

(c) In Person:  All stockholders may vote in person at the meeting. If you are a street name holder who wishes to vote in person, you will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the meeting.

Where will the Annual Meeting be held?

I/O’s 2007 Annual Meeting of Stockholders will be held at the offices of I/O’s subsidiary company, GX Technology Corporation, located at 2101 CityWest Boulevard, Building III, Suite 900, Houston, TX 77042. The main phone number for the GXT offices is (713) 789-7250.

Directions:  The GXT offices are located on CityWest Boulevard off of Beltway 8, near the intersection of Beltway 8 and Briar Forest Drive. Traveling south on the Beltway 8 feeder road after Briar Forest Drive, turn right on Del Monte Drive. Enter Garage Entrance 3 on your immediate left. Advise the guard that you are attending the Input/Output Annual Meeting. You may be required to show your driver’s license or other photo identification. The guard will then direct you where to park in the visitors section of the parking garage. The guard can also direct you to Building III, which is directly south of the garage. In Building III, check in at the security desk, where you will be directed to the elevators. Take the elevators to the GXT offices on the ninth floor.

Does my vote matter?

Yes! Corporations are required to obtain stockholder approval for the election of directors and other important matters. Stockholder participation is not a mere formality. Stockholder voting is essential for I/O to continue to function. It is also important that you vote to assure that a quorum is obtained so that corporate business can be transacted at the meeting.

What is the effect of not voting?

It depends on how ownership of your shares is registered. If you are a stockholder of record, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not be treated as a vote for or against a proposal.

If you own your shares in street name, your broker or bank may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, in the absence of your voting instruction, your broker may or may not vote your shares.

If I don’t vote, will my broker vote for me?

If you own your shares in street name and you don’t vote, your broker may vote your shares in its discretion on “routine matters.” With respect to non-routine matters, however, your broker may not vote your shares for you. Where a broker votes your shares on routine matters but cannot vote your shares on non-routine matters because he has not received any instructions from you regarding how to vote, the number of unvoted shares on those matters is reported as “broker non-votes.” These “broker non-vote” shares are counted toward the quorum requirement, but, generally speaking, they do not affect the determination of whether a matter is approved. See “— How are abstentions and broker non-votes counted?” below. Except for the proposal to amend the Input/Output, Inc. 2004 Long-Term Incentive Plan, we believe that the proposals set forth in this proxy statement are routine matters on which brokers will be permitted to vote your shares without instructions from you.

What is the record date and what does it mean?

The record date for the 2007 Annual Meeting of Stockholders is March 26, 2007. The record date is established by the Board of Directors as required by Delaware law. Owners of common stock at the close of business on the record date are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

How can I revoke a proxy?

A stockholder can revoke a proxy by taking any one of the following three actions before it is voted at the meeting:

(a) giving written notice to the Corporate Secretary of I/O,

(b) delivering a later-dated proxy, or

(c) voting in person at the meeting.

If you hold shares through a bank or broker, you must contact that bank or broker in order to revoke any prior voting instructions.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of outstanding common stock constitutes a quorum. We need a quorum of stockholders to hold a valid Annual Meeting. If you have signed and returned your proxy card, your shares will be counted toward the quorum. If a quorum is not present, the chairman may adjourn the meeting, without notice other than by announcement at the meeting, until the required quorum is present.

As of the record date, 81,490,853 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 40,745,427 votes will be required to establish a quorum.

What are my voting choices when voting for director nominees, and what vote is needed to elect directors?

In voting on the election of three director nominees to serve until the 2010 Annual Meeting of Stockholders, stockholders may vote in one of the following ways:

(a) in favor of all nominees,

(b) withhold votes as to all nominees, or

(c) withhold votes as to a specific nominee.

Directors will be elected by a plurality vote of the shares of common stock present or represented by proxy at the meeting. This means that all director nominees must receive the highest number of votes cast in order to be re-elected as directors. Stockholders are not permitted to cumulate their votes in the election of directors.

The Board recommends a vote “FOR” all of the nominees.

What are my voting choices when voting on the proposal to amend the Input/Output, Inc. 2004 Long-Term Incentive Plan and what vote is needed to approve the proposal?

In voting on the proposal to amend the plan, stockholders may vote in one of the following ways:

(a) in favor of the amendment of the plan,

(b) against the amendment of the plan, or

(c) abstain from voting on the amendment of the plan.

The proposal to amend the Input/Output, Inc. 2004 Long-Term Incentive Plan will require the approval of a majority of the votes cast by holders of common stock in person or represented by proxy at the meeting, so long as the total votes cast on the proposal exceed 50% of the shares of common stock outstanding.

The Board recommends a vote “FOR” this proposal.

What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (independent auditors) and what vote is needed to ratify their appointment?

In voting to ratify the appointment of Ernst & Young LLP as independent auditors for 2007, stockholders may vote in one of the following ways:

(a) in favor of ratification,

(b) against ratification, or

(c) abstain from voting on ratification.

The proposal to ratify the appointment of Ernst & Young LLP will require the approval of a majority of the votes cast by holders of common stock in person or represented by proxy at the meeting.

The Board recommends a vote “FOR” this proposal.

Will any other business be transacted at the meeting? If so, how will my proxy be voted?

We do not know of any business to be transacted at the Annual Meeting other than those matters described in this proxy statement. We believe that the periods specified in I/O’s Bylaws for submitting proposals to be considered at the meeting have passed and no proposals were submitted. However, should any other matters properly come before the meeting, and any adjournments or postponements of the meeting, shares with respect to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.

What if a stockholder does not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies that are signed and returned will be voted “FOR” the election of all director nominees, “FOR” the approval of the amendment of the Input/Output, Inc. 2004 Long-Term Incentive Plan and “FOR” the proposal to ratify the appointment of Ernst & Young LLP as independent auditors for 2007.

How are abstentions and broker non-votes counted?

A properly executed proxy card marked “withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Any shares not voted (whether by broker non-vote or otherwise) will have no effect on the election of directors.

An abstention will have the same legal effect as a vote against the proposal to amend the Input/Output, Inc. 2004 Long-Term Incentive Plan because it will represent a share present in person or represented by proxy at the meeting and a vote cast on the proposal, thereby increasing the number of affirmative votes required to approve the proposal. Broker non-votes will have no effect on the outcome of this proposal so long as the total votes cast on the proposal exceed 50% of our outstanding shares.

An abstention will have the same legal effect as a vote against the proposal to ratify the appointment of the independent auditors, because it will represent a share present in person or represented by proxy at the meeting and a vote cast on the proposal, thereby increasing the number of affirmative votes required to approve the proposal. Broker non-votes have no effect on the proposal to ratify the appointment of the independent auditors.

What is the deadline for submitting proposals to be considered for inclusion in the 2008 proxy statement?

Stockholder proposals requested to be included in I/O’s 2008 proxy statement must be received by I/O not later than December 12, 2007. Proposals should be directed to David L. Roland, Senior Vice President, General Counsel and Corporate Secretary, Input/Output, Inc., 2101 CityWest Boulevard, Building III, Suite 400, Houston, Texas 77042.

What is the deadline for submitting a nomination for director of I/O for consideration at the Annual Meeting of Stockholders in 2008?

A proper director nomination may be considered at I/O’s 2008 Annual Meeting of Stockholders only if the proposal for nomination is received by I/O not later than December 12, 2007. All nominations should be directed to David L. Roland, Senior Vice President, General Counsel and Corporate Secretary, Input/Output, Inc., 2101 CityWest Boulevard, Building III, Suite 400, Houston, Texas 77042.

How can I obtain a copy of I/O’s Annual Report on Form 10-K?

A copy of our 2006 Annual Report on Form 10-K is enclosed with our annual report to stockholders. You may obtain an additional copy of our 2006 Form 10-K by sending a written request to David L. Roland, Senior Vice President, General Counsel and Corporate Secretary, Input/Output, Inc., 2101 CityWest Boulevard, Building III, Suite 400, Houston, Texas 77042. We will furnish the Form 10-K at no charge. Our Form 10-K is also available through the Investor Relations portion of our website at www.i-o.com. Our Form 10-K is also available with exhibits on the SEC’s website at http://www.sec.gov. Please note that the contents of these and any other websites referenced in this proxy statement are not incorporated into this filing. Further, our references to the URLs for these and other websites listed in this proxy statement are intended to be inactive textual references only.

ITEM 1 — ELECTION OF DIRECTORS

Our Board of Directors consists of eight members. The Board is divided into three classes. Members of each class are elected for three-year terms and until their respective successors are duly elected and qualified, unless the director dies, resigns, retires, is disqualified or is removed. Our stockholders elect the directors in a designated class annually. Directors in Class II, which is the class of directors to be elected at this meeting, will serve on the Board until our Annual Meeting in 2010.

The current Class II directors are Franklin Myers, Bruce S. Appelbaum, PhD, and S. James Nelson, Jr., and their terms will expire at the 2007 Annual Meeting. At its meeting on March 13, 2007, the Board approved the recommendation of the Governance Committee that Messrs. Myers, Appelbaum and Nelson be nominated to stand for reelection at the meeting to hold office until our 2010 Annual Meeting and until their successors are elected and qualified.

We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of Directors.

The Board of Directors recommends a vote “FOR” the election of Franklin Myers, Bruce S. Appelbaum, PhD, and S. James Nelson, Jr.

Class II Director Nominees For Re-Election For Term Expiring In 2010

FRANKLIN MYERS	Director since 2001
Age 54

Franklin Myers joined our Board of Directors in 2001. He is currently the Senior Vice President and Chief Financial Officer of Cameron International Corporation (previously Cooper Cameron), an international manufacturer of oil and gas flow control equipment. Mr. Myers has been Senior Vice President at Cameron since 1995 and served as General Counsel and Corporate Secretary from 1995 to 1999, as well as President of the Cooper Energy Services Division from 1998 until 2001. Prior to joining Cameron, Mr. Myers was Senior Vice President and General Counsel of Baker Hughes Incorporated, an oilfield services and equipment provider, and an attorney and partner with the law firm of Fulbright & Jaworski L.L.P. in Houston, Texas. Mr. Myers also currently serves on the Board of Directors of Comfort Systems, inc., a NYSE-listed provider of heating, ventilation and air conditioning services. Mr. Myers is Chairman of the Compensation Committee and a member of the Governance Committee of our Board of Directors. Mr. Myers holds a Bachelor of Science in Industrial Engineering from Mississippi State University and a Juris Doctorate with Honors from the University of Mississippi.

BRUCE S. APPELBAUM, PhD	Director since 2003
Age 59

Bruce S. Appelbaum, PhD, joined our Board of Directors in 2003. He is currently the Chairman of Mosaic Natural Resources Ltd., an oil and gas exploration and production company focusing on opportunities in the North Sea. Prior to founding Mosaic, Dr. Appelbaum was President of Worldwide Exploration and New Ventures for Texaco, Inc. and a Vice President of Texaco. Dr. Appelbaum joined Texaco in 1990 as Division Manager of Texaco U.S.A.’s offshore exploration division and was elected an officer of Texaco in 2000. Dr. Appelbaum is also a Trustee of the American Geological Institute Foundation and serves on the Advisory Board to the Department of Oceanography at Texas A&M University. He previously served on the Advisory Board of the School of Earth Sciences at Stanford University. Dr. Appelbaum also currently serves as a Director of the CQS Rig Finance Fund Limited, an AIM- and CISX-listed closed-end investment company that invests in secured bonds issued to finance the construction of offshore oil and gas exploration and production infrastructure. Dr. Appelbaum is a member of the Audit Committee of our Board of Directors. He holds a Bachelor of Science in Geology from the State University of New York — Buffalo and a Master of Science and PhD in Geological Oceanography from Texas A&M University.

S. JAMES NELSON, JR.	Director since 2004
Age 64

S. James Nelson, Jr. joined our Board of Directors in August 2004. In 2004, Mr. Nelson retired from Cal Dive International, Inc. (now named Helix Energy Solutions Group, Inc.), a marine contractor and operator of offshore oil and gas properties and production facilities, where he was a founding shareholder, Chief Financial Officer, Vice Chairman and a Director. From 1985 to 1988, Mr. Nelson was the Senior Vice President and Chief Financial Officer of Diversified Energies, Inc., a NYSE-traded company with $1 billion in annual revenues and the former parent company of Cal Dive. From 1980 to 1985, Mr. Nelson served as Chief Financial Officer of Apache Corporation, an oil and gas exploration and production company. From 1966 to 1980, Mr. Nelson was employed with Arthur Andersen & Co. where, from 1976 to 1980, he was a partner serving on the firm’s worldwide oil and gas industry team. Mr. Nelson also currently serves on the Board of

Directors and Audit Committee of Oil States International, Inc. (a NYSE-listed diversified oilfield services company), Quintana Maritime Limited (a NASDAQ-listed company owning and operating international dry-bulk vessels) and W&T Offshore, Inc. (a NYSE-listed oil and natural gas exploration and production company). Mr. Nelson, who is also a Certified Public Accountant, is Chairman of the Audit Committee of our Board of Directors. He holds a Bachelor of Science in Accounting from Holy Cross College and a Masters in Business Administration from Harvard University.

Class III Incumbent Directors — Term Expiring In 2008

ROBERT P. PEEBLER	Director since 1999
Age 59

Robert P. Peebler has been our President and Chief Executive Officer since April 2003 and a member of our Board of Directors since 1999. Prior to joining I/O on a full-time basis, Mr. Peebler was the founder, President and Chief Executive Officer of Energy Virtual Partners, an asset development and management company for oil and gas properties. Prior to founding Energy Virtual Partners in April 2001, Mr. Peebler was Vice President of e-Business Strategy and Ventures of the Halliburton Company, a provider of products and services to the petroleum and energy industries. Mr. Peebler joined Halliburton in 1996 when Halliburton acquired Landmark Graphics Corporation, a provider of workstation-based software for oil and gas exploration and production, where he had served as CEO since 1992. Mr. Peebler began his career with Schlumberger, a global oilfield and information services company, in wireline operations and spent 17 years with Schlumberger in various positions, including head of U.S. wireline operations and executive in charge of strategic marketing for the corporate energy services group. He holds a Bachelor of Science in Electrical Engineering from the University of Kansas.

JOHN N. SEITZ	Director since 2003
Age 55

John N. Seitz joined our Board of Directors in 2003. Mr. Seitz is a founder and Vice Chairman of the Board of Endeavour International Corporation, an exploration and development company with a North Sea focus. From 2003 until 2006, Mr. Seitz served as co-CEO of Endeavour. From 1977 to 2003, Mr. Seitz held positions of increasing responsibility at Anadarko Petroleum Company, serving most recently as a Director and as President and Chief Executive Officer. Mr. Seitz is a Trustee of the American Geological Institute Foundation. Mr. Seitz also serves as a director of Elk Resources, Inc., a private exploration and production company with operations in the Rockies, and Constellation Energy Partners LLC, a company focused on the acquisition, development and exploitation of oil and natural gas properties and related midstream assets. He is a member of the Compensation and Governance Committees of our Board of Directors.

Mr. Seitz holds a Bachelor of Science in Geology form the University of Pittsburgh, a Master of Science in Geology from Rensselaer Institute and is a Certified Professional Geoscientist in Texas. He also attended the Advanced Management Program at the Wharton Graduate School of Business.

SAM K. SMITH	Director since 1999
Age 74

Sam K. Smith joined our Board of Directors in 1999. He also served as our interim Chief Executive Officer from 1999 until 2000. From 1989 to 1996, Mr. Smith was Chairman of the Board of Landmark Graphics Corporation. Prior to that time, Mr. Smith was a special limited partner at Sevin-Rosen Management, a Texas-based venture capital firm that has backed high technology firms, including Compaq, Lotus Development, and Silicon Graphics. Mr. Smith began his career at Texas Instruments where he held positions of increasing responsibility, such as Group Vice President for the Equipment Group, Texas Instruments’ defense business. Mr. Smith is a member of the Compensation Committee of our Board of Directors. He holds a Bachelor of Science in Electrical Engineering from the University of Oklahoma.

Class I Incumbent Directors — Term Expiring In 2009

THEODORE H. ELLIOTT, JR.	Director since 1987
Age 71

Theodore H. Elliott, Jr. joined our Board of Directors in 1987. Since 1981, he has been in the venture capital business as the Chairman of Prime Capital Management Co., Inc., a Connecticut-based venture capital company, and as a private investor. Prior to Prime Capital Management, Mr. Elliott was Vice President of General Electric’s venture capital subsidiary. Prior to General Electric, Mr. Elliott was head of investment banking at Clark, Dodge & Co. Inc. He also serves on the Board of Directors and the Compensation and Audit Committees of National Interstate, a specialty property and casualty insurance company based in Ohio. Mr. Elliott is also a director of MUPAC, a subsidiary of Carlo Gavazzi Holding AG, a Swiss-based producer of automation components and computer sub-systems that is listed on the Zurich Stock Exchange. Mr. Elliott is a member of the Audit Committee of our Board of Directors. He has a Bachelor of Art and a Master of Business Administration degree from Harvard University and a Juris Doctorate degree from New York University.

JAMES M. LAPEYRE, JR.	Director since 1998
Age 54

James M. Lapeyre, Jr. has been Chairman of our Board of Directors since 1999 and a Director since 1998. Mr. Lapeyre has been President of Laitram L.L.C., a privately held New Orleans-based manufacturer of food processing equipment and modular conveyor belts, and its predecessors since 1989. Mr. Lapeyre joined our Board of Directors when we bought the DigiCourse marine positioning products business from Laitram. Mr. Lapeyre is Chairman of the Governance Committee and a member of the Compensation Committee of our Board of Directors. He holds a Bachelor of Art in History from the University of Texas and a Master of Business Administration and Juris Doctorate from Tulane University.

Ownership of Equity Securities in I/O

Except as otherwise set forth below, the following table sets forth information as of February 20, 2007, with respect to the number of shares of common stock owned by (i) each person known by us to be a beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers named in the 2006 Summary Compensation Table included in this proxy statement and (iv) all of our directors and executive officers as a group. Except where information was otherwise known by us, we have relied solely upon filings of Schedules 13D and 13G to determine the number of shares of our common stock owned by each person known to us to be the beneficial owner of more than 5% of our common stock.

	Common	Rights to	Restricted	Percent of
Name of Owner	Stock(1)	Acquire(2)	Stock(3)	Common Stock(4)

Laitram, L.L.C.(5)	7,905,344	—	—	9.9%
ClearBridge Advisors, LLC(6)	5,921,291	—	—	7.4%
Royce & Associates, LLC(7)	4,454,400	—	—	5.6%
Wells Fargo & Company(8)	4,381,168	—	—	5.5%
Fletcher Asset Management, Inc.(9)	—	6,760,215	—	7.8%
CNH Partners LLC(10)	—	5,280,093	—	6.2%
James M. Lapeyre, Jr.(11)	9,118,688	107,500	—	11.5%
Robert P. Peebler	110,040	1,375,000	—	1.9%
Bruce S. Appelbaum(12)	8,499	67,500	—	*
Theodore H. Elliott, Jr.(13)	11,000	109,500	—	*
Franklin Myers	46,100	67,500	—	*
John N. Seitz	10,050	67,500	—	*
Sam K. Smith	35,005	137,500	—	*
S. James Nelson, Jr.	4,000	50,834	—	*
Michael K. Lambert	28,692	52,500	—	*
R. Brian Hanson	—	—	75,000	*
Christopher M. Friedemann	35,048	103,750	19,999	*
David L. Roland	11,928	26,250	16,332	*
All directors and executive officers as a group (13 Persons)	9,420,276	2,198,834	124,663	14.2%

*	Less than 1%.

(1)	Represents shares for which the named person (a) has sole voting and investment power or (b) has shared voting and investment power. Excluded are shares that (i) are restricted stock holdings or (ii) may be acquired through stock option or warrant exercises.

(2)	Represents shares of common stock that may be acquired through conversion of our outstanding Series D-1 Cumulative Convertible Preferred Stock and exercise of other rights in the case of Fletcher Asset Management, Inc., conversion of our outstanding 5.50% Convertible Senior Notes in the case of CNH Partners LLC, and exercise of stock options in the case of our officers and directors, that are currently convertible or exercisable or will be convertible or exercisable on or before April 20, 2007.

(3)	Represents shares subject to a vesting schedule, forfeiture risk and other restrictions. Although these shares are subject to forfeiture provisions, the holder has the right to vote the shares and receive dividends until they are forfeited.

(4)	Assumes shares that such person has rights to acquire are outstanding.

(5)	The address for Laitram, L.L.C. is 220 Laitram Lane, Harahan, Louisiana 70123. Mr. Lapeyre is the President and chief executive officer of Laitram. Please read note 11 below. Mr. Lapeyre disclaims beneficial ownership of any shares held by Laitram.

(6)	ClearBridge Advisors, LLC filed its Schedule 13G on behalf of itself and ClearBridge Asset Management, Inc. and Smith Barney Fund Management LLC. The address for all companies is 399 Park Avenue, New York, New York 10022. ClearBridge Advisors, LLC has shared voting power over 5,780,460 shares of common stock and shared dispositive power over 5,921,291 shares of common stock. ClearBridge Asset Management, Inc. has shared dispositive power over 970 shares of common stock. Smith Barney Fund Management LLC has shared voting power and shared dispositive power over 14,400 shares of common stock.

(7)	The address for Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

(8)	Wells Fargo & Company filed its Schedule 13G on behalf of itself and the following subsidiaries: Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, Peregrine Capital Management, Inc. and Wells Fargo Bank, National Association. The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104. Wells Fargo & Company and its above subsidiaries have aggregate sole voting power over 4,213,968 shares of common stock, and aggregate sole dispositive power over 4,331,016 shares of common stock.

(9)	Fletcher Asset Management, Inc. filed its Schedule 13G on behalf of itself and Alphonse Fletcher, Jr., the Chairman and Chief Executive Officer of Fletcher Asset Management, Inc. The address for Fletcher Asset Management, Inc. is 48 Wall Street, 5th Floor, New York, New York 10005.

(10)	CNH Partners, LLC shares the power to vote and dispose of the securities with CNH CA Master Account, L.P. The address for CNH Partners, LLC and CNH CA Master Account, L.P. is Two Greenwich Plaza, 3rd Floor, Greenwich, Connecticut 06830.

(11)	The shares of common stock include 10,500 shares over which Mr. Lapeyre holds joint voting and investment control with his wife. The shares of common stock also include 315,840 shares that Mr. Lapeyre holds as a custodian or trustee for the benefit of his children, 7,905,344 shares owned by Laitram, and 10,500 shares that Mr. Lapeyre holds as a co-trustee with his wife for the benefit of his children, all of which Mr. Lapeyre disclaims any beneficial interest. Please read note 5 above. Mr. Lapeyre has sole voting power over only 876,504 of the shares of common stock. These shares of common stock exclude 30,000 shares owned by Mr. Lapeyre’s wife, of which Mr. Lapeyre disclaims beneficial interest.

(12)	The shares of common stock include 8,499 shares over which Mr. Appelbaum holds joint voting and investment control with his wife.

(13)	These shares of common stock exclude 4,000 shares owned by Mr. Elliott’s wife, of which Mr. Elliott disclaims beneficial interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors and certain officers of I/O, and persons who own more than ten percent of I/O’s common stock, to file with the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE) initial statements of beneficial ownership on Form 3 and changes in such ownership on Forms 4 and 5. Based on our review of the copies of such reports, and written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, with one exception, during 2006 our directors, executive officers and stockholders holding greater than ten percent of our outstanding shares complied with all applicable filing requirements. A Form 5 for Mr. Lapeyre reflecting certain donations of shares of common stock of the Company was timely filed but inadvertently contained inaccurate information. This Form 5 was later corrected after the required filing date.

Board of Directors and Corporate Governance

Governance Initiatives.  We maintain a corporate governance program for the purpose of defining responsibilities, setting standards of professional and personal conduct and promoting compliance with these responsibilities and standards. We review our governance practices and update them, as appropriate, based upon Delaware law (the state in which we are incorporated), rules and listing standards of the NYSE and SEC regulations, and practices recommended by our outside advisors.

Some of our corporate governance initiatives include the following:

•	Our Board has affirmatively determined that seven of our eight directors meet the NYSE standard for independence. Robert P. Peebler is not independent under applicable standards because he is our current President and Chief Executive Officer, and an employee of I/O.

•	Our Audit Committee has at least one member who qualifies as a “financial expert” in accordance with Section 407 of the Sarbanes-Oxley Act of 2002.

•	All members of our Audit Committee, Governance Committee and Compensation Committee are independent.

•	Our independent directors meet in executive session at each regularly scheduled Board meeting without the presence of management.

•	Our outside independent auditors meet separately in private sessions with our Audit Committee at least once every quarter. The employee responsible for our internal audit function reports directly to the Audit Committee throughout the year.

•	Every year, our management employees and senior finance and accounting employees affirm their compliance with our Code of Ethics and other principal compliance policies. New employees sign a written certification of compliance with these policies upon commencing employment.

•	The Board has adopted written Corporate Governance Guidelines to assist its members in fulfilling their responsibilities.

•	We comply with and operate in a manner consistent with regulations prohibiting loans to our directors and executive officers.

•	Members of our Disclosure Committee, consisting of management employees and senior finance and accounting employees, review all quarterly and annual reports before filing with the SEC.

•	We have a hotline and website available to all employees to report ethics and compliance concerns, anonymously if preferred, including concerns related to accounting, accounting controls, financial reporting and auditing matters. The hotline and website are administered and monitored by an independent hotline monitoring company. The Board has adopted a policy and procedures for the receipt, retention and treatment of complaints and employee concerns received through the hotline or website. The policy is available on our website at http://www.i-o.com/Investor _ Relations/ Corporate _ Governance/Employee _ Hotline/.

•	On an annual basis, each director and named executive officer is obligated to complete a questionnaire that requires disclosure of any transactions with I/O in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

•	We have included as Exhibit 31 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC, certificates of our Chief Executive Officer and Chief Financial Officer certifying the quality of our public disclosure. In addition, in 2006, we submitted to the NYSE a certificate of our Chief Executive Officer certifying that he is not aware of any violation by I/O of the NYSE corporate governance listing standards.

Code of Ethics.  We require all employees to adhere to our Code of Ethics in addressing legal and ethical issues encountered in conducting their work. The Code of Ethics requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, promote full and accurate financial reporting, and otherwise act with integrity and in I/O’s best interest. Our Code of Ethics applies to our directors and all employees, including our Chief Executive Officer and senior financial officers (our Chief Financial Officer, Controller, Treasurer and all other financial officers and executives).

We have made our Code of Ethics, corporate governance guidelines, charters for the committees of our Board and other information that may be of interest to investors available on the Investor Relations section of our website at http://www.i-o.com/Investor _ Relations/Corporate _ Governance/.  Copies of this information may also be obtained by writing to us at Input/Output, Inc., Attention: Corporate Secretary, 2101 CityWest Boulevard, Building III, Suite 400, Houston, Texas 77042.

Presiding Non-Management Director.  Under NYSE corporate governance listing standards, James M. Lapeyre, Jr. has been designated as the presiding non-management director to lead non-management directors meetings of the Board. Our non-management directors meet at regularly scheduled executive sessions without management, over which Mr. Lapeyre presides.

Communications to Board and Presiding Non-Management Director.  Stockholders and other interested parties may communicate with the Board and our presiding non-management director or non-management independent directors as a group by writing to “Chairman of the Board” (if the intended recipient is the Board) or “Presiding Non-management Director” (if the intended recipient is the presiding non-management director, or the non-management directors as a whole), c/o Corporate Secretary, Input/Output, Inc., 2101 CityWest Boulevard, Building III, Suite 400, Houston, Texas 77042. Inquiries sent by mail will be reviewed by our Corporate Secretary and, if they pertain to the functions of the Board or Board committees or if the Corporate Secretary otherwise determines that they should be brought to the intended recipient’s attention, they will be forwarded to the intended recipient. Concerns relating to accounting, internal controls, auditing or compliance matters will be brought to the attention of our Audit Committee and handled in accordance with procedures established by the Audit Committee.

Our Corporate Secretary’s review of these communications will be performed with a view that the integrity of this process be preserved. For example, items that are unrelated to the duties and responsibilities of the Board, such as personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements, will not be forwarded to those individuals. In addition, material that is considered to be hostile, threatening, illegal or similarly unsuitable will not be forwarded to them. Except for these types of items, the Corporate Secretary will promptly forward written communications to the intended recipient. Within the above guidelines, the independent directors have granted the Corporate Secretary discretion to decide what correspondence should be shared with I/O management and independent directors.

2006 Meetings of the Board and Stockholders.  In 2006, the Board of Directors held seven meetings and the three standing committees of the Board of Directors held a total of 21 meetings. Overall, the rate of attendance by each director at such meetings exceeded 95%. Each director attended at least 92% of the total meetings of the Board of Directors and the committees on which he served during 2006. The Board and committees held executive or private sessions without company management present on a regular basis.

We do not require our Board members to attend our Annual Meeting of Stockholders. Four of our directors attended our 2006 Annual Meeting held in May 2006.

Independence.  In determining independence, each year the Board determines whether directors have any “material relationship” with I/O. When assessing the “materiality” of a director’s relationship with I/O, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to I/O as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. Factors that the Board may consider when determining independence for purposes of this determination include (1) not being a current employee of I/O or having been employed by I/O within the last three years; (2) not having an immediate family member who is, or who has been within the last three years, an executive officer of I/O; (3) not personally receiving or having an immediate family member who has received, during any 12-month period within the last three years, more than $100,000 per year in direct compensation from I/O other than director and committee fees; (4) not being employed or having an immediate family member employed within the last three years as an executive officer of another company where any current executive officer of I/O serves or has served, at the same time, on that company’s compensation committee; (5) not being an employee of or a current partner of, or having an immediate family member who is a current partner of, a firm that is I/O’s internal or external auditor; (6) not having an immediate family member who is a current employee of such an audit firm who participates in the firm’s audit, assurance or tax compliance practice; (7) not being or having an immediate family member who was within the last three years a partner or employee of such a firm and who personally worked on I/O’s audit within that time; (8) not being a current employee, or having an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, I/O for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues; or (9) not being an executive officer of a charitable organization to which, within the preceding three years, I/O has made charitable contributions in any single fiscal year that has exceeded the greater of $1 million or 2% of such organization’s consolidated gross revenues.

Our Board has affirmatively determined that none of our non-employee directors — James M. Lapeyre, Jr., Bruce S. Appelbaum, Theodore H. Elliott, Jr., Franklin Myers, S. James Nelson, Jr., John N. Seitz and Sam K. Smith — has a material relationship with I/O within the meaning of the NYSE’s listing standards, and that each of them is independent from management and from our independent registered public accounting firm, as required by NYSE listing standard rules regarding director independence. See “ — Committees of the Board — Audit Committee” below.

Our Chairman, Mr. Lapeyre, is an executive officer and significant shareholder of Laitram, L.L.C., a company with which I/O has ongoing contractual relationships, and Mr. Lapeyre and Laitram together owned approximately 11.5% of our outstanding common stock as of February 20, 2007. Our Board has determined that these contractual relationships have not interfered with Mr. Lapeyre’s demonstrated independence from our management, and that the services performed by Laitram or its affiliates for I/O are being provided at arm’s length in the ordinary course of business and substantially on the same terms to I/O as those prevailing at the time from unrelated parties for comparable transactions. In addition, the services provided by Laitram and its affiliates to I/O resulted in payments by I/O to Laitram and its affiliates in an amount significantly less than 2% of Laitram’s 2006 consolidated gross revenues. As a result of these factors, our Board has determined that Mr. Lapeyre, along with each of our other non-management directors, is independent within the meaning of the NYSE’s director independence standards. For an explanation of the contractual relationship between Laitram and I/O, see “ — Certain Transactions and Relationships” below.

Committees of the Board

The Board of Directors has established three standing committees to facilitate and assist the Board in the execution of its responsibilities. The three standing committees are the Audit Committee, the Compensation Committee and the Governance Committee. The Governance Committee functions as the Board’s Nominating Committee. In addition, the Board establishes temporary special committees on an as-needed basis. All committees are composed entirely of non-employee directors. During 2006, the Audit Committee met 13 times, the Compensation Committee met five times and the Governance Committee met three times.

The current members of the standing committees of the Board of Directors are identified below. Mr. Peebler is not a member of any of these committees.

	Compensation		Audit	Governance
Director	Committee		Committee	Committee

James M. Lapeyre, Jr.		*		**
Bruce S. Appelbaum			*
Theodore H. Elliott, Jr.			*
Franklin Myers		**		*
S. James Nelson, Jr.			**
John N. Seitz		*		*
Sam K. Smith		*

*	Member

**	Chair

Audit Committee

The Audit Committee is a separately-designated standing audit committee as defined in Section 3(a)(58)(A) of the Exchange Act. The Audit Committee oversees matters relating to financial reporting, internal controls, risk management and compliance. These responsibilities include appointing, overseeing, evaluating and approving the fees of our independent auditors, reviewing financial information that is provided to our stockholders and others, reviewing with management our system of internal controls and financial reporting process, and monitoring our compliance program and system.

The Audit Committee operates under a written charter, which sets forth the functions and responsibilities of the committee. A copy of the charter can be viewed on our website at http://www.i-o.com/content/released/AuditComChar05.pdf.

The Board of Directors has determined that each member of the Audit Committee is financially literate and satisfies the definition of “independent” as established in the NYSE corporate governance listing standards. In addition, the Board of Directors has determined that Mr. Nelson, the Chairman of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations, and that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and Rule 10A-3 under the Exchange Act.

I/O’s Corporate Governance Guidelines provide that no member of the Audit Committee may simultaneously serve on the audit committees of more than two other public companies unless the I/O Board determines that such simultaneous service would not impair the ability of such director to effectively serve on I/O’s Audit Committee. In addition, the listing standards of the NYSE provide that if an audit committee member simultaneously serves on the audit committees of more than three public companies, and the listed company does not limit the number of audit committees on which its audit committee members serve, then in each case, the board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the listed company’s audit committee. As described above under “— Class II Director Nominees For Re-Election For Term Expiring In 2010,” Mr. Nelson serves as Chairman of the I/O Audit Committee and serves on the audit committees of three other public companies. The I/O Board considered all relevant factors, including the incremental time and responsibilities that such additional service would require of Mr. Nelson and the fact that Mr. Nelson devotes full time to making his capacity as a financial expert available to public companies, and the Board determined that Mr. Nelson’s simultaneous service would not impair his ability to effectively serve on I/O’s Audit Committee.

Compensation Committee

The Compensation Committee has responsibility for the compensation of our executive officers, including our chief executive officer, and the administration of our executive compensation and benefit plans. The Compensation Committee also has authority to retain or replace outside counsel, compensation and benefits consultants or other experts to provide it with independent advice, including the authority to approve the fees payable and any other terms of retention. All actions regarding executive officer compensation require Compensation Committee approval. The Compensation Committee completes a comprehensive review of all elements of compensation at least annually. If it is determined that any changes to any executive officer’s total compensation are necessary or appropriate, the Compensation Committee obtains such input from management as it determines to be necessary or appropriate. All compensation decisions with respect to executives other than the chief executive officer are determined in discussion with, and frequently based in part upon the recommendation of, the chief executive officer. The Compensation Committee makes all determinations with respect to the compensation of the chief executive officer, including, but not limited to, establishing performance objectives and criteria related to the payment of his compensation, and determining the extent to which such objectives have been established, obtaining such input from the Committee’s independent compensation advisors as it deems necessary or appropriate.

As part of its responsibility to administer our executive compensation plans and programs, the Compensation Committee, usually near the beginning of the calendar year, establishes the parameters of the annual incentive plan awards, including establishing the performance goals relative to our performance that will be applicable to such awards and the similar awards for our other senior executives. It also reviews our performance against the objectives established for awards payable in respect of the prior calendar year, and confirms the extent, if any, to which such objectives have been obtained, and the amounts payable to each of our executive officers in respect of such achievement.

The Compensation Committee also determines the appropriate level and type of awards, if any, to be granted to each of our executive officers pursuant to our equity compensation plan, and approves the total annual grants to other key employees, to be granted in accordance with a delegation of authority to our corporate human resources officer.

The Compensation Committee also reviews, and has the authority to recommend to the Board for adoption, any new executive compensation or benefit plans that are determined to be appropriate for adoption by the Company, including those that are not otherwise subject to the approval of our stockholders. It reviews, and has the authority to approve, any contracts or other transactions with current or former elected officers of the corporation. In connection with the review of any such proposed plan or contract, the Compensation Committee may seek from its independent advisors such advice, counsel and information as it determines to be appropriate in the conduct of such review. The Compensation Committee will direct such outside advisors as to the information it requires in connection with any such review, including data regarding competitive practices among the companies with which the Company generally compares itself for compensation purposes.

The Compensation Committee operates pursuant to a written charter that sets forth the functions and responsibilities of the committee. A copy of the charter can be viewed on our website at http://www.i-o.com/content/released/CompComChart.pdf. The Board of Directors has determined that each member of the Compensation Committee satisfies the definition of “independent” as established in the NYSE corporate governance listing standards.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Franklin Myers (Chairman), James M. Lapeyre, Jr., John N. Seitz and Sam K. Smith. No member of the Committee is, or was during 2006, an officer or employee of I/O. Mr. Smith was formerly an officer of I/O, serving as our interim CEO from 1999 to 2000. Mr. Lapeyre is President and Chief Executive Officer and a significant equity owner of Laitram, L.L.C, which has had a business relationship with I/O since 1999 that continued into 2006. During 2006, we paid Laitram and its affiliates an aggregate total of approximately $3.57 million, which consisted of approximately $2.68 million for manufacturing services, $763,000 for rent and other pass-through third party facilities charges, and $128,000 for other services. See “— Certain Transactions and Relationships” below. During 2006, none of the following relationships existed:

•	An executive officer of I/O served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of I/O;

•	An executive officer of I/O served as a director of another entity, one of whose executive officers served on the Compensation Committee of I/O; or

•	An executive officer of I/O served as a member of the compensation committee of another entity, one of whose executive officers served as a director of I/O.

Governance Committee

The Governance Committee functions as the Board’s nominating and corporate governance committee and advises the Board of Directors with regard to matters relating to governance practices and policies, management succession, and composition and operation of the Board and its committees, including reviewing potential candidates for membership on the Board and recommending to the Board nominees for election as directors of I/O. In addition, the Governance Committee reviews annually with the Chairman of the Board and the CEO the succession plans for senior executive officers and makes recommendations to the Board regarding the selection of individuals to occupy these positions.

In identifying and selecting new director candidates, the Governance Committee considers the Board’s current and anticipated strengths and needs and a candidate’s experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of the company’s business environment, willingness to devote adequate time and effort to Board responsibilities, and other relevant factors. The Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential director candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. The Committee also seeks an appropriate balance of experience and expertise in accounting and finance, technology, management, international business, compensation, corporate governance, strategy, industry knowledge and general business matters. The Governance Committee may rely on various sources to identify potential director nominees, including input from directors, management and others the committee feels are reliable, and professional search firms. During 2006, the Governance Committee did not engage any outside search firm to assist it in identifying or facilitating the screening and interview process of any candidates for director.

The Governance Committee will consider recommendations for director nominations made by a stockholder or other sources (including self-nominees) on the same basis as other candidates. For consideration by the Governance Committee, a recommendation of a candidate must be submitted in writing to the Governance Committee in care of our Corporate Secretary at our principal executive offices. The submission must include sufficient details regarding the qualifications of the potential candidate. In general, nominees for election should possess (1) the highest level of integrity and ethical character, (2) strong personal and professional reputation, (3) sound judgment, (4) financial literacy, (5) independence, (6) significant experience and proven superior performance in professional endeavors, (7) an appreciation for board and team performance, (8) the commitment to devote the time necessary, (9) skills in areas that will benefit the Board, and (10) the ability to make a long-term commitment to serve on the Board.

Also, our bylaws permit stockholders to nominate individuals for director for consideration at an annual stockholders’ meeting. A proper director nomination may be considered at I/O’s 2008 Annual Meeting only if the proposal or nomination is received by I/O not later than December 12, 2007. All nominations should be directed to David L. Roland, Senior Vice President, General Counsel and Corporate Secretary, Input/Output, Inc., 2101 CityWest Boulevard, Building III, Suite 400, Houston, Texas 77042.

The Governance Committee operates pursuant to a written charter, which sets forth the functions and responsibilities of the committee. A copy of the charter can be viewed on our website at http://www.i-o.com/content/released/ Governance _ Committee _ Charter.pdf. The Board of Directors has determined that each member of the Governance Committee satisfies the definition of “independent” as established in the NYSE corporate governance listing standards.

Stock Ownership Guidelines

The Board adopted stock ownership guidelines for I/O’s directors effective January 1, 2006. The Board adopted these guidelines in order to align the economic interests of the directors with those of our stockholders and further focus our emphasis on enhancing stockholder value. Under these guidelines, each non-employee director is expected to own shares of I/O stock equal to a minimum aggregate market value of $30,000. New directors and current directors whose holdings fall below such minimum level will have one year to increase the director’s ownership of I/O stock to satisfy the guidelines. The stock ownership guidelines are subject to modification by the Board in its discretion.

The Governance Committee and the Board regularly review and evaluate the I/O directors’ compensation program on the basis of current and emerging compensation practices for directors, emerging legal, regulatory and corporate compliance developments and comparisons with director compensation programs of other similarly-situated public companies.

Certain Transactions and Relationships

Mr. Lapeyre is the President and Chief Executive Officer and a significant equity owner of Laitram, L.L.C. and has served as President of Laitram and its predecessors since 1989. Laitram is a privately-owned,

New Orleans-based manufacturer of food processing equipment and modular conveyor belts. Mr. Lapeyre and Laitram together owned approximately 11.5% of our outstanding common stock as of February 20, 2007.

We acquired DigiCourse, Inc., our marine positioning products business, from Laitram in 1998 and renamed it I/O Marine Systems, Inc. In connection with that acquisition, we entered into a Continued Services Agreement with Laitram under which Laitram agreed to provide us with certain accounting, software, manufacturing and maintenance services. Manufacturing services consist primarily of machining of parts for our marine positioning systems. The term of this written agreement expired in September 2001 but we and Laitram continue to operate under its terms. In addition, when we have requested, the legal staff of Laitram has advised us on certain intellectual property matters with regard to our marine positioning systems. Under a Lease of Commercial Property dated February 1, 2006, between Lapeyre Properties, L.L.C. and I/O Marine Systems, Inc., we agreed to lease certain office and warehouse space from Lapeyre Properties, L.L.C. until January 2011. During 2006, we paid Laitram and Lapeyre Properties, L.L.C. an aggregate total of approximately $3.57 million, which consisted of approximately $2.68 million for manufacturing services, $763,000 for rent and other pass-through third party facilities charges, and $128,000 for other services. For the 2005 and 2004 fiscal years, we paid Laitram and Lapeyre Properties, L.L.C. an aggregate total of approximately $2.72 million and $1.82 million, respectively, for these services. In the opinion of our management, the terms of these services are fair and reasonable and as favorable to us as those that could have been obtained from unrelated third parties at the time of their performance.

Statement of Policy for the Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors of I/O has established the following policy and procedure to be followed prior to any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, between I/O and a Related Party (as defined below) where the aggregate amount involved is expected to exceed $120,000 in any calendar year (“Related Party Transactions”):

1. Policy.  The Governance Committee of the Board should review the material facts of any Related Party Transaction and approve or ratify such transaction. In making its determination to approve or ratify, the Governance Committee should consider such factors as (i) the extent of the Related Party’s interest in the Related Party Transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the Related Party Transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, (iv) the benefit to I/O, and (v) the aggregate value of the Related Party Transaction.

2. Pre-Approval.  The Governance Committee has reviewed the types of Related Party Transactions described below in “Standing Pre-Approval for Certain Related Party Transactions” and determined that each of the Related Party Transactions described therein are deemed to be pre-approved or ratified (as applicable) by the Governance Committee under the terms of this policy. In addition, the Board of Directors has delegated to the Chairman of the Governance Committee the authority to pre-approve or ratify (as applicable) any Related Party Transaction in which the aggregate amount involved is expected to be less than $1 million.

3. Related Party.  For purposes of this policy and procedure, “Related Party” means:

a. Any person who is or was an executive officer, director or nominee for election as a director (since the beginning of the last fiscal year); or

b. Any person or group who is a greater than 5% beneficial owner of I/O voting securities; or

c. Any immediate family member of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and anyone residing in such person’s home (other than a tenant or employee).

4. No Approval by Related Party.  No director of I/O may engage in any Board or Governance Committee approval of any Related Party Transaction in which he or she is a Related Party; provided, however, that such director must provide to the Board all material information reasonably requested concerning the Related Party Transaction.

5. On-Going Transactions.  If a Related Party Transaction is on-going for a significant period beyond the initial approval or ratification, the Governance Committee should periodically review and assess the Related Party Transaction to confirm that the Related Party Transaction remains appropriate.

6. Existing Transactions.  In conjunction with implementing this policy and procedure, the Governance Committee shall review any existing Related Party Transactions entered into during the last fiscal year and make a determination whether to ratify or rescind such transaction.

7. Standing Pre-Approval for Certain Related Party Transactions.  The Governance Committee has reviewed the types of Related Party Transactions described below and determined that each of the following types of Related Party Transactions shall be deemed to be pre-approved by the Committee, even if the aggregate amount involved will exceed $120,000:

a. Employment of executive officers.  Any employment by I/O of an executive officer of I/O.

b. Director compensation.  Any compensation paid to a director in his or her capacity as a director.

c. Certain transactions with other companies.  Any transaction with another company at which a Related Person’s only relationship is as an employee, director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues. Also, any transactions involving accounting, software, manufacturing, legal, lease, maintenance and other services with Laitram, L.L.C. or its affiliates, as provided in the Continued Services Agreement between I/O and Laitram, the Lease of Commercial Property dated February 1, 2006, between Lapeyre Properties, L.L.C. and I/O Marine Systems, Inc. or any other agreement or arrangement with Laitram or its affiliates; provided that such services are consistent with the general types of services provided by Laitram to I/O in the past and provided further that the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of Laitram’s total annual revenues.

d. Certain I/O charitable contributions.  Any charitable contribution, grant or endowment by I/O to a charitable organization, foundation or university at which a Related Person’s only relationship is as a volunteer, an employee (other than an executive officer) or a director, regent or similar position, if the aggregate amount involved does not exceed the greater of $100,000 or 2% of the charitable organization’s total annual receipts.

e. Transactions where all shareholders receive proportional benefits.  Any transaction where the Related Person’s interest arises solely from the ownership of I/O’s common stock and all holders of I/O’s common stock received the same benefit on a pro rata basis (e.g. dividends).

f. Transactions involving competitive bids.  Any transaction involving a Related Party where the rates or charges involved are determined by competitive bids.

g. Regulated transactions.  Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

h. Certain banking-related services.  Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

8. Code of Ethics.  No approval or ratification of a transaction hereunder shall be deemed to satisfy or supersede the requirements of I/O’s Code of Ethics applicable to any Related Person and to the extent applicable, any transactions subject to this policy shall also be considered in light of the requirements set forth in that document.

EXECUTIVE OFFICERS

Our current executive officers are as follows:

Name	Age	Position with I/O

Robert P. Peebler	59	President, Chief Executive Officer and Director
R. Brian Hanson	42	Executive Vice President and Chief Financial Officer
James R. Hollis	45	Executive Vice President and Chief Operating Officer, I/O Solutions
Christopher M. Friedemann	42	Senior Vice President — Corporate Marketing
David L. Roland	45	Senior Vice President, General Counsel and Corporate Secretary
Michael L. Morrison	36	Vice President, Corporate Controller and Chief Accounting Officer

For a description of the business background of Mr. Peebler, see “— Class III Incumbent Directors — Term Expiring In 2008” above.

R. Brian Hanson has been our Executive Vice President and Chief Financial Officer since May 2006. Prior to joining I/O, Mr. Hanson served as the Executive Vice President and Chief Financial Officer of Alliance Imaging, Inc., a NYSE-listed provider of diagnostic imaging services to hospitals and other healthcare providers, from July 2004 until November 2005. From 1998 to 2003, Mr. Hanson held a variety of positions at Fisher Scientific International, Inc., a NYSE-listed manufacturer and supplier of scientific and healthcare products and services, including Vice President Finance of the Healthcare group from 1998 to 2002 and Chief Operating Officer from 2002 to 2003. From 1986 until 1998, Mr. Hanson served in various positions with Culligan Water Conditioning, an international manufacturer of water treatment products and producer and retailer of bottled water products, most recently as Vice President of Finance and Chief Financial Officer. Mr. Hanson received a bachelors degree in engineering from the University of New Brunswick and an MBA degree from Concordia University in Montreal.

James R. Hollis has been Executive Vice President and Chief Operating Officer of I/O Solutions since the division’s formation in January 2007. Prior to leading I/O Solutions, Mr. Hollis served as Vice President, New Ventures — FireFly beginning in November 2005 and Vice President — Land Imaging Systems beginning in November 2003. Mr. Hollis joined I/O in July 2003 as Business Unit Manager — Land Surface Systems. Prior to joining I/O, Mr. Hollis served in various positions at Landmark Graphics, a provider of workstation-based software for oil and gas exploration and production, most recently as General Manager — Exploration and Development Solutions. Mr. Hollis joined Landmark Graphics when Landmark acquired Western Atlas Software in 1996. Mr. Hollis managed the Seismic Modeling Software Product line for Western Atlas. Mr. Hollis joined Western Atlas in 1993 when Western Atlas acquired Sierra Geophysics in 1993, where Mr. Hollis led the depth imaging and velocity modeling support and consulting services. Mr. Hollis holds a Bachelor of Science in Geophysics from the University of California, Santa Barbara and a Master of Science in Geophysics from the University of Utah.

Christopher M. Friedemann joined I/O in August 2003 as our Vice President - Commercial Development and became our Senior Vice President — Corporate Marketing in January 2007. Mr. Friedemann’s accountabilities encompass corporate marketing, strategic planning and corporate development. Before joining I/O, Mr. Friedemann served as the Managing Director of RiverBend Associates, a privately held management consulting firm based in Texas. Prior to founding RiverBend in January 2002, he served as President of Tradeum, a venture-backed software company that was sold to VerticalNet in April 2000, at which time Mr. Friedemann assumed the role of Managing Director-Europe. Before joining Tradeum in January 2000, Mr. Friedemann was Principal and Partner at the management consulting firm McKinsey & Company.

Mr. Friedemann also has experience as a Senior Reservoir Engineer with Exxon, in field operations with Unocal and in energy merchant banking with Bankers Trust. Mr. Friedemann holds a Bachelor of Science with Distinction in Petroleum Engineering from Stanford University and a Master of Business Administration from Stanford’s Graduate School of Business.

David L. Roland joined I/O as Vice President, General Counsel and Corporate Secretary in April 2004 and became a Senior Vice President in January 2007. Prior to joining I/O, Mr. Roland held several positions within the legal department of Enron Corp., an energy trading and pipeline company, most recently as Vice President and Assistant General Counsel. Prior to joining Enron in 1998, Mr. Roland was an attorney with Caltex Corporation, an international oil and gas marketing and refining company. Mr. Roland was an attorney with the law firm of Gardere & Wynne (now Gardere Wynne Sewell LLP) from 1988 until 1994, when he joined Caltex. Mr. Roland holds a Bachelor of Business Administration from the University of Houston and a Juris Doctorate with Distinction from St. Mary’s University.

Michael L. Morrison joined I/O in June 2002 as our Assistant Controller, and became our Controller and Director of Accounting in November 2002 and a Vice President and our Chief Accounting Officer in January 2007. Prior to joining I/O, Mr. Morrison held several positions at Enron Corp., an energy trading and pipeline company, most recently as Director of Transaction Support. Mr. Morrison had held a variety of positions at Deloitte & Touche, LLP, a public accounting firm, from January 1994 until he joined Enron in June 2000. Mr. Morrison holds a Bachelor of Business Administration in Accounting from Texas A&M University.

EXECUTIVE COMPENSATION

Introductory note:  The following discussion of executive compensation contains descriptions of various employee benefit plans and employment-related agreements. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the plans and agreements, which are filed or incorporated by reference as exhibits to our annual report on Form 10-K for the year ended December 31, 2006. In this discussion, the terms “Company,” “I/O,” “we,” “our” and “us” refer to Input/Output, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the Compensation Committee of our Board of Directors, a discussion of the background and objectives of our compensation programs for our senior executives, and a discussion of all material elements of the compensation of each of the executive officers identified in the following table, whom we refer to as our named executive officers:

Name	Title

Robert P. Peebler	President, Chief Executive Officer and Director (our principal executive officer)
R. Brian Hanson	Executive Vice President and Chief Financial Officer (our principal financial officer)
Michael K. Lambert*	Former President, GX Technology Corporation*
Christopher M. Friedemann	Senior Vice President, Corporate Marketing
David L. Roland	Senior Vice President, General Counsel and Corporate Secretary

*	As more fully described below, Mr. Lambert retired as an officer and employee of the company and GX Technology Corporation effective December 31, 2006. He currently serves as an independent consultant to I/O. See “— Employment Agreements” below.

Introduction/Corporate Governance

Compensation Committee

The Compensation Committee of our Board of Directors reviews and approves, or recommends to the Board for approval, all salary and other remuneration for our executive officers and oversees matters relating to our employee compensation and benefit programs. The Committee is composed of the following directors:

Franklin Myers, Chairman
James M. Lapeyre, Jr.
John N. Seitz
Sam K. Smith

No member of the Committee is an employee of the Company. The Board of Directors has determined that each member of the Committee satisfies the definition of “independent” as established in the New York Stock Exchange corporate governance listing standards.

The Committee operates pursuant to a written charter that sets forth its functions and responsibilities. A copy of the charter can be viewed on our website at http://www.i-o.com/content/released/CompComChart.pdf.  The Committee is principally responsible for:

•	reviewing our overall compensation philosophy to ensure that it appropriately rewards our executive officers for their contributions and reporting such compensation philosophy to our stockholders if so required by law,

•	establishing the total compensation, annual bonus, salary range and incentive compensation for our executive officers,

•	approving or recommending for approval our executive officers’ salaries and changes in their salaries,

•	administering our stock plans and any other employee plan, agreement or arrangement,

•	reviewing executive compensation matters and significant issues relating to executive compensation,

•	retaining outside consultants or advisors in its sole discretion, and

•	determining any matter brought before the Committee within its scope of duties.

The Chairman of the Committee is in charge of the Committee’s meeting agendas and, with the assistance of our Corporate Secretary, establishes the Committee’s meetings and calendar.

Compensation Consultant

During 2005 and 2006, the Compensation Committee retained the nationally recognized consulting firm of Towers Perrin on several occasions as its independent compensation advisor to advise the Committee on our compensation practices and to assist in developing and implementing our executive compensation program and philosophy. Towers Perrin evaluated our long-term incentive strategy and our stock plans, analyzed our outstanding stock options, restricted stock and other stock-based awards, and provided the Committee with recommendations on our overall long-term incentive strategy and the number of shares to propose to add to our stock plans for future grants to employees and directors, which the Committee and the Board of Directors later approved. In addition, the firm provided the Committee with a summary of changes to disclosure requirements related to executive officer and director compensation. At the request of the Committee, the firm also performed an analysis of competitive compensation levels for our Chief Executive Officer. During 2006, Towers Perrin also provided the Governance Committee of our Board of Directors with an analysis of prevailing industry compensation levels for our directors.

During 2006, Towers Perrin did not advise our management on matters outside of the above engagements by the Board or its committees.

Role of Management in Establishing and Awarding Compensation

On an annual basis, our Chief Executive Officer, with the assistance of our Human Resources department, recommends to the Compensation Committee any proposed increases in base salary, bonus payments and equity awards for our executive officers other than himself. No executive officer is involved in determining his own salary increase, bonus payment or equity award. When making officer compensation recommendations, our Chief Executive Officer takes into consideration compensation benchmarks, which include industry standards for similar sized organizations serving similar markets, as well as comparable positions, the level of inherent importance and risk associated with the position and function, and the executive’s job performance over the previous year. See “Objectives of Our Executive Compensation Programs — Benchmarking” below.

Our Chief Executive Officer, with the assistance of our Human Resources department and input from our executive officers and other members of senior management, also formulates and proposes to the Compensation Committee an employee bonus incentive plan for the ensuing year. For a description of our process for formulating the employee bonus incentive plan and the factors that we consider, see “Elements of Compensation — Annual Incentive Compensation” below.

The Committee reviews and approves all compensation and awards to executive officers and all bonus incentive plans. With respect to equity compensation awarded to employees other than executive officers, the Compensation Committee reviews and approves all grants of restricted stock and stock options above 5,000 shares, generally based upon the recommendation of the Chief Executive Officer, and has delegated option and restricted stock granting authority to the Chief Executive Officer for grants to non-executive officers of up to 5,000 shares. Our Chief Executive Officer provides a report to the Compensation Committee of all options and restricted stock awarded by him under this delegated authority.

On its own initiative, at least once a year, the Compensation Committee reviews the performance and compensation of our Chief Executive Officer and, following discussions with the Chief Executive Officer and other members of the Board of Directors, establishes his compensation level. Where it deems appropriate, the Compensation Committee will also consider market compensation information from Towers Perrin or other appropriate independent advisors. See “Objectives of Our Executive Compensation Programs — Benchmarking” below.

Certain members of our senior management generally attend each meeting of the Compensation Committee, including our Chief Executive Officer, our Vice President of Human Resources, and our General Counsel/Corporate Secretary. However, no member of management votes on items before the Compensation Committee. The Compensation Committee and Board of Directors do solicit the views of our Chief Executive Officer on compensation matters, particularly as they relate to the compensation of the other named executive officers and the other members of senior management reporting to the Chief Executive Officer. Our Chief Executive Officer, Vice President of Human Resources, and General Counsel generally prepare most of the company materials for the Committee meetings. Our General Counsel, as Corporate Secretary, acts as secretary of each Committee meeting. The Committee usually conducts an executive session during each meeting, during which members of management are not present. On a quarterly basis, the Chairman of the Compensation Committee will present a report to our Board on the activities and material actions of the Committee.

Compensation Committee Activity

During 2006, the Compensation Committee met in person five times. In three of those meetings, the Committee also met in executive session with no members of management present. Three members of the Committee attended all meetings in person and one member of the Committee attended all but one meeting in person. In addition to the five meetings in person, the Committee took action by unanimous written consent, pursuant to Delaware General Corporation Law and our Bylaws, a total of 17 times during 2006, primarily to approve individual employee grants of restricted stock, stock options and restricted stock units. We believe that each of these individual grants made by unanimous written consent of the Committee complied with the applicable grant date requirements under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS 123R”).

During 2006 and the first quarter of 2007, the Committee took the following actions:

•	Reviewed the 2006 and 2007 employee bonus plans submitted by our Chief Executive Officer and approved each plan after making revisions to them.

•	Considered and approved proposed employee bonus awards payable under our 2005 and 2006 bonus plans and proposed discretionary bonus awards for certain employees in recognition of their performance during 2005 and 2006. These actions included the award of a discretionary bonus to our Chief Executive Officer with regard to 2005.

•	Engaged Towers Perrin for:

•	an analysis of our long-term incentive strategy, our stock plans and our outstanding stock options, restricted stock and other stock-based awards, and

•	a recommendation on our strategy and the number of shares to propose to add to our stock plans for future grants to employees and directors.

•	Approved amendments to our 2004 Long-Term Incentive Plan, as recommended by Towers Perrin, to increase the number of shares available for grant to employees and directors under the plan and recommended the proposed amendments to our Board to be submitted to our stockholders for approval at our 2006 and 2007 annual stockholders’ meetings.

•	Approved each report of the Committee included in our proxy statements in connection with our 2006 and 2007 annual meetings of stockholders.

•	Granted to the Chief Executive Officer the authority to approve grants of up to 5,000 shares of restricted stock and stock options to non-executive officer employees, as more fully described below.

•	Established fixed quarterly grant dates for all stock-based equity awards to our employees and directors, as more fully described below.

•	Reviewed compensation terms in connection with the hire of our new Executive Vice President/Chief Financial Officer.

•	Considered and approved annual merit base salary increases for individual executive officers and the overall percentage of annual base salary increase applicable to our employees as a whole.

•	Considered and approved annual employee stock option and restricted stock awards, including awards for individual executive officers.

•	Engaged Towers Perrin for a competitive study on chief executive officer compensation. After considering the results of the study, the Committee considered and approved an amendment to the employment agreement of our Chief Executive Officer to extend the term of his agreement through December 31, 2010, and provide for compensation and equity awards under the agreement during the remaining term.

•	Engaged Towers Perrin for a report on the new executive compensation disclosure rules issued by the Securities and Exchange Commission, and planned for the process to comply with the new rules.

•	Approved certain amendments to our 401(k) plan, as more fully described below.

•	Approved grants of restricted stock, stock options and restricted stock units to various employees.

•	Performed a self-evaluation of the Committee and reported to the Board its recommendations resulting from its self-evaluation.

•	Reviewed and discussed with management this Compensation Discussion and Analysis included in our proxy statement in connection with our 2007 annual meeting of stockholders and incorporated into our annual report on Form 10-K for the year ended December 31, 2006, and recommended to the Board of Directors its inclusion in our annual report and proxy statement.

During 2006, the Committee approved an amendment to our 401(k) plan to implement certain non-substantive administrative efficiencies that will better enable the plan administrator to make necessary changes in the plan when required due to changes in statutory requirements.

In addition, during 2006 the Committee implemented two new compensation policies. First, in April 2006 the Committee granted to our Chief Executive Officer the authority to approve grants to any employee other than an executive officer of (i) up to 5,000 shares of restricted stock and (ii) stock options for not more than 5,000 shares. Compensation Committee approval is required for any grant to be made to an executive officer and any grant that exceeds 5,000 shares. Our Chief Executive Officer is also required to provide a report of all awards of options and restricted stock made by him under this authority at the next succeeding Committee meeting. We and the Committee believe that this policy will benefit the Company because it will enable smaller grants to be made more efficiently. This flexibility is particularly important with respect to attracting and hiring new employees, given the increasingly competitive market for talented and experienced technical and other personnel in locales in which our employees work. During 2006, a total of 6,000 shares of restricted stock and stock options to purchase 9,000 shares were granted to employees under this authority delegated to our Chief Executive Officer.

Secondly, in August 2006, the Committee approved a process for fixed quarterly grant dates for all stock-based equity awards to our employees and directors. Under this process, all grants of stock-based equity to employees or directors are granted on one of four designated dates during the year: March 1, June 1, September 1 or December 1. We chose these four dates because they are not close to any dates that would normally be anticipated to contain earnings announcements or other announcements of material events. For an award to a current employee, the grant date for the award is the first designated date that occurs after approval of the award. For an award to a newly hired employee who is not yet employed by us at the time the award is approved, the grant date for the award is the first designated date that occurs after the new employee commences work. We and the Committee believe that this process of fixed quarterly grant dates is beneficial because it serves to remove any perception that the grant date for an award could be capable of manipulation or change for the benefit of the recipient. In addition, having all grants occur on a maximum of four days during the year simplifies certain fair value accounting calculations related to the grants, thereby minimizing the administrative burden associated with tracking and calculating the fair values, vesting schedules and tax-related events upon vesting of restricted stock and also lessening the opportunity for inadvertent calculation errors.

Objectives of Our Executive Compensation Programs

General Compensation Philosophy and Policy

Through our compensation programs, we seek to achieve the following general goals:

•	attract and retain qualified and productive executive officers and key employees by providing total compensation competitive with that of other executives and key employees employed by companies of similar size, complexity and industry of business;

•	encourage our executives and key employees to achieve strong financial and operational performance;

•	offer performance-based compensation to create meaningful links between corporate performance, individual performance and financial rewards;

•	align the interests of our executives with those of our stockholders by providing a significant portion of total pay in the form of stock-based incentives;

•	encourage long-term commitment to our company; and

•	limit corporate perquisites to seek to avoid perceptions both within and outside of our company of “soft” compensation.

In the fall of 2003, the Compensation Committee, with the assistance of Towers Perrin, undertook a comprehensive review of our total compensation philosophy to maximize achievement of our goals. Since 2003, our governing principles in establishing executive compensation have been:

Long-Term and At-Risk Focus.  Premium compensation opportunities should be composed of long-term, at-risk pay to focus our management on the long-term interests of our company. Base salary, annual incentives and employee benefits should be at competitive levels when compared to similarly-situated companies.

Equity Orientation.  Equity-based plans should comprise a major part of the at-risk portion of total compensation to instill ownership thinking and to link compensation to corporate performance and stockholder interests.

Competitive.  We emphasize total compensation opportunities consistent on average with our peer group of companies. Competitiveness of annual base pay and annual incentives is independent of stock performance. However, overall competitiveness of total compensation is generally contingent on long-term, stock-based compensation programs.

Total Compensation.  In making decisions with respect to any element of an executive officer’s compensation, we consider the total compensation that may be awarded to the executive officer, including salary, annual bonus and long-term incentive compensation. When considering total compensation, we do not generally take into account the compensation that is or may be payable upon termination under the executive’s employment agreement.

It has been our general policy to enter into employment agreements with certain of our executive officers. In reviewing and approving employment agreements for executive officers, we and the Compensation Committee consider the other benefits to which the executive is entitled by the applicable terms of the agreement, including compensation payable upon termination of the agreement under a variety of circumstances. Our goal is to award compensation that is reasonable when all elements of potential compensation are considered.

These principles apply to compensation policies for all of our executive officers and key employees. We do not follow the principles in a mechanistic fashion; rather, we apply experience and judgment in determining the appropriate mix of compensation for each individual. This judgment also involves periodic review of discernible measures to determine the progress each individual is making toward agreed-upon goals and objectives.

Benchmarking

At least once each year, generally in or around August, our Human Resources department, under the oversight of the Compensation Committee, reviews data from market surveys, independent consultants and other sources to assess our competitive position with respect to base salary, annual incentives and long-term incentive compensation.

When reviewing compensation data in 2006, we utilized data primarily from the Oilfield Manufacturing & Services Industry (OFMS) Executive Survey and the Radford Executive Survey. The OFMS survey compiles survey results from 17 oilfield services companies and proxy compensation data from 32 companies. The Radford survey contains executive compensation information from more than 700 participating technology companies. When reviewing compensation data in 2006 with regard to the compensation of our Chief Executive Officer, the Compensation Committee engaged Towers Perrin to perform a marketplace compensation analysis. In the study, the firm presented data to the Committee from the Towers Perrin 2005 Energy Industry Incentive Survey, the Mercer Human Resource Consulting 2005 Energy Compensation Survey and a

proxy compensation analysis for the CEO position among a group of ten industry peer companies. These industry peer companies were:

Global Industries Ltd.	OYO Geospace Corp.
Horizon Offshore Inc.	TETRA Technologies Inc.
Cal Dive International Inc.	Veritas DGC Inc.
Intergraph Corp.	Grant Prideco Inc.
Oceaneering International Inc.	Oil States International Inc.

The overall results of the Towers Perrin analysis (with regard to Chief Executive Officer compensation) and the Radford and OFMS surveys (with regard to compensation for all other levels within our company) provide the starting point for our compensation analysis. Beyond the report and survey numbers, we look extensively at a number of other factors, including our estimates of the compensation at our most comparable competitors and other companies that were closest to our company in size, profitability and complexity. We also consider an individual’s current performance, the level of corporate responsibility, and the employee’s skills and experience, collectively, in making compensation decisions.

In the case of our Chief Executive Officer and some of our other executive officers, we also consider our company performance since the person has held his or her position, and the anticipated level of difficulty of replacing the person with someone of comparable experience and skill. When we hired a new Executive Vice President/Chief Financial Officer in May 2006, we based our total compensation ranges for the position primarily on our direct experience and observations regarding competitive compensation packages for candidates possessing requisite levels of senior executive-level financial management experience, expertise and achievement.

In addition to our periodic review of compensation, we also regularly monitor market conditions and will adjust compensation levels from time to time as necessary to remain competitive and retain our most valuable employees. When we experience a significant level of competition for retaining current employees or hiring new employees, we will typically reevaluate our compensation levels within that employee group in order to ensure our competitiveness.

Elements of Compensation

The primary components of our compensation are:

•	base salary;

•	performance-based annual incentive compensation; and

•	long-term equity-based incentive compensation, such as stock options, restricted stock and restricted stock units.

Below is a summary of each component:

Base Salary

The general purpose of base salary for our executive officers is to create a base of cash compensation for the officer that is consistent on average with the range of base salaries for executives in similar positions and with similar responsibilities at comparable companies. In addition to salary norms for persons in comparable positions at comparable companies, base salary amounts may also reflect the nature and scope of responsibility of the position, the expertise of the individual employee and the competitiveness of the market for the employee’s services. Base salaries of executives other than our Chief Executive Officer may also reflect our Chief Executive Officer’s evaluation of the individual executive officer’s job performance. As a result, the base salary level for each individual may be above or below the target market value for the position. In addition, minimum base salaries for certain of our executive officers are determined by employment agreements with these officers.

Base salary is designed to provide an income level that is comparable to the income of executives in similar positions and with similar responsibilities at comparable companies and is sufficient to minimize day-to-day distractions of executives from their focus on long-term business growth. The base salaries for our executives reflect levels that we have concluded were appropriate based upon our general experience and market data. We do not intend for base salaries to be the vehicle for long-term capital and value accumulation for our executives.

Base salaries are reviewed annually and may also be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, experience and changes in market levels. Salary increases for executive officers do not follow a preset schedule or formula but do take into account changes in the market and with individual circumstances. For 2007, base salary levels are intended to be reviewed in August.

Below is a summary of each named executive officer’s base salary during 2006 and an explanation of historical changes made to each officer’s base salary:

Robert P. Peebler
President and Chief Executive Officer

Mr. Peebler became our President and Chief Executive Officer in 2003 at an initial annual base salary of $400,000. The compensation arrangements for Mr. Peebler were negotiated by the Compensation Committee members (except for Mr. Peebler, who was then serving on the Compensation Committee but removed himself from all discussions and deliberations). The remaining Committee members consulted with the full Board to address the terms of Mr. Peebler’s compensation. In determining his overall compensation, the Committee considered Mr. Peebler’s unique experience, expertise, and capabilities in the energy technology sectors that we served at that time, as well as our future market opportunities. For a description of Mr. Peebler’s work history, see “Item 1 — Election of Directors” above. Mr. Peebler’s successful prior experience as a chief executive officer and his technical and industry know-how in applying advanced technologies to oil and gas prospect analysis and reservoir management techniques were viewed as positive factors in the Board’s choice of him to lead our company in bettering its competitive position.

In structuring Mr. Peebler’s compensation package, no guaranteed cash bonus or incentive payment was originally planned. Although it was intended that he be eligible for discretionary bonuses in the future, the Committee and Mr. Peebler decided that the majority of his compensation should be weighted toward equity compensation, and that grants of stock options should reflect an exercise price in excess of prevailing market prices for our common stock at the time our agreement was reached on his compensation terms.

As a result of these negotiations and deliberations, the Compensation Committee members (other than Mr. Peebler) agreed with the following three basic components of Mr. Peebler’s initial compensation arrangements:

•	an annual base salary,

•	no guaranteed bonus, and

•	options for 1,325,000 shares of common stock exercisable at $6.00 per share (at March 31, 2003, the date of grant for Mr. Peebler’s stock options, the closing sales price per share of our common stock on the NYSE was $3.60).

The Committee believed that these components were consistent with the Board’s objectives of retaining a chief executive officer who could capitalize on opportunities in future technology trends affecting the oil and gas exploration and production industry. In addition, the heavy weighting of stock-based compensation was designed to ensure that Mr. Peebler’s compensation would remain directly aligned with stockholders.

Mr. Peebler received no cash bonus or equity compensation grants in 2004 or 2005. In September 2005, Mr. Peebler’s base salary was increased to $471,000. In 2006, the Compensation Committee awarded Mr. Peebler a discretionary bonus of $200,000, based on the Company’s achievement of critical business objectives during 2005.

In 2006, Towers Perrin was engaged by the Compensation Committee to perform a marketplace analysis with regard to Mr. Peebler’s compensation. In the study, the firm presented data to the Committee from the Towers Perrin 2005 Energy Industry Incentive Survey, the Mercer Human Resource Consulting 2005 Energy Compensation Survey and a proxy compensation analysis for the CEO position among a group of 10 industry peer companies. For a listing of these 10 peer companies, see “Objectives of Our Executive Compensation Programs — Benchmarking” above. Based on the results of the report, and in recognition of our performance and Mr. Peebler’s unique experience, expertise, and capabilities, the Committee approved a 6% increase in base salary for Mr. Peebler, effective August 2006, to $500,000 per year.

The Committee continues to believe that our Chief Executive Officer should participate in the same programs and receive compensation based upon the same criteria as our other executive officers. However, the Committee also recognizes that the Chief Executive Officer’s compensation should reflect the greater policy- and decision-making authority that he holds and the higher level of responsibility he has with respect to our strategic direction and our financial and operating results.

R. Brian Hanson
Executive Vice President and Chief Financial Officer

Mr. Hanson was hired in May 2006 at a base salary of $275,000. In September 2006, we increased Mr. Hanson’s base salary to $285,000, a 3.6% increase, in recognition of his performance and in response to an increase in the competitive market for experienced public company chief financial officers, as demonstrated by an analysis of survey results of the market.

Christopher M. Friedemann
Senior Vice President, Corporate Marketing

Mr. Friedemann joined our company in 2003. In September 2004, his base salary was increased to $206,000 per year, representing a 3% increase over his beginning base salary. A year later, in September 2005, Mr. Friedemann’s annual base salary was increased by 4.8%. An analysis of executive compensation survey results indicated that Mr. Friedemann’s base salary was below the median salary for comparable positions. As a result, in September 2006 we increased his annual base salary by 6.5% to $230,000.

David L. Roland
Senior Vice President, General Counsel and
Corporate Secretary

Mr. Roland joined us in April 2004. At the beginning of 2006, Mr. Roland’s annual base salary was $200,000. An analysis of executive compensation survey results indicated that Mr. Roland’s base salary was approximately $47,000 below the median salary for comparable positions; therefore, in September 2006 we increased Mr. Roland’s base salary by $25,000 to $225,000 per year.

Michael K. (Mick) Lambert
former President, GX Technology Corporation

Mr. Lambert became the President of GX Technology Corporation (GXT) in 1997. He continued in that position after our acquisition of GXT in June 2004. In June 2004, Mr. Lambert was paid an annual base salary of $220,000, and he continued at that same base salary level until his retirement from GXT at the end of 2006.

Annual Incentive Compensation

Our employee annual bonus incentive plan is intended to promote the achievement each year of company performance objectives and performance objectives of the employee’s particular business unit, and to recognize those employees who contributed to the company’s achievements. The plan provides cash compensation that is at-risk on an annual basis and is contingent on achievement of annual business and operating objectives and individual performance. The plan provides all participating employees the opportunity to share in the company’s performance through the achievement of established financial and individual objectives. The financial and individual objectives within the plan are intended to measure an increase in the value of our company and, in turn, our stock.

In recent years, we have adopted an annual incentive plan with regard to each year. Performance under the annual incentive plan is measured with respect to the designated plan fiscal year. Payments under the plan are paid in cash in an amount reviewed and approved by the Compensation Committee and are ordinarily made in a single installment in the first quarter following the completion of a fiscal year, after the financial results for that year have been determined.

In late 2005, we prepared an operating budget for 2006. The budget was the compilation of the consolidated budgets from each operating unit. The budgets took into consideration market opportunities, backlog of orders, technology enhancements for new products and other operating factors. The Board of Directors analyzed the proposed budget with management extensively. After analysis and consideration, the Board approved the budget. During late 2005 and early 2006, our Chief Executive Officer worked with our Human Resources department, our executive officers and other members of senior management to formulate our 2006 incentive plan, consistent with the 2006 operating plan approved by the Board.

At the beginning of 2006, the Compensation Committee approved two annual incentive plans — a “Senior Leadership Bonus Plan” for designated executives and a plan for designated non-executive key employees. The computation of awards generated under either plan is required to be approved by the Compensation Committee. After the year is completed, the Committee reviews the company’s actual performance against each of the plan performance goals established at the beginning of the year and the company evaluates each individual’s performance during the preceding year. The results of operations of the company for that year and individual performance evaluations determine the appropriate payout under each annual incentive plan.

The Compensation Committee has discretion in circumstances it determines are appropriate to authorize discretionary incentive compensation awards that might exceed amounts that would otherwise be payable under the terms of the leadership plan. These discretionary awards can be payable in cash, stock options, restricted stock, restricted stock units or a combination thereof. Any stock options, restricted stock or restricted stock units awarded would be granted under one of our existing long-term equity incentive plans. The Committee also has the discretion, in appropriate circumstances, to grant a lesser incentive award, or no incentive award at all, under the plan.

During 2003 and 2004, our financial performance did not qualify for incentive compensation payable under our annual incentive plans in effect at that time, and no incentive compensation was paid to our executives or other employees under either plan. Certain of our employees did receive incentive payments in 2003 and 2004 as discretionary awards or as required under the terms of their employment contracts. During 2005, we achieved only a portion of our target financial objectives, so eligible executives and employees received only limited bonus payments under the 2005 incentive plan, although certain employees received payments as required by employment agreements or as discretionary awards granted by the Committee.

The Compensation Committee intends to review our annual incentive compensation program annually to ensure that the key elements of the program continue to meet the objectives described above.

Below is a general description of the 2006 Senior Leadership Bonus Plan and a general summary of the company performance criteria applicable to the plan.

2006 Senior Leadership Bonus Plan

The purposes of the 2006 Senior Leadership Bonus Plan were to:

•	provide an incentive for our participating executives to achieve their highest level of individual and team performance in order to accomplish our company’s 2006 strategic and financial goals, and

•	reward the executives for those achievements and accomplishments.

Designated senior executives of the Company, including our five named executive officers, were eligible to participate in our 2006 Senior Leadership Bonus Plan. Employees who participated in the non-executive employee bonus plan or any other cash bonus incentive plan were not eligible to participate in the leadership plan.

The 2006 leadership plan was designed to equate the size of the incentive award to the performance of the individual participant and the performance of the company as a whole. Every participating executive had the opportunity to earn a percentage of his or her base salary based on their performance against criteria as defined by our Chief Executive Officer, and achievement of our company’s performance against designated consolidated financial objectives. Award determinations under the leadership plan were also based on evaluations of employee performance by our Chief Executive Officer. Under the 2006 leadership plan, approximately 75% of a participating executive’s award was to be based upon achievement of corporate financial objectives and approximately 25% was to be based upon the executive’s individual performance. Awards generated under the leadership plan were required to be approved by the Compensation Committee. In the absence of an agreement by the company to the contrary, executives must be active on our payroll at the time of award in order to be eligible for an award under the leadership plan. In connection with Mr. Lambert’s retirement at the end of 2006, we agreed for Mr. Lambert to remain eligible for an award under the 2006 leadership plan even though he retired at the end of 2006.

As reported in the chart below, our 2006 leadership plan established a 2006 target consolidated operating income performance goal. Under the leadership plan, every participating executive other than our Chief Executive Officer had the opportunity to earn a maximum of 100% of his or her base salary depending on performance of the Company against the designated performance goal and performance of the executive against personal criteria determined at the beginning of 2006 by our Chief Executive Officer. Under separate terms approved by the Compensation Committee, our Chief Executive Officer participated in the leadership plan with potential to earn a maximum of 75% of his base salary upon achievement of the target consolidated performance goal and pre-designated personal critical success factors, and a maximum of 150% of his base salary upon achievement of the maximum consolidated performance goal and the personal critical success factors.

Performance Criteria

At the beginning of 2006, the Compensation Committee approved the following corporate consolidated operating income performance criteria for consideration of bonus awards to the named executive officers and other covered employees under the 2006 Senior Leadership Bonus Plan:

Threshold	Target	Maximum
Operating Income	Operating Income	Operating Income

$25.46 million	$33.95 million	$49.05 million

We selected consolidated operating income as the most appropriate performance goal for our incentive plan because of its direct correlation with the interests of our stockholders and our overall company performance. The target level of operating income performance criteria reflected the target goal of our 2006 operating plan approved by the Board at the beginning of 2006. We viewed all three designated levels of operating income performance criteria as reasonable indications of achievement of value for our stockholders and company performance.

The levels of performance criteria were also consistent with our 2006 earnings guidance. The consolidated operating income target of $33.95 million represents approximately $0.30 per diluted share in earnings, and the consolidated operating income threshold of $25.46 million represents approximately $0.20 per diluted share in earnings. At the beginning of 2006, we announced that we anticipated our 2006 earnings to range between $0.20 and $0.35 per share. As a result, our target annual incentive levels represented achievement of the higher end of our earnings guidance range and our threshold levels represented achievement of the lower level of our earnings guidance range. In addition, achievement of the 2006 target operating income level would represent an increase of 69% over our 2005 actual consolidated operating income.

Where an employee is primarily involved in a particular business unit, the financial performance criteria under our non-executive employee bonus plan are heavily weighted toward the operational performance of the employee’s business unit. All executives in our 2006 leadership plan have broader corporate responsibility; as a result, their performance goals are heavily weighted toward the consolidated performance of the company as a whole.

For fiscal 2006, on a consolidated basis, we earned approximately $39.9 million of operating income. Our 2006 Summary Compensation Table below reflects the payments that our named executive officers received under our 2006 Senior Leadership Bonus Plan.

In February 2007, the Compensation Committee approved our 2007 annual incentive plan. The structure of our 2007 annual incentive plan is similar to our 2006 incentive plans, except in 2007 one plan will cover all participating employees. The Compensation Committee has approved new performance criteria based on consolidated operating income for 2007 for bonus awards to be paid to the named executive officers and other covered employees under our 2007 plan. The particular performance goals designated under our 2007 plan reflect our confidential strategic plans. We are presently unable to determine how difficult it will be for our company to meet the designated performance goals under our 2007 plan. Generally, the Committee establishes the threshold, target and maximum levels such that the relative difficulty of achieving the target level is approximately consistent from year to year.

Long-Term Stock-Based Incentive Compensation

We have structured our long-term incentive compensation to provide for an appropriate balance between rewarding performance and encouraging employee retention and stock ownership. There is no pre-established policy or target for the allocation between either cash or non-cash or short-term and long-term incentive compensation; however, long-term incentives comprise a large portion of the total compensation package for executive officers and key employees. As reflected in our 2006 Summary Compensation Table below, the long-term incentives received by each of our named executive officers as a percentage of their respective total compensation during 2006 were as follows: Mr. Peebler — 40%; Mr. Hanson (who joined us in May 2006) — 31%; Mr. Lambert — 27%; Mr. Friedemann — 38%; and Mr. Roland — 29%. Because the 2006 Summary Compensation Table reflects less than the full fiscal year salary for Mr. Hanson, and because the value of certain equity awards included in the table is based on the FAS 123R value rather than the award fair value and reflects amounts from awards granted prior to 2006, the above percentages may not be indicative of the true allocation of total executive compensation.

For 2006, there were three forms of long-term incentives utilized for executive officers and key employees: stock options, restricted stock and restricted stock units. For 2007, we have recommended that stock options, restricted stock and restricted stock units continue to be the only forms of long-term incentives to be utilized for executive officers and key employees. Our long-term incentive plans have provided the principal method for our executive officers to acquire equity or equity-linked interests in our company.

Historically, we have concentrated most of our equity compensation in the form of nonqualified stock options as the result of favorable accounting and tax treatments. However, beginning in 2006 the accounting treatment for stock options changed as a result of FAS 123R, which required option grants to be valued at their fair value at time of grant and charged to non-cash compensation expense. This rendered the accounting treatment of stock options less attractive. As a result, we assessed the desirability of granting shares of restricted stock to employees and concluded that restricted stock would provide an equally motivating form of incentive compensation and also offers the advantage of aiding in employee retention.

Stock Options.  Under our equity plans, stock options may be granted having exercise prices equal to either the closing price of our stock on the date of grant or the average of the high and low sale prices of our stock on the date of grant, depending on the terms of the particular stock option plan that governs the award. In any event, all awards of stock options are made at or above the market price at the time of the award. The Compensation Committee will not grant stock options having exercise prices below the market price of our stock on the date of grant, and will not reduce the exercise price of stock options (except in connection with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events, as required by the relevant plan). All of our stock options vest ratably over four years, based on continued employment. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. New option grants normally have a term of ten years.

The purpose of stock options is to provide equity compensation with value that has been traditionally treated as entirely at-risk, based on the increase in our stock price and the creation of stockholder value. Stock options also allow our executive officers and key employees to have equity ownership and to share in the appreciation of the value of our stock, thereby aligning their compensation directly with increases in stockholder value. Stock options only have value to their holder if the stock price appreciates in value from the date options are granted.

Stock option award decisions are generally based on past business and individual performance. In determining the number of options to be awarded, we also consider the grant recipient’s qualitative and quantitative performance, the size of stock option and other stock based awards in the past, and expectations of the grant recipient’s future performance. Seventy employees received option awards in 2006, covering 1,246,000 shares of common stock. The named executive officers received option awards for a total of 165,000 shares in 2006, or approximately 13% of the total options awarded in 2006.

Restricted Stock and Restricted Stock Units.  We use restricted stock and restricted stock units to focus executives on our long-term performance and to help align their compensation more directly with stockholder value. Vesting of restricted stock and restricted stock units typically occurs ratably over three years, based solely on continued employment of the recipient-employee. During 2005 and again in 2006, however, we utilized for the first time performance requirements for the vesting of some of our long-term incentive grants awarded to executives and key employees. The performance requirements utilized during 2005 and 2006 involved achievement of a business unit’s internal financial goals or completion of a specific project. In certain cases, the performance requirements were not satisfied, causing a forfeiture of the grant. In 2006, 167 employees received restricted stock or restricted stock unit awards, covering an aggregate of 696,500 shares of restricted stock and shares underlying restricted stock units (excluding performance grants that were later forfeited, as described above). The named executive officers received awards totaling 93,000 shares of restricted stock in 2006, or approximately 13% of the total restricted stock awarded in 2006.

Awards of restricted stock units have been made to certain of our foreign employees in lieu of awards of restricted stock. Restricted stock units provide certain tax benefits to our foreign employees as the result of foreign law considerations, so we expect to continue to issue restricted stock units to foreign employees for the foreseeable future.

The Compensation Committee intends to review both the annual incentive compensation program and the long-term incentive program annually to ensure that their key elements continue to meet the objectives described above.

Approval and Granting Process.  As described above, the Compensation Committee reviews and approves all stock option, restricted stock and restricted stock unit awards made to executive officers, regardless of amount. With respect to equity compensation awarded to employees other than executive officers, the Committee reviews and approves all grants of restricted stock, stock options and restricted stock units above 5,000 shares, generally based upon the recommendation of our Chief Executive Officer. With the exception of significant promotions, new hires or unusual circumstances, we generally make most awards of equity compensation on September 1 of each year. This date was selected because (i) it enables us to consider individual performance nine months into the year, (ii) it is approximately six months before the date that we normally pay any annual incentive bonuses and (iii) September 1, generally speaking, is not close to any dates that would normally be anticipated to contain earnings announcements or other announcements of material events. For a further description of our approval and granting process, see “Introduction/Corporate Governance — Compensation Committee Activity” above.

Personal Benefits, Perquisites and Employee Benefits

Benefits, perquisites and any other similar personal benefits offered to executive officers are substantially the same as those offered to our general salaried employee population. These benefits include access to medical and dental insurance, life insurance, disability insurance, vision plan, charitable gift matching (up to designated limits), 401(k) plan with company match, employee stock purchase plan that allows enrolled employees to purchase our shares of stock at a 15% discount, flexible spending accounts for healthcare and dependent care, and other customary employee benefits. Business-related relocation benefits (as in the case with Mr. Hanson during 2006) are generally reimbursed but are individually negotiated when they occur. We intend to continue applying our general policy of not providing specific personal benefits and perquisites to our executives; however, the Compensation Committee in its discretion may revise or add to any officer’s personal benefits and perquisites if it deems it advisable.

Indemnification of Directors and Executive Officers

Our bylaws require us to indemnify our directors and employees (including our executive officers) in connection with any legal action brought against them by reason of the fact that they are or were a director, officer, employee or agent of our company, to the full extent permitted by law. Our bylaws also provide, however, that no such obligation to indemnify exists as to proceedings initiated by an employee or director against us or our directors unless (a) it is a proceeding (or part thereof) initiated to enforce a right to indemnification or (b) was authorized or consented to by our board of directors.

In 2002, we also entered into indemnity agreements with certain of our outside directors that provide for us to indemnify the director in connection with any proceeding in which the director is involved by reason of the fact that the director is or was a director of the company. In order to be indemnified under these agreements, the director must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

As discussed below, we have also entered into employment agreements with certain of our executive officers that provide for us to indemnify the executive to the fullest extent permitted by our certificate of incorporation and bylaws. The agreements also provide that we will provide the executive with coverage under our directors’ and officers’ liability insurance policies to the same extent as provided to our other executives.

Common Stock Ownership Requirements

We have structured our compensation programs to encourage our senior management to own equity in our company. We believe that broad-based stock ownership by our employees (including our executive officers) enhances our ability to deliver superior shareholder returns by increasing the alignment between the interests of our employees and our stockholders. However, we do not have a formal requirement for share ownership by any group of our employees.

Impact of Regulatory Requirements on Compensation

Under Section 162(m) of the Internal Revenue Code and the related federal treasury regulations, we may not deduct annual compensation in excess of $1 million paid to certain employees — generally our Chief Executive Officer and our four other most highly compensated executive officers — unless that compensation qualifies as performance-based compensation. While we intend to strive to structure performance-related awards in a way that will preserve the maximum deductibility of compensation awards, we and the Compensation Committee may in the future determine that it is in our company’s best interests to pay compensation that is not deductible. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, we have not adopted a policy that all compensation must be deductible.

Payments to our named executive officers under our 2006 Senior Leadership Bonus Plan may not qualify as performance-based compensation under Section 162(m) because the awards are calculated and paid in a manner that may not meet the requirements under Section 162(m) and the related treasury regulations. Given the rapid changes in our business during 2006 and our net operating loss carryforwards available with respect to our net liability for U.S. federal income taxes, we believe that we were better served in implementing a plan that provided for adjustments and discretionary elements for our senior executives’ incentive compensation for 2006, rather than ensure that we implement all of the requirements under Section 162(m) into the 2006 bonus plan.

For accounting purposes, we apply the guidance in FAS 123R to record compensation expense for our equity-based compensation grants. FAS 123R is used to develop the assumptions necessary and the model appropriate to value the awards as well as the timing of the expense recognition over the requisite service period, generally the vesting period, of the award.

Executive officers will generally recognize ordinary taxable income from stock option awards when a vested option is exercised. We generally receive a corresponding tax deduction for compensation expense in the year of exercise. The amount included in the executive officer’s wages and the amount we may deduct is equal to the common stock price when the stock options are exercised less the exercise price, multiplied by the number of stock options exercised. We do not pay or reimburse any executive officer for any taxes due upon exercise of a stock option. We have not historically issued any tax-qualified incentive stock options under Section 422 of the Internal Revenue Code.

Executives will generally recognize taxable ordinary income with respect to their shares of restricted stock at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant). Restricted stock unit awards are generally subject to ordinary income tax at the time of payment or issuance of unrestricted shares of stock. We are generally entitled to a corresponding federal income tax deduction at the same time the executive recognizes ordinary income.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis disclosure with management of the Company. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s annual report on Form 10-K for the year ended December 31, 2006.

Franklin Myers, Chairman
James M. Lapeyre, Jr.
John N. Seitz
Sam K. Smith

2006 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid to or earned by our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers at December 31, 2006, during the fiscal year ended December 31, 2006:

						Non-Equity
				Stock	Option	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Incentive Plan	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Robert P. Peebler	2006	482,154	—	—	601,844	435,000	3,261	1,522,259
President, Chief Executive Officer and Director
R. Brian Hanson	2006	160,962	—	145,500	57,273	115,000	173,108	651,843
Executive Vice President and Chief Financial Officer(5)
Michael K. Lambert	2006	220,000	—	17,270	136,688	155,000	43,988	572,946
President, GX Technology(6)
Christopher M. Friedemann	2006	219,231	—	72,304	137,771	115,000	6,577	550,883
Senior Vice President, Corporate Marketing
David L. Roland	2006	205,769	—	52,148	81,739	112,000	5,654	457,310
Senior Vice President, General Counsel and Corporate Secretary

(1)	All of the amounts reflect value of shares of restricted stock granted under our 1998 Restricted Stock Plan, 2000 Restricted Stock Plan or 2004 Long-Term Incentive Plan. While unvested, the holder of restricted stock is entitled to the same voting and dividend rights as all other holders of common stock. In each case, the awards of shares of restricted stock vest in one-third increments each year, over a three-year period. The values contained in the table are based on the compensation cost of the award with respect to fiscal 2006 computed in accordance with FAS 123R for financial statement reporting purposes (excluding any impact of assumed forfeiture rates) and therefore may include amounts from awards granted prior to 2006. For a discussion of valuation assumptions utilized in all reported restricted stock award valuations, see Note 13 to our 2006 Audited Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006. In addition to the grants and awards in 2006 described in the “2006 Grants of Plan-Based Awards” table below:

•	Mr. Lambert received an award of 10,000 shares of restricted stock in August 2005, of which 5,000 shares were subject to GXT achieving certain target operating income levels for fiscal year 2005. Because the 2005 performance criteria were not achieved by GXT, 5,000 shares were forfeited by Mr. Lambert on December 31, 2005. Upon Mr. Lambert’s resignation on December 31, 2006, 3,333 shares of his unvested restricted stock were forfeited.

•	Mr. Friedemann received an award of 15,000 shares of restricted stock in August 2003, 10,000 shares of restricted stock in September 2004, and an award of 10,000 shares of restricted stock in August 2005.

•	Mr. Roland received an award of 10,000 shares of restricted stock in April 2004, an award of 5,000 shares of restricted stock in September 2004, and an award of 5,000 shares of restricted stock in August 2005.

(2)	All of the amounts shown reflect stock options granted under our 1996 Non-Employee Director Stock Option Plan, 2000 Long-Term Incentive Plan, 2003 Stock option Plan, 2004 Long-Term Incentive Plan, or the Input/Output, Inc. — GX Technology Corporation Employment Inducement Stock Option Program. In each case, the options vest 25% each year over a four-year period. The values contained in the table are based on the compensation cost of the award with respect to fiscal 2006 computed in accordance with

FAS 123R for financial statement reporting purposes (excluding any impact of assumed forfeiture rates) and therefore may include amounts from awards granted prior to 2006. For a discussion of valuation assumptions utilized in all reported option award valuations, see Note 13 to our 2006 Audited Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006. In addition to the grants and awards in 2006 described in the “2006 Grants of Plan-Based Awards” table below:

•	In 2003, under the terms of his employment agreement, Mr. Peebler was granted a one-time award of options to purchase 1,325,000 shares of our common stock for an exercise price of $6.00 per share. At March 31, 2003, the date of grant, the closing sales price per share of our common stock on the NYSE was $3.60. The amount contained in the table reflects the FAS 123R compensation cost of this award for 2006. See “Employment Agreements — Robert P. Peebler” below.

•	In connection with our acquisition of all of the capital stock of GXT in June 2004, we entered into employment inducement stock option agreements with 29 key employees of GXT as material inducements to their joining I/O. Mr. Lambert was granted an award of options to purchase 85,000 shares of our common stock for an exercise price of $7.09 per share as a material inducement to join I/O. In August 2005, Mr. Lambert was granted an award of options to purchase 40,000 shares of our common stock for an exercise price of $7.31 per share. Upon Mr. Lambert’s resignation on December 31, 2006, unvested options to purchase 72,500 shares of our common stock were forfeited by him.

•	In June 2004, I/O acquired all of the outstanding stock of GXT. Under the terms of the stock purchase agreement between I/O and the GXT shareholders, we terminated certain outstanding GXT stock options and assumed certain other outstanding GXT stock options, substituting shares of our common stock for the GXT shares covered by the options assumed. Mr. Lambert owned GXT stock options at the time of the acquisition. Mr. Lambert’s GXT stock options assumed by I/O, after giving effect to the acquisition and the effective exchange ratio, evidenced options to purchase up to 409,004 shares of our common stock for an average exercise price of $1.77 per share. Pursuant to the terms of the GXT stock option plans and the stock purchase agreement, these options became fully vested on the date of the acquisition. Because these outstanding GXT options were assumed by us in connection with the GXT acquisition on the same basis as all other outstanding GXT options and were not considered to be compensatory grants by us, they are not reflected in the table above.

•	In August 2005, Mr. Friedemann was granted an award of options to purchase 40,000 shares of our common stock for an exercise price of $7.31 per share. In September 2004, Mr. Friedemann was granted an award of options to purchase 60,000 shares of our common stock for an exercise price of $9.84 per share. In August 2003, Mr. Friedemann was granted an award of options to purchase 85,000 shares of our common stock for an exercise price of $4.90 per share.

•	In August 2005, Mr. Roland was granted an award of options to purchase 25,000 shares of our common stock for an exercise price of $7.31 per share. In September 2004, Mr. Roland was granted an award of options to purchase 15,000 shares of our common stock for an exercise price of $9.84 per share. In April 2004, Mr. Roland was granted an award of options to purchase 25,000 shares of our common stock for an exercise price of $8.95 per share.

(3)	All payments of non-equity incentive plan compensation reported for 2006 were made in March 2007 with regard to the 2006 fiscal year and were paid pursuant to the 2006 Senior Leadership Bonus Plan. Pursuant to his employment agreement, on March 1, 2007, Mr. Peebler received an award of 32,560 shares of restricted stock, which reflects $435,000 (the amount of non-equity incentive plan compensation that Mr. Peebler earned for fiscal year 2006) divided by the average of the closing sales price per share on the NYSE of our shares of common stock for the last ten business days of 2006. The shares of restricted stock will vest on March 1, 2009. Pursuant to his employment agreement, on March 1, 2007, Mr. Peebler also received an award of 37,425 shares of restricted stock, which reflects the amount of Mr. Peebler’s annual base salary divided by the average of the closing sales price per share on the NYSE of our shares of common stock for the last ten business days of 2006. The shares of restricted stock will vest on March 1, 2010.

See “Employment Agreements — Robert P. Peebler” below. We do not sponsor for our employees (i) any defined benefit or actuarial pension plans (including supplemental plans), (ii) any non-tax-qualified deferred compensation plans or arrangements or (iii) any nonqualified defined contribution plans.

(4)	Generally speaking, our policy is that our executive officers do not receive any executive “perquisites,” or any other similar personal benefits that are different from what our salaried employees are entitled to receive. I/O provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees, which are not included in this column pursuant to SEC rules. Except as noted below, the amounts shown in this column consist of employer matching contributions to I/O’s 401(k) plan. In 2006, the 401(k) accounts for each of the named executive officers received the following matching contributions: $3,261 for Mr. Peebler; $4,829 for Mr. Hanson; $7,013 for Mr. Lambert; $6,577 for Mr. Friedemann; and $5,654 for Mr. Roland.

Mr. Hanson and his family relocated from California to Houston in connection with his appointment as our Executive Vice President and Chief Financial Officer in May 2006. We reimbursed Mr. Hanson or paid on his behalf a total of $168,279 in expenses resulting from his relocation, including tax gross-up amounts. Mr. Hanson’s relocation expenses consisted of the following:

•	$96,172 in housing closing costs

•	$16,365 in household moving expenses and lodging, meals and other miscellaneous related expenses

•	$55,742 in gross-up tax reimbursement payments

On December 31, 2006, Mr. Lambert received $36,975 as payment for unused accrued vacation related to his resignation from employment on December 31, 2006.

(5)	Mr. Hanson joined I/O in May 2006.

(6)	Mr. Lambert resigned from GXT on December 31, 2006.

2006 GRANTS OF PLAN-BASED AWARDS

						All Other
					All Other	Option Awards:		Grant Date
					Stock Awards:	Number of	Exercise or	Fair Value
		Estimated Possible Payouts Under			Number of	Securities	Base Price	of Stock
		Non-Equity Incentive Plan Awards (1)(2)			Shares of	Underlying	of Option	and
	Grant	Threshold	Target	Maximum	Stock or	Options	Awards	Option
Name	Date	($)	($)	($)	Units (#)	(#)	($/Sh)	Awards(3)

Robert P. Peebler	—	—	375,000	750,000	—	—	—	—
R. Brian Hanson	—	71,250	142,500	285,000	—	—	—	—
	05/22/06	—	—	—	75,000	75,000	8.73	953,438
	09/01/06	—	—	—	—	20,000	9.97	89,900
Michael K. Lambert	—	55,000	110,000	220,000	—	—	—	—
Christopher M. Friedemann	—	57,500	115,000	230,000	—	—	—	—
	09/01/06	—	—	—	10,000	40,000	9.97	279,700
David L. Roland	—	56,250	112,500	225,000	—	—	—	—
	09/01/06	—	—	—	8,000	30,000	9.97	214,610

(1)	Reflects the estimated threshold, target and maximum award amounts under our 2006 Senior Leadership Bonus Plan for our named executive officers. Under the plan, every participating executive other than our Chief Executive Officer had the opportunity to earn a maximum of 100% of his or her base salary depending on performance of the company against the designated performance goal, and performance of the executive against personal performance criteria. Mr. Peebler, as our Chief Executive Officer, participated in the plan with the potential to earn a maximum of 75% of his base salary upon achievement of the target consolidated performance goal and pre-designated personal critical success factors, and a maximum of 150% of his base salary upon achievement of the maximum consolidated performance goal and the personal critical success factors. Mr. Peebler’s employment agreement does not specify that he will earn a bonus upon achievement of the threshold consolidated performance goal. Because award determinations under the plan were based in part on outcomes of personal evaluations of employee performance by our Chief Executive Officer and the Compensation Committee, the computation of actual awards generated under the plan upon achievement of threshold and target company performance criteria differed from the above estimates. For actual payout amounts to our named executive officers under our 2006 Senior Leadership Bonus Plan, see our 2006 Summary Compensation Table above.

(2)	Our company does not offer or sponsor any “equity incentive plans” (as that term is defined in Item 402(a) under Regulation S-K) for employees.

(3)	The values contained in the table are based on the grant date fair value of the award computed in accordance with FAS 123R for financial statement reporting purposes, but exclude any impact of assumed forfeiture rates. For a discussion of valuation assumptions utilized in all reported option award valuations, see Note 13 to our 2006 Audited Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006.

Employment Agreements

We have entered into employment agreements with certain of our named executive officers. Our decisions to enter into employment agreements and the terms of those agreements were based on the facts and circumstances prevailing at the time and an analysis of competitive market practice. The following discussion describes the material terms of employment agreements for our named executive officers:

Robert P. Peebler

Our employment agreement with Mr. Peebler, dated March 31, 2003, provides that Mr. Peebler will serve as President and Chief Executive Officer for a five-year term, unless sooner terminated. We amended Mr. Peebler’s employment agreement in September 2006 to extend the term until December 31, 2010, and make certain other changes. The remainder of this description reflects Mr. Peebler’s employment agreement as so amended.

Under the agreement, Mr. Peebler is entitled to an annual base salary of at least $500,000, and to participate in all of our employee benefit plans available to senior executives at a level commensurate with his position. Mr. Peebler was not guaranteed an annual bonus under his original 2003 employment agreement, but his 2006 amendment provides that Mr. Peebler will be eligible to participate in our annual incentive plan for 2006 and each full year thereafter, with target incentive plan bonus at 75% of his base salary and with maximum incentive plan bonus at 150% of his base salary. His annual bonus will be earned upon achievement of our consolidated operating income performance targets applicable to the senior leadership bonus plan for the relevant year, and Mr. Peebler’s critical success factors as determined in advance by the Compensation Committee.

Under his employment agreement, Mr. Peebler received a grant in 2003 of an option to purchase 1,325,000 shares of our common stock at $6.00 per share, which exercise price exceeded the market price of our shares on the date of grant by 60% (at March 31, 2003, the date of his grant, the closing sales price per share of our common stock on the NYSE was $3.60). Mr. Peebler’s amended employment agreement provides that he is entitled to receive (a) in 2007, an award of shares of restricted common stock based on the amount of the annual incentive plan bonus earned by him for 2006; (b) in 2007, an award of shares of restricted common stock equivalent in value to his annual base salary; and (c) in years following 2007 through the end of the term of his agreement, an award of shares of restricted common stock based on the amount of the annual incentive plan bonus, if any, earned by Mr. Peebler for the preceding year and additional stock options as may be determined by the Compensation Committee.

We may at any time terminate our employment agreement with Mr. Peebler for “cause” if Mr. Peebler (i) willfully and continuously fails to substantially perform his obligations, (ii) willfully engages in conduct materially and demonstrably injurious to our property or business (including fraud, misappropriation of funds or other property, other willful misconduct, gross negligence or conviction of a felony or any crime involving moral turpitude) or (iii) commits a material breach of the agreement. In addition, we may at any time terminate the agreement if Mr. Peebler suffers permanent and total disability for a period of at least 180 consecutive days or if Mr. Peebler dies. Mr. Peebler may terminate his employment agreement for “good reason” if we breach any material provision of the agreement, we assign to Mr. Peebler any duties materially inconsistent with his position, we remove him from his current office, materially reduce his duties, functions, responsibilities or authority, or take other action that results in a diminution in his office, position, duties, functions, responsibilities or authority, or we relocate his workplace by more than 30 miles.

In his agreement, Mr. Peebler agrees not to compete against us, assist any competitor, attempt to solicit any of our suppliers or customers, or solicit any of our employees, in any case during his employment and for a period of two years after his employment ends. The employment agreement also contains provisions relating to protection of our confidential information and intellectual property. We also agreed to indemnify Mr. Peebler to the fullest extent permitted by our certificate of incorporation and bylaws, and to provide him coverage under our directors’ and officers’ liability insurance policies to the same extent as our other executives.

For a discussion of the provisions of Mr. Peebler’s employment agreement regarding compensation to Mr. Peebler in the event of our change of control or his termination without cause or for good reason, see “Potential Payments Upon Termination or Change of Control — Robert P. Peebler” below.

R. Brian Hanson

Our employment agreement with Mr. Hanson was entered into on April 26, 2006, and became effective on May 22, 2006. The agreement provides for Mr. Hanson to serve as our Executive Vice President and Chief Financial Officer for an initial term of three years. Any change of control of our company occurring after May 22, 2007, will cause the remaining term of Mr. Hanson’s employment agreement to automatically adjust to two years, commencing on the effective date of the change of control.

The agreement provides for Mr. Hanson to receive an initial base salary of $275,000 per year and be eligible to receive an annual performance bonus under our incentive compensation plan, with target plan incentive at 50 percent of his annual base salary and an opportunity under the plan to earn up to 100 percent of his annual base salary. In September 2006, Mr. Hanson’s annual base salary was increased to $285,000. Under the agreement, Mr. Hanson was granted 75,000 shares of restricted stock and options to purchase 75,000 shares of our common stock. In the agreement, we also agreed to indemnify Mr. Hanson to the fullest extent permitted by our certificate of incorporation and bylaws, and to provide him coverage under our directors’ and officers’ liability insurance policies to the same extent as other company executives.

For a discussion of the provisions of Mr. Hanson’s employment agreement regarding compensation to Mr. Hanson in the event of our change of control or his termination without cause or for good reason, see “Potential Payments Upon Termination or Change of Control — R. Brian Hanson” below.

Michael (Mick) K. Lambert

Mr. Lambert retired as the President and Chief Executive Officer of GXT on December 31, 2006. We entered into an agreement with Mr. Lambert on October 19, 2006, setting forth his separation arrangements. We also entered into a consulting services agreement with Mr. Lambert, effective on January 1, 2007, whereby Mr. Lambert agreed to provide management advisory consulting services and certain other project services to GXT for a period of 14 months commencing on January 1, 2007. The terms of Mr. Lambert’s separation arrangements principally provide that he will be eligible to receive during 2007 his bonus with regard to 2006 in accordance with the criteria and terms of our incentive bonus plan, and that he will be entitled to retain his vested stock options in accordance with the terms of our stock option plans and his existing stock option agreements.

Mr. Lambert’s consulting agreement provides that he will be paid a total of $311,197 for his services during the term of the agreement. The agreement obligates Mr. Lambert to maintain the confidentiality of GXT’s confidential information and to transfer to GXT all rights to any technology developed by him during his term as consultant. In addition, for the term of the agreement, Mr. Lambert agrees not to compete against

GXT or solicit or hire GXT’s employees. GXT and Mr. Lambert each have the right to terminate the agreement in the event of a breach of the agreement by the other party.

Christopher M. Friedemann

In connection with Mr. Friedemann’s joining the company as an employee in August 2003, we agreed to pay him a minimum of three months’ base salary if his employment is terminated by us without cause.

David L. Roland

Our employment agreement with Mr. Roland was entered into on June 15, 2004. The agreement provides for Mr. Roland to serve as our Vice President, General Counsel and Corporate Secretary until June 15, 2006, and thereafter for additional successive terms of one year each, unless terminated by us or Mr. Roland at the end of the initial term or any additional term. Under the agreement, Mr. Roland is entitled to a minimum annual base salary of $175,000 and is eligible to receive a bonus under the terms of our annual incentive compensation plan. Mr. Roland’s annual base salary is currently $225,000. Under the agreement, Mr. Roland was awarded an initial grant of 10,000 shares of restricted stock and stock options to purchase 25,000 shares under our 2000 Long-Term Incentive Plan. His agreement also provides that Mr. Roland is entitled to participate in all of our employee benefit plans available to senior executives at a level commensurate with his position. In his agreement, we also agreed to indemnify Mr. Roland to the fullest extent permitted by our certificate of incorporation and bylaws, and to provide him coverage under our directors’ and officers’ liability insurance policies to the same extent as our other executives.

For a discussion of the provisions of Mr. Roland’s employment agreement regarding compensation to Mr. Roland in the event of our change of control or his termination without cause or for good reason, see “Potential Payments Upon Termination or Change of Control — David L. Roland” below.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised stock options and shares of restricted stock held by our named executive officers at December 31, 2006:

	Option Awards(1)					Stock Awards(2)
								Equity
								Incentive
								Plan	Equity
			Equity					Awards:	Incentive Plan
			Incentive					Number of	Awards:
			Plan					Unearned	Market or
			Awards:			Number	Market	Shares,	Payout Value
	Number of	Number of	Number of			of Shares	Value of	Units or	of Unearned
	Securities	Securities	Securities			or Units	Shares or	Other	Shares, Units
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	That	Stock That	That Have	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)(3)	Vested (#)	Vested ($)

Robert P. Peebler	20,000	—	—	5.25	11/03/2009	—	—	—	—
	10,000	—		8.50	11/01/2010
	10,000	—		8.45	11/01/2011
	10,000	—		4.35	11/03/2012
	1,251,389	73,611		6.00	3/31/2013
R. Brian Hanson	—	75,000	—	8.73	5/22/2016	75,000	1,022,250	—	—
	—	20,000		9.97	9/01/2016
Michael K. Lambert(4)	42,500	—	—	7.09	6/30/2007	—	—	—	—
	10,000	—		7.31	6/29/2007
Christopher M. Friedemann	63,750	21,250	—	4.90	8/04/2013	19,999	272,586	—	—
	30,000	30,000		9.84	9/01/2014
	10,000	30,000		7.31	8/02/2015
	—	40,000		9.97	9/01/2016
David L. Roland	12,500	12,500	—	8.95	4/26/2014	16,332	222,605	—	—
	7,500	7,500		9.84	9/01/2014
	6,250	18,750		7.31	8/02/2015
	—	30,000		9.97	9/01/2016

(1)	With the exception of the 42,500 “inducement options” held by Mr. Lambert at December 31, 2006 (see footnote 3 to 2006 Summary Compensation Table above), all stock option information in this table relates to nonqualified stock options granted under our various stock plans. All of the options in this table, except for the options held by Mr. Peebler, vest 25% each year over a four-year period. While he served on our Board of Directors prior to joining us as our President and Chief Executive Officer in 2003, Mr. Peebler was awarded options under our 1996 Non-Employee Director Stock Option Plan to purchase 50,000 shares of our common stock. The non-employee director options vested on various dates between zero and three years from their respective date of grant. In addition, in 2003, under the terms of his employment agreement, Mr. Peebler received a one-time grant of options to purchase 1,325,000 shares of our common stock at $6.00 per share, which options vested in equal amounts monthly over a 3-year period commencing March 31, 2004. At March 31, 2003, the date of grant, the closing sale price per share of our common stock on the NYSE was $3.60. See “Employment Agreements — Robert P. Peebler” above.

(2)	All of the amounts shown represent shares of restricted stock granted under our 2000 Restricted Stock Plan or 2004 Long-Term Incentive Plan. While unvested, the holder is entitled to the same voting and dividend rights as all other holders of common stock. In each case, the grants of shares of restricted stock vest in one-third increments each year, over a three-year period.

(3)	The market value of Mr. Hanson’s shares of unvested restricted stock was calculated by multiplying 75,000 shares by $13.63 (the closing price per share of our common stock on the NYSE on December 29, 2006). The market value of Mr. Friedemann’s shares of unvested restricted stock was calculated by multiplying 19,999 shares by $13.63. The market value of Mr. Roland’s shares of unvested restricted stock was calculated by multiplying 16,333 shares by $13.63.

(4)	Mr. Lambert resigned as an officer and employee on December 31, 2006. Upon his resignation, 3,333 shares of unvested restricted stock and unvested options covering 72,500 shares of common stock were forfeited by him.

2006 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information with respect to option and stock exercises by the named executive officers during the year ended December 31, 2006:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($)(2)

Robert P. Peebler	—	—	—	—
R. Brian Hanson	—	—	—	—
Michael K. Lambert	45,110	305,404	1,667	16,053
Christopher M. Friedemann	—	—	11,667	113,520
David L. Roland	—	—	6,667	67,103

(1)	The value realized by Mr. Lambert on exercise was calculated by multiplying 45,110 shares underlying his exercised options by $9.2602 (his sales price per share) and then deducting the aggregate exercise price for those shares equal to $2.49 per share for these options.

(2)	The value realized by Mr. Lambert on the vesting of his restricted stock awards was calculated by multiplying 1,667 shares by $9.63 (the closing price per share of our common stock on the NYSE on his August 2, 2006 vesting date). The value realized by Mr. Friedemann on the vesting of his restricted stock awards was calculated by multiplying (a) 5,000 shares by $9.61 (the closing price per share on his August 4, 2006 vesting date), (b) 3,333 shares by $10.01 (the closing price per share on his September 1, 2006 vesting date) and (c) 3,334 shares by $9.63 (the closing price per share on his August 2, 2006 vesting date). The value realized by Mr. Roland on the vesting of his restricted stock awards was calculated by multiplying (a) 3,333 shares by $10.31 (the closing price per share on his April 26, 2006 vesting date), (b) 1,667 shares by $10.01 (the closing price per share on his September 1, 2006 vesting date) and 1,667 shares by $9.63 (the closing price per share on his August 2, 2006 vesting date).

Potential Payments Upon Termination or Change of Control

The following summaries set forth estimated potential payments payable to our named executive officers upon termination of employment or a change of control of our company under their current employment agreements and our stock plans and other compensation programs as if his employment had so terminated for these reasons, or the change of control had so occurred, on December 31, 2006. The Compensation Committee may in its discretion revise, amend or add to the benefits if it deems advisable. For purposes of the following summaries, dollar amounts are estimates based on annual base salary as of December 31, 2006, benefits paid to the named executive officer in fiscal 2006 and stock and option holdings of the named executive officer as of December 31, 2006. The summaries assume a price per share of our common stock of $13.63 per share, which was the closing price per share on December 29, 2006, the last business day of 2006, as reported on the New York Stock Exchange. The actual amounts to be paid to the named executive officers can only be determined at the time of each executive’s separation from the company.

Robert P. Peebler

Termination and Change of Control.  Mr. Peebler is entitled to certain benefits under his employment agreement upon any of the following:

•	we terminate his employment other than for cause, death or disability;

•	Mr. Peebler resigns for “good reason”; or

•	Mr. Peebler resigns after remaining with us or with our successor for a period of 18 months following a change of control involving our company (as defined in his agreement).

In the above scenarios, Mr. Peebler would be entitled to receive the following (less applicable withholding taxes and subject to compliance with his two-year non-compete, non-solicit and no-hire obligations):

•	a lump sum equal to 0.99 times his annual base salary;

•	over a two-year period an amount equal to two times his annual base salary; and

•	all incentive plan bonuses then due to him under the terms of the relevant incentive compensation plan in effect for any previous year and a prorated portion of the target incentive plan bonus that he would have been eligible to receive under any incentive compensation plan in effect with respect to the current year.

We believe the above 18-month change-of-control benefit maximizes stockholder value because it motivates Mr. Peebler to remain in his position for a lengthy period following a change of control to ensure a smoother integration and transition for the new owners. Given his unique and high levels of experience and expertise in the seismic industry, we believe Mr. Peebler’s severance structure is in our best interest because it ensures that for a two-year period after leaving our employment, Mr. Peebler will not be in a position to compete with us or otherwise adversely affect our business. Mr. Peebler’s severance provisions are more generous than those of the other named executive officers and reflect the greater interest we have in protecting against any future competition from Mr. Peebler after his employment with us and also the greater opportunity costs he would bear if we decided to change our chief executive officer.

Upon a “change of control” involving our company (as that term is defined in his employment agreement and the applicable stock plans), all of Mr. Peebler’s stock options and restricted stock will automatically accelerate and become fully vested. Upon any of the above events, we would not be required to provide any medical continuation or death or disability benefits for Mr. Peebler that are not also available to our other employees as required by law or the applicable benefit plan.

Death or Disability.  Upon his death or disability, any options or restricted stock Mr. Peebler holds under our 2004 Long-Term Incentive Plan would automatically accelerate and become fully vested. As of December 31, 2006, Mr. Peebler held no awards granted from our 2004 Long-Term Incentive Plan. Mr. Peebler’s employment agreement provides for him to receive an award of shares of restricted stock during 2007, which award would most likely be granted from our 2004 Long-Term Incentive Plan. See “Employment Agreements — Robert P. Peebler” above.

Termination by Us for Cause or by Mr. Peebler Other Than for Good Reason.  Upon his termination or resignation for any other reason, Mr. Peebler is not entitled to any payment or benefit other than the payment of unpaid salary and accrued and unused vacation pay.

Mr. Peebler’s vested stock options will remain exercisable after his termination of employment, death, disability or retirement for periods of between 180 days and one year following such event, depending on the event and the terms of the applicable stock plan and grant agreement.

In addition, any voluntary termination of employment on or after December 31, 2010, will be treated for all purposes under our 2004 Long-Term Incentive Plan as a termination due to the retirement of Mr. Peebler, thereby causing all of his unvested stock options and restricted stock to automatically accelerate and become fully vested. As of December 31, 2006, Mr. Peebler held no awards granted from our 2004 Long-Term Incentive Plan. Mr. Peebler’s employment agreement provides for him to receive an award of shares of restricted stock during 2007, which award would most likely be granted from our 2004 Long-Term Incentive Plan. See “Employment Agreements — Robert P. Peebler” above.

Assuming Mr. Peebler’s employment was terminated under each of these circumstances or a change of control occurred on December 31, 2006, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):

				Value of
	Cash		Tax Gross-	Accelerated Equity
Scenario	Severance ($)(1)	Bonus ($)	Ups ($)	Awards ($)(2)

Without Cause or For Good Reason	1,495,000	375,000	—	—
Resign 18 months after change of control	1,495,000	375,000	584,556	—
Change of Control (regardless of termination)	—	—	—	561,652
Death or Disability	—	—	—	—
Voluntary Termination	—	—	—	—

(1)	$495,000 would be payable immediately and $1,000,000 would be payable over a two-year period. In addition to the listed amounts, if Mr. Peebler resigns or his employment is terminated for any reason, he would be entitled to be paid for his unused vacation days. Mr. Peebler is currently entitled to 20 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)	As of December 31, 2006, Mr. Peebler held unvested options to purchase 73,611 shares of our common stock and no shares of unvested restricted stock. The value of accelerated unvested options was calculated by multiplying 73,611 shares underlying Mr. Peebler’s unvested options by $13.63 (the closing price per share on December 29, 2006) and then deducting the aggregate exercise price for those shares equal to $6.00 per share for these options.

R. Brian Hanson

Termination and Change of Control.  Mr. Hanson is entitled to certain benefits under his employment agreement upon any of the following:

•	we terminate his employment other than for cause, death or disability;

•	Mr. Hanson resigns for “good reason”; or

•	Mr. Hanson resigns after remaining with us or with our successor for a period of 12 months following a change of control involving our company.

In the above scenarios, Mr. Hanson would be entitled to receive the following (less applicable withholding taxes and subject to compliance with non-compete, non-solicit and no-hire obligations):

•	over a two-year period an amount equal to two times his annual base salary;

•	all incentive plan bonuses then due to him under the terms of the relevant incentive compensation plan in effect for any previous year and a prorated portion of the target incentive plan bonus that he would have been eligible to receive under any incentive compensation plan in effect with respect to the current year; and

•	continuation of coverage of insurance covering Mr. Hanson as of the date of his termination for a period of one year at the same cost to him as prior to the termination.

We believe the above 12-month change-of-control benefit maximizes stockholder value because it motivates Mr. Hanson to remain in his position for a sufficient period following a change of control to ensure a smoother integration and transition for the new owners.

Upon a “change of control” involving our company (as that term is defined in his employment agreement and the applicable stock plans), all of Mr. Hanson’s stock options and restricted stock will automatically accelerate and become fully vested. In addition, any change of control of our company occurring after May 22, 2007, will cause the remaining term of Mr. Hanson’s employment agreement to automatically adjust to two years, commencing on the effective date of the change of control.

Death, Disability or Retirement.  Upon his death, disability or retirement, all options and restricted stock Mr. Hanson holds would automatically accelerate and become fully vested.

Termination by Us for Cause or by Mr. Hanson Other Than for Good Reason.  Upon any termination by us for cause or any resignation by Mr. Hanson for any reason other than “good reason” (as defined in his employment agreement), Mr. Hanson is not entitled to any payment or benefit other than the payment of unpaid salary and accrued and unused vacation pay.

Mr. Hanson’s vested stock options will remain exercisable after his termination of employment, death, disability or retirement for periods of between 180 days and one year following such event, depending on the event and the terms of the applicable stock plan and grant agreement. If Mr. Hanson is terminated for cause, all of his vested and unvested stock options and unvested restricted stock will expire and no longer be exercisable.

If any payment or benefit under his employment agreement is determined to be subject to the excise tax for “excess parachute payments” under U.S. federal income tax rules, we have agreed to pay to Mr. Hanson an additional amount to adjust for the incremental tax costs of those payments to him.

Assuming Mr. Hanson’s employment was terminated under each of these circumstances or a change of control occurred on December 31, 2006, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):

					Value of
	Cash	Bonus	Insurance	Tax Gross	Accelerated Equity
Scenario	Severance ($)(1)	($)(2)	Continuation ($)(3)	Ups ($)	Awards ($)(4)

Without Cause or For Good Reason	570,000	142,500	10,747	—	—
Resign 12 months after change of control	570,000	142,500	10,747	—	—
Change of Control (regardless of termination)	—	—	—	—	1,462,950
Death, Disability or Retirement	—	—	—	—	1,462,950
Voluntary Termination	—	—	—	—	—

(1)	Payable over a two-year period. In addition to the listed amounts, if Mr. Hanson resigns or his employment is terminated for any reason, he would be entitled to be paid for his unused vacation days. Mr. Hanson is currently entitled to 20 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)	Represents an estimate of the target bonus payment Mr. Hanson would be entitled to receive pursuant to our 2006 Senior Leadership Bonus Plan. The actual bonus payment he would be entitled to receive upon his termination may be different from the estimated amount, depending on the achievement of payment criteria under the bonus plan.

(3)	The value of insurance continuation contained in the above table is the total cost of COBRA continuation coverage for Mr. Hanson, maintaining his same levels of medical, dental and other insurance in effect as of December 31, 2006, less the amount of premiums to be paid by Mr. Hanson for such coverage.

(4)	As of December 31, 2006, Mr. Hanson held 75,000 unvested shares of restricted stock and unvested stock options to purchase 95,000 shares of common stock. The value of accelerated unvested options was calculated by multiplying 95,000 shares underlying Mr. Hanson’s unvested options by $13.63 (the closing price per share on December 29, 2006) and then deducting the aggregate exercise prices for those shares (equal to $8.73 per share for 75,000 options and $9.97 per share for 20,000 options). The value of accelerated unvested restricted stock was calculated by multiplying 75,000 shares by $13.63 (the closing price per share on December 29, 2006).

Michael (Mick) K. Lambert

Mr. Lambert retired from employment with us on December 31, 2006. As a result, Mr. Lambert does not have any current or future rights to payments or other entitlements upon any future termination of employment or change of control.

Christopher M. Friedemann

Mr. Friedemann is entitled to receive a minimum of three months’ base salary (less applicable withholding taxes) if we terminate his employment without cause. Upon a change of control involving our company, all of Mr. Friedemann’s unvested stock options and restricted stock will automatically accelerate and become fully vested. Upon his retirement, all options and restricted stock Mr. Friedemann holds will automatically accelerate and become fully vested. Upon his death or disability, all options and restricted stock Mr. Friedemann holds (other than 21,250 unvested options he holds that were granted under our 2000 Long-Term Incentive Plan) will automatically accelerate and become fully vested.

Mr. Friedemann’s vested stock options will remain exercisable after his termination of employment, death, disability or retirement for periods of between 180 days and one year following such event, depending on the event and the terms of the applicable stock plan and grant agreement. If Mr. Friedemann is terminated for cause, all of his vested and unvested stock options and unvested restricted stock will expire and no longer be exercisable.

Assuming Mr. Friedemann’s employment was terminated under each of these circumstances or a change of control occurred on December 31, 2006, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):

		Value of
	Cash	Accelerated Equity
Scenario	Severance ($)(1)	Awards ($)(2)

Without Cause	57,500	—
Change of Control (regardless of termination) or Retirement	—	907,799
Death or Disability	—	722,286
Voluntary Termination	—	—

(1)	In addition to the listed amounts, if Mr. Friedemann resigns or his employment is terminated for any reason, he would be entitled to be paid for his unused vacation days. Mr. Friedemann is currently entitled to 20 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)	As of December 31, 2006, Mr. Friedemann held 19,999 unvested shares of restricted stock and unvested options to purchase 121,250 shares of our common stock (options for 100,000 of which are subject to accelerated vesting upon death or disability). The value of accelerated unvested options in the event of change of control or retirement was calculated by multiplying 121,250 shares underlying Mr. Friedemann’s unvested options by $13.63 (the closing price per share on December 29, 2006) and then deducting the aggregate exercise prices for those shares (equal to $4.90 per share for 21,250 options, $9.84 per share for 30,000 options, $7.31 per share for 30,000 options and $9.97 per share for 40,000 options). The value of accelerated unvested options in the event of death or disability was calculated in an identical manner except excluding options to purchase 21,250 shares for an exercise price of $4.90 per share. The value of accelerated unvested restricted stock was calculated by multiplying 19,999 shares by $13.63 (the closing price per share on December 29, 2006).

David L. Roland

Termination and Change of Control.  Mr. Roland is entitled to certain benefits under his employment agreement upon any of the following:

•	we terminate his employment other than for cause, death or disability; or

•	Mr. Roland resigns for “good reason” (as defined in his agreement).

In the above scenarios, Mr. Roland would be entitled to receive the following (less applicable withholding taxes):

•	over a one-year period an amount equal to his annual base salary;

•	all incentive plan bonuses then due to him under the terms of the relevant incentive compensation plan in effect for any previous year and a prorated portion of the target incentive plan bonus that he would have been eligible to receive under any incentive compensation plan in effect with respect to the current year; and

•	continuation of coverage of insurance covering Mr. Roland as of the date of his termination for a period of one year at the same cost to him as prior to the termination.

Upon a change of control involving our company, all of Mr. Roland’s stock options and restricted stock will automatically accelerate and become fully vested. Mr. Roland’s employment agreement contains no change-of-control severance payment rights.

Death, Disability or Retirement.  Upon his retirement, all options and restricted stock Mr. Roland holds will automatically accelerate and become fully vested. Upon his death or disability, all options and restricted stock Mr. Roland holds (other than 12,500 unvested options he holds that were granted under our 2000 Long-Term Incentive Plan) will automatically accelerate and become fully vested.

Termination by Us for Cause or by Mr. Roland Other Than for Good Reason.  Upon his termination or resignation for any other reason, Mr. Roland is not entitled to any payment or benefit other than the payment of unpaid salary and accrued and unused vacation pay.

Mr. Roland’s vested stock options will remain exercisable after his termination of employment, death, disability or retirement for periods of between 180 days and one year following such event, depending on the event and the terms of the applicable stock plan and grant agreement. If Mr. Roland is terminated for cause, all of his vested and unvested stock options and unvested restricted stock would expire and no longer be exercisable.

Assuming Mr. Roland’s employment was terminated under each of these circumstances or a change of control occurred on December 31, 2006, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):

				Value of
	Cash		Insurance	Accelerated Equity
Scenario	Severance ($)(1)	Bonus ($)(2)	Continuation ($)(3)	Awards ($)(4)

Without Cause or For Good Reason	225,000	112,500	10,785	—
Change of Control (regardless of termination) or Retirement	—	—	—	537,831
Death or Disability	—	—	—	479,331
Voluntary Termination	—	—	—	—

(1)	Payable in monthly installments over a one-year period. In addition to the listed amounts, if Mr. Roland resigns or his employment is terminated for any reason, he would be entitled to be paid for his unused vacation days. Mr. Roland is currently entitled to 15 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)	Represents an estimate of the target bonus payment Mr. Roland would be entitled to receive pursuant to our 2006 Senior Leadership Bonus Plan. The actual bonus payment he would be entitled to receive upon his termination may be different from the estimated amount, depending on the achievement of payment criteria under the bonus plan.

(3)	The value of insurance continuation contained in the above table is the total cost of COBRA continuation coverage for Mr. Roland, maintaining his same levels of medical, dental and other insurance in effect as of December 31, 2006, less the amount of premiums to be paid by Mr. Roland for such coverage.

(4)	As of December 31, 2006, Mr. Roland held 16,332 unvested shares of restricted stock and unvested options to purchase 68,750 shares of our common stock (options for 56,250 of which are subject to accelerated vesting upon death or disability). The value of accelerated unvested options in the event of change of control or retirement was calculated by multiplying 68,750 shares underlying Mr. Roland’s unvested options by $13.63 (the closing price per share on December 29, 2006) and then deducting the aggregate exercise prices for those shares ($8.95 per share for 12,500 options, $9.84 per share for 7,500 options, $7.31 per share for 18,750 options and $9.97 per share for 30,000 options). The value of accelerated unvested options in the event of death or disability was calculated in an identical manner except excluding options to purchase 12,500 shares for an exercise price of $8.95 per share. The value of accelerated unvested restricted stock was calculated by multiplying 16,332 shares by $13.63 (the closing price per share on December 29, 2006).

2006 PENSION BENEFITS

None of our named executive officers participates or has account balances in any qualified or non-qualified defined benefit plans sponsored by us.

2006 NONQUALIFIED DEFERRED COMPENSATION

None of our named executive officers participates or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

DIRECTOR COMPENSATION

General

I/O employees who are also directors do not receive any fee or remuneration for services as members of our Board of Directors. We currently have seven non-employee directors who qualify for compensation. In addition to being reimbursed for all reasonable out-of-pocket expenses that the director incurs attending Board meetings and functions, our outside directors receive an annual retainer fee of $30,000, which each director may elect in advance to receive either in cash or in shares of our common stock valued at their fair market value as of the date of their issuance. In addition, the Chairman of the Audit Committee is entitled to receive an annual retainer fee of $12,500, the Chairman of the Compensation Committee is entitled to receive an annual retainer fee of $10,000, and the Chairman of the Governance Committee is entitled to receive an annual retainer fee of $5,000. Each Committee Chairman may elect to receive the retainer for serving as Chairman in cash or in shares of common stock valued at their fair market value as of the date of their issuance. Shares issued in lieu of cash for retainer fees are valued at the closing price per share on the last trading date before our annual stockholders meeting each year. Outside directors also receive, in cash, $2,000 for each Board meeting and $2,000 for each committee meeting attended (unless the committee meeting is held in conjunction with a Board meeting, in which case the fee for committee meeting attendance is $1,000) and $1,000 for each Board or committee meeting held via teleconference.

Each outside director also receives an initial grant of options to purchase 20,000 shares of our stock upon joining the Board and follow-on grants of options to purchase 12,500 shares of our stock each year. All option awards to directors during 2006 were made from the 2004 Long-Term Incentive Plan and were granted on December 1, 2006.

In 1992, we adopted a Directors Retirement Plan. We discontinued this plan in 1996. Mr. Elliott is the only director entitled to receive any benefits under the Directors Retirement Plan. This plan requires us to make a lump sum payment to Mr. Elliott following his retirement from the Board, in an amount equal to the present value of $15,000 to be received annually for a period of ten years.

The following table summarizes the compensation paid by the company to non-employee directors in 2006:

				Change in
				Pension
				Value and
			Non-Equity	Nonqualified
			Incentive	Deferred
	Fees Earned	Option	Plan	Compensation	All Other
	or Paid in	Awards	Compensation	Earnings	Compensation	Total
Name(1)	Cash ($)(2)	($)(3)	($)	($)	($)	($)

James M. Lapeyre, Jr.	56,000	62,125	—	—	—	118,125
Bruce S. Appelbaum, PhD	55,000	75,792	—	—	—	130,792
Theodore H. Elliott, Jr.	53,000	62,125	—	—	—	115,125
Franklin Myers	62,000	62,125	—	—	—	124,125
S. James Nelson, Jr.	67,500	201,228	—	—	—	244,462
John N. Seitz	52,000	75,792	—	—	—	127,792
Sam K. Smith	46,000	62,125	—	—	—	108,125

(1)	Robert P. Peebler, our President and Chief Executive Officer, is not included in this table because he is an employee of the company and therefore received no compensation for his services as a director. The compensation received by Mr. Peebler as an employee of the company is shown in the 2006 Summary Compensation Table above.

(2)	Each non-employee director has the right to elect to receive shares of our common stock in lieu of any or all of his annual cash retainer, including retainers for serving as a committee chair or lead outside director, which is included in the amount reported in this column. In each case, the stock was issued on May 17, 2006, the date of our 2006 annual meeting of stockholders, and the number of shares received was determined based on a per share price of $8.91, the closing price per share for our common stock reported by the NYSE on May 16, 2006 (the last trading day preceding our 2006 annual meeting of stockholders). In 2006:

•	Mr. Lapeyre elected to receive 3,928 shares of common stock in lieu of approximately $34,998 of his annual retainer and Governance Committee chair retainer; and

•	Dr. Appelbaum elected to receive 1,684 shares of common stock in lieu of approximately $15,004 of his annual retainer.

•	Mr. Smith elected to receive 3,367 shares of common stock in lieu of approximately $30,000 of his annual retainer.

We made no stock awards (as that term is defined in Item 402(a) of Regulation S-K) to our non-employee directors during 2006, and have not typically granted stock awards to our non-employee directors.

(3)	All of the amounts shown represent value of stock options granted under our 2004 Long-Term Incentive Plan. In December 2006, each of our non-employee directors was granted an award of options to purchase 12,500 shares of our common stock for an exercise price of $10.85 per share. Grants of stock options to non-employee directors under the 2004 Long-Term Incentive Plan vest as follows:

(i) Awards during the director’s initial year of service vest in 33.33% consecutive annual installments on the first, second and third anniversary dates of the date of grant.

(ii) Awards during the director’s second full year of service vest in 50% consecutive annual installments on the first and second anniversary dates of the date of grant.

(iii) Awards during the director’s third full year of service vest on the first anniversary date of the date of grant.

(iv) Awards following the completion of the director’s third full year of service vest on the date of grant.

The values contained in the table are based on the compensation cost of the award with respect to fiscal 2006 computed in accordance with FAS 123R for financial statement reporting purposes (excluding any impact of assumed forfeiture rates) and therefore the values for option awards contained in the table for Dr. Appelbaum, Mr. Seitz and Mr. Nelson include amounts from awards granted prior to 2006. For a discussion of valuation assumptions utilized in all reported option award valuations, see Note 13 to our 2006 Audited Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006.

As of December 31, 2006, our non-employee directors held the following I/O equity awards:

	Stock
	Awards	Option Awards
Name	(#)	(#)

James M. Lapeyre, Jr.	—	107,500
Bruce S. Appelbaum, PhD	—	67,500
Theodore H. Elliott, Jr.	—	109,500
Franklin Myers	—	67,500
S. James Nelson, Jr.	—	57,500
John N. Seitz	—	67,500
Sam K. Smith	—	137,500

Equity Compensation Plan Information
(as of December 31, 2006)

			Number of Securities
			Remaining Available for
		Weighted-Average	Future Issuance Under
	Number of Securities to	Exercise Price of	Equity Compensation
	be Issued Upon Exercise	Outstanding	Plans (Excluding
	of Outstanding Options,	Options, Warrants	Securities Reflected
	Warrants and Rights	and Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders
Amended and Restated 1990 Stock Option Plan	608,000	$10.69	0
Amended and Restated 1991 Directors Stock Option Plan	—	—	0
Amended and Restated 1996 Non-Employee Director Stock Option Plan	557,000	$7.61	—
1998 Restricted Stock Plan	—	—	2,807
2000 Long-Term Incentive Plan	924,663	$7.64	0
Employee Stock Purchase Plan	—	—	333,385
2003 Stock Option Plan	1,500,000	$6.00	0
2004 Long-Term Incentive Plan	2,304,000	$9.04	696,286
GX Technology Corporation Employee Stock Option Plan	627,137	$2.35	0

Subtotal	6,307,898		699,093
Equity Compensation Plans Not Approved by Security Holders
Non-Employee Directors’ Retainer Plan	—	—	35,068
2000 Restricted Stock Plan	—	—	406
Input/Output, Inc. — April 2005 Inducement Equity Program	55,000	$6.49	0
Input/Output, Inc. — Concept Systems Employment Inducement Stock Option Program	181,250	$6.42	0
Input/Output, Inc. — GX Technology Corporation Employment Inducement Stock Option Program	280,500	$7.09	0

Subtotal	516,750		406

Total	6,824,648		699,499

Non-Employee Directors’ Retainer Plan.  In 2001, our Board adopted arrangements whereby our non-employee directors can elect to receive their annual retainer for service as a director, and any retainer for serving as a committee chairman, in cash or in common stock. Any common stock issued pursuant to these arrangements is valued at the closing price of our common stock on the date before issuance. The Board reserved 100,000 of our treasury shares for issuance under these arrangements.

2000 Restricted Stock Plan.  During 2000, our Board approved the Input/Output, Inc. 2000 Restricted Stock Plan. This plan grants the Compensation Committee the authority to make awards of restricted stock of up to 200,000 shares of our common stock in order to attract and retain key employees of I/O and our subsidiaries. Awards may be made from authorized and unissued shares or treasury shares, but the plan provides that shares delivered under the initial grants under the plan must be made only from treasury shares or common stock repurchased by I/O. As of December 31, 2006, there were 94,332 shares of restricted stock issued and outstanding under this plan.

Under the terms of this plan, I/O enters into individual award agreements with participants designated by the Compensation Committee specifying the number of shares of common stock granted under the award, the price (if any) to be paid by the grantee for the restricted stock, the restriction period during which the award is subject to forfeiture, and any performance objectives specified by the Committee. Participants are not permitted to sell, transfer or pledge their restricted stock during their restriction period.

Upon termination of a participant’s employment with us for any reason other than death, disability or retirement, all non-vested shares of restricted stock will be forfeited. In addition, in the event of a change of control of I/O, all shares of restricted stock will become fully vested. Unless sooner terminated, the 2000 Restricted Stock Plan will expire on March 13, 2010.

Input/Output, Inc. April 2005 Inducement Equity Program.  As a material inducement to Teng Beng Koid to join our company as Vice President, Business Development of our Imaging Systems Group, in April 2005 we entered into an Employment Inducement Restricted Stock Agreement and an Employment Inducement Stock Option Agreement with him. These agreements provided for the grant to Mr. Koid of 20,000 shares of restricted common stock and stock options to purchase 55,000 shares of common stock. The term of his stock options expires on April 4, 2015, and the options become exercisable in four equal installments with respect to 25% of the underlying shares on the first, second, third and fourth consecutive anniversary dates of the date of grant. The options may be sooner exercised upon the occurrence of a change of control of I/O. The shares of restricted stock vest in three equal installments with respect to 33.33% of the underlying shares on the first, second and third consecutive anniversary dates of the date of grant. The restricted stock may vest sooner upon the occurrence of a change of control of I/O.

Input/Output, Inc. — Concept Systems Employment Inducement Stock Option Program.  In connection with our acquisition of the share capital of Concept Systems Holding Limited in February 2004, we entered into employment inducement stock option agreements with 12 key employees of Concept as material inducements to their joining I/O. The terms of these stock options are for 10 years, and the options become exercisable in four equal installments each year with respect to 25% of the shares on the first, second, third and fourth consecutive anniversary dates of the date of grant. The options may be sooner exercised upon the occurrence of a change of control of I/O. The number of shares of common stock covered by each option is subject to adjustment to prevent dilution resulting from stock dividends, stock splits, recapitalizations or similar transactions.

Input/Output, Inc. — GX Technology Corporation Employment Inducement Stock Option Program.  In connection with our acquisition of all of the capital stock of GX Technology Corporation in June 2004, we entered into employment inducement stock option agreements with 29 key employees of GXT as material inducements to their joining I/O. The terms of these stock options are for 10 years, and the options become exercisable in four equal installments each year with respect to 25% of the shares each on the first, second, third and fourth consecutive anniversary dates of the date of grant. The options may be sooner exercised upon the occurrence of a “change of control” of I/O. The number of shares of common stock covered by each option is subject to adjustment to prevent dilution resulting from stock dividends, stock splits, recapitalizations or similar transactions.

ITEM 2 — PROPOSAL TO AMEND THE
INPUT/OUTPUT, INC. 2004 LONG-TERM INCENTIVE PLAN

Proposed Amendments

On May 3, 2004, our Board of Directors adopted the Input/Output, Inc. 2004 Long-Term Incentive Plan (the “2004 Plan”), and the 2004 Plan was approved by the stockholders of I/O at the 2004 Annual Meeting. At the 2005 Annual Meeting, held on May 4, 2005, our stockholders approved certain amendments to the 2004 Plan. The principal amendment was to increase the total number of shares of I/O’s common stock available for issuance under the 2004 Plan from 1,000,000 to 2,600,000. At the 2006 Annual Meeting, held on May 17, 2006, our stockholders approved certain additional amendments to the 2004 Plan to (a) increase the total number of shares of I/O’s common stock available for issuance under the 2004 Plan from 2,600,000 to 4,300,000 shares and (b) add equity compensation awards to non-employee directors.

On March 13, 2007, our Board of Directors approved, subject to stockholder approval, further amendments to the 2004 Plan. The principal amendment to the 2004 Plan is to increase by 2,400,000 the total number of shares of I/O’s common stock available for issuance under the 2004 Plan.

Our Board of Directors believes it is desirable to increase the number of shares available for issuance under the 2004 Plan in order to (i) continue to promote stockholder value by providing appropriate incentives to key employees and certain other individuals who perform services for I/O and its affiliates and (ii) continue awarding non-employee directors with stock options, restricted stock and other forms of equity compensation as a means to retain capable directors and attract and recruit qualified new directors in a manner that promotes ownership of a proprietary interest in the Company. As of February 28, 2007, without giving effect to the 2007 amendments, there were 3,290,037 shares issued or committed for issuance under outstanding options or other awards under the 2004 Plan and only 696,786 shares available for future grant and issuance to our employees and non-employee directors.

Description of the 2004 Plan

The material features of the 2004 Plan are described below. The complete text of the 2004 Plan, including the proposed amendments, is included as Appendix A to this proxy statement. The following summary is qualified by reference to such copy of the amended 2004 Plan that is attached as Appendix A.

General

The 2004 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA), and is not a “qualified plan” within the meaning of section 401 of the Internal Revenue Code. The primary objective of the 2004 Plan is to promote the long-term financial success of I/O and its subsidiaries and to increase stockholder value by: (a) encouraging the commitment of directors and selected key employees and consultants, (b) motivating superior performance of key employees and consultants by means of long-term performance related incentives, (c) encouraging and providing directors and selected key employees and consultants with a program for obtaining ownership interests in I/O that link and align their personal interests to those of our stockholders, (d) attracting and retaining directors and selected key employees and consultants by providing competitive incentive compensation opportunities, and (e) enabling directors and selected key employees and consultants to share in the long-term growth and success of the Company.

The 2004 Plan is administered by our Compensation Committee. The 2004 Plan provides for the granting of stock options, stock appreciation rights, performance share awards, restricted stock, restricted stock units and other equity-based awards that provide similar benefits. Certain awards under the 2004 Plan may be paid in cash or common stock, as determined by the Compensation Committee. The Compensation Committee has discretion to select the participants who will receive awards and to determine the type, size and terms of each award. Eligible participants under the plan include non-employee directors, key employees and independent consultants to I/O or its subsidiaries. The Compensation Committee will also make all other determinations that it decides are necessary or desirable in the interpretation and administration of the Plan. At the present time, all members of our Board of Directors other than Robert P. Peebler are considered non-employee directors for purposes of the 2004 Plan.

For information concerning stock options granted during 2006 under the 2004 Plan to I/O’s named executive officers, see “Executive Compensation — 2006 Grants of Plan-Based Awards.”

Shares Subject to the 2004 Plan

If the stockholders approve the amendments to the 2004 Plan, the Compensation Committee will be able to grant awards covering at any one time up to 6,700,000 shares of common stock. The number of shares of common stock available under the 2004 Plan and outstanding awards are subject to adjustment to prevent the dilution of rights of plan participants resulting from stock dividends, stock splits, recapitalizations or similar transactions. In addition to the shares reserved under the 2004 Plan, the plan also provides that there will be available for issuance under the 2004 Plan an additional 36,333 shares, which represents the number of shares that were reserved under the expired Input/Output, Inc. Amended and Restated 1996 Non-Employee Director Stock Option Plan (but not covered by exercised or outstanding options thereunder) and have been assumed under the terms of the 2004 Plan.

Awards under the 2004 Plan

Under the 2004 Plan, the Compensation Committee may grant awards in the form of Incentive Stock Options (ISOs), as defined in section 422 of the Internal Revenue Code, “nonstatutory” stock options (NSOs), stock appreciation rights (SARs), performance shares, and other stock-based awards. ISOs and NSOs together are referred to as “Options” for purposes of this description of the 2004 Plan. The terms of each award are reflected in an incentive agreement between I/O and the participant.

Options.  Generally, Options must be exercised within 10 years of the grant date, except with respect to ISO grants to a 10% or greater stockholder which are required to be exercised within five years. The exercise price of each Option may not be less than 100% of the fair market value of a share of common stock on the date of grant, or 110% in the case of an ISO grant to a 10% or greater stockholder. To the extent the aggregate fair market value of shares of common stock for which ISOs are exercisable for the first time by any employee during any calendar year exceeds $100,000, those Options must be treated as NSOs. The exercise price of each Option is payable in cash or, in the Compensation Committee’s discretion, by the delivery of shares of common stock owned by the optionee, or by any combination of these methods. No stock option issued under the 2004 Plan may be repriced, replaced or regranted through cancellation or by lowering the option price of a previously granted stock option.

SARs.  Upon the exercise of a SAR, the holder will receive cash, common stock, or a combination thereof, the aggregate value of which equals the amount by which the fair market value per share of the common stock on the exercise date exceeds the exercise price of the SAR, multiplied by the number of shares underlying the exercised portion of the SAR. A SAR may be granted in tandem with or independently of an NSO. SARs are subject to such conditions and are exercisable at such times as determined by the Compensation Committee, but the exercise price per share must be at least the fair market value of a share of common stock on the date of grant.

Performance Shares.  Performance Shares are awards of common stock contingent upon the degree to which performance objectives selected by the Compensation Committee are achieved during a specified period, subject to adjustment by the Compensation Committee. The Compensation Committee establishes performance objectives that may be based upon company, business segment, participant or other performance objectives as well as the period during which such performance objectives are to be achieved. Examples of performance criteria include, but are not limited to, pre-tax or after-tax profit levels, including: earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total shareholder return; return on assets, equity, capital or investment; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; levels of operating expense and maintenance expense or measures of customer satisfaction and customer service as determined from time to time, including the relative improvement therein. The Compensation Committee may make such adjustments in the computation of any performance measure, provided that any such modification does not prevent an award from qualifying for the “Performance-Based Exception” under section 162(m) of the Internal Revenue Code, which is described below. Performance shares may be awarded alone or in conjunction with other awards. Payment of performance shares may be made only in shares of common stock.

Restricted Stock/Restricted Stock Units.  Included in this category of awards are non-performance-based grants of shares of restricted stock and restricted stock units that vest over a period of time based on the participant’s continuing employment with I/O or its subsidiaries. Unless the Compensation Committee determines otherwise at the date of grant, shares of restricted stock will carry full voting rights and other rights as a stockholder, including rights to receive dividends and other distributions on common stock. Unrestricted shares of common stock will be delivered when the restrictions lapse. The Compensation Committee may also grant restricted stock units under the 2004 Plan, which entitle the participant to the issuance of shares of I/O common stock when the restrictions on the units awarded lapse.

Other Stock-Based Awards.  Other stock-based awards are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of common stock. Other types of Stock-Based Awards include, without limitation, Deferred Stock, purchase rights, Shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into Shares, Incentive Awards valued by reference to the value of securities of or the performance of a specified Subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Parent or Subsidiary. Subject to the terms of the 2004 Plan, the Compensation Committee may determine the terms and conditions of any stock-based awards, and those terms are to be set forth in the incentive agreement with the participant.

Supplemental Payments.  The Compensation Committee, either at the time of grant or at the time of exercise of an NSO or SAR or the time of vesting of performance shares, may provide for a supplemental payment by I/O to the participant in an amount specified by the Compensation Committee. The supplemental payment amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to the exercise of the NSO or SAR, the vesting of the performance shares and the receipt of a supplemental payment in connection therewith, assuming the participant is taxed at either the maximum effective income tax rate applicable to such awards or at a lower tax rate, as deemed appropriate by the Compensation Committee. The Compensation Committee shall have the discretion to grant supplemental payments that are payable in common stock or cash, determined by the Compensation Committee at the time of the payment.

Termination of Employment and Change in Control

Except as otherwise provided in the applicable incentive agreement, if a participant’s employment or other service is terminated other than due to his death, disability, retirement or for cause, any non-vested portion of Options or other applicable awards will terminate and no further vesting will occur. In such event, then exercisable Options and awards will remain exercisable until the earlier of the expiration date set forth in the incentive agreement or 180 days after the date of termination of employment, except with respect to ISOs, in which case the period is three months. If termination of employment is due to disability, death or retirement, (a) any restrictions on stock-based awards will be deemed satisfied and all outstanding Options will accelerate and become immediately exercisable and (b) a participant’s then exercisable Options will remain exercisable until the earlier of the expiration date of such Options or one year following termination (except for ISOs, which will remain exercisable for only three months following termination). Upon termination for cause, all vested and non-vested Options and unvested restricted stock will expire at the date of termination. Upon a change in control, any restrictions on stock-based awards will be deemed satisfied, all outstanding Options and SARs will accelerate and become immediately exercisable and all the performance shares and any other stock-based awards will become fully vested and deemed earned in full.

Performance-Based Exception

Under section 162(m) of the Internal Revenue Code, I/O may deduct, for federal income-tax purposes, compensation paid to its chief executive officer and four other most highly compensated executive officers only to the extent that such compensation does not exceed $1,000,000 for any such individual during any year, excluding compensation that qualifies as “performance-based compensation.” The 2004 Plan includes features necessary for certain awards under the plan to qualify as “performance-based compensation.” To qualify,

Options granted under the 2004 Plan to covered individuals must have an exercise price per share that is not less than the fair market value of a share of the common stock on the date of grant. Performance shares may qualify for the exemption only if the Compensation Committee establishes in writing objective performance goals for such awards no later than 90 days after the commencement of the performance period and no payments are made to participants pursuant to the awards until the Compensation Committee certifies in writing that the applicable performance goals have been met.

Federal Tax Consequences

The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

NSOs.  Under present regulations, an optionee who is granted an NSO will not realize taxable income at the time the Option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and, subject to section 162(m) of the Internal Revenue Code and the requirement of reasonableness I/O will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The optionee’s basis in the shares so acquired equal the option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the optionee will realize long- or short-term capital gain or loss, depending upon the length of time the shares are held after the option is exercised.

ISOs.  An optionee is not taxed at the time an ISO is granted. The tax consequences upon exercise and later disposition depend upon whether the optionee was an employee of I/O or a subsidiary at all times from the date of grant until three months preceding exercise, or one year in the case of death or disability, and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the option. If the optionee satisfies both the employment rule and the holding rule, for regular tax purposes the optionee will not realize income upon exercise of the Option and I/O will not be allowed an income tax deduction at any time. The difference between the option price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be. Neither the employment rule nor the holding rule will apply to the exercise of an Option by the estate of an optionee, provided that the optionee satisfied the employment rule as of the date of such optionee’s death. If the optionee meets the employment rule but fails to observe the holding rule, a disqualifying disposition, the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as long-term or short-term capital gain, depending on the length of time the stock was held after the option was exercised. If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the option price. In both situations, I/O’s tax deduction is limited to the amount of ordinary income recognized by the optionee. Different consequences apply for an optionee subject to the alternative minimum tax.

SARs.  Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then-current market value and the base price will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to I/O upon the grant or termination of SARs. However, upon the settlement of a SAR, I/O will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement. The federal income tax treatment for SARs may be effected beginning in 2005 by recently enacted changes to the Internal Revenue Code.

Performance Shares.  A participant is not taxed upon the grant of performance shares. Upon receipt of the underlying shares or cash, he will be taxed at ordinary income tax rates on the amount of cash received or the current fair market value of stock received, and I/O will be entitled to a corresponding tax deduction. The participant’s basis in any shares acquired pursuant to the settlement of performance shares will be equal to the amount of ordinary income on which he was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

Restricted Stock and Restricted Stock Units.  The current United States federal income tax consequences of the other stock-based awards authorized under the 2004 Plan are generally as follows: (i) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse unless the recipient elects to accelerate recognition as of the date of grant; (ii) restricted stock unit awards are generally subject to ordinary income tax at the time of payment or issuance of unrestricted shares; and (iii) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing instances, I/O will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Withholding.  I/O has the right to reduce the number of shares of common stock deliverable pursuant to the 2004 Plan by an amount which would have a fair market value equal to the amount of all federal, state or local taxes to be withheld, based on the tax rates then in effect or the tax rates that we reasonably believe will be in effect for the applicable tax year, or to deduct the amount of such taxes from any cash payment to be made to the participant, pursuant to the 2004 Plan or otherwise.

New Plan Benefits

It is not possible to predict the individuals who will receive future awards under the 2004 Plan or the number of shares of common stock covered by any future award because such awards are wholly within the discretion of the Compensation Committee. On February 28, 2007, the closing price of a share of common stock of I/O on the NYSE composite tape transactions was $13.52.

Termination or Amendment of the 2004 Plan

The Board may amend, alter or discontinue the 2004 Plan at any time. The Board or the Governance Committee may amend the terms of any award previously granted; however, no amendment or discontinuance may impair the existing rights of any participant without the participant’s consent. The Board may not amend the Plan without stockholder approval if the amendment would materially increase the benefits received by participants, materially increase the maximum number of shares that may be issued under the plan or materially modify the plan’s eligibility requirements, or require shareholder approval under tax or regulatory requirements. The 2004 Plan also provides that Options granted under the plan will not be (i) repriced by lowering the exercise price after grant or (ii) replaced or regranted through cancellation. In addition, I/O will seek the approval of its stockholders for any amendment if approval is necessary to comply with the Internal Revenue Code, federal or state securities laws or any other applicable rules or regulations. Unless sooner terminated, the Plan will expire on May 3, 2014, and no awards may be granted after that date.

The proposal to amend the 2004 Plan requires the approval of a majority of the votes cast at I/O’s 2007 Annual Meeting, so long as the total votes cast on the proposal exceeds 50% of the total number of shares of common stock outstanding.

Other Relevant Considerations

I/O has successfully used stock options, restricted stock and other forms of equity awards to attract and retain employees. In order to facilitate the objective of attracting and retaining valuable employee talent, I/O has regularly granted equity awards to a very broad base of employees. For example, 70 employees received stock option awards in 2006, covering 1,246,000 shares of common stock. The named executive officers received option awards for a total of 165,000 shares in 2006, approximately 13% of the total options awards in 2006. Likewise, 167 I/O employees received restricted stock or restricted stock unit awards in 2006, for an aggregate of 696,500 shares of restricted stock or restricted stock units (excluding performance grants that were later terminated). The named executive officers received awards totaling 93,000 shares of restricted stock in 2006, or approximately 13% of the total. I/O believes that its employee equity program has been very successful in both motivating employees and enhancing stockholder value.

The Board of Directors recommends that stockholders vote “FOR” the proposal to amend the Input/Output, Inc. 2004 Long-Term Incentive Plan.

ITEM 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

We have appointed Ernst & Young LLP as our independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2007. Services provided by Ernst & Young LLP to I/O in 2006 included the examination of our consolidated financial statements, review of our quarterly financial statements, statutory audits of our foreign subsidiaries, internal control audit services, audit of our 401(k) plan and consultations on various tax and accounting matters.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent auditors for 2007.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Regardless of the outcome of the vote, however, the Audit Committee at all times has the authority within its discretion to recommend and approve any appointment, retention or dismissal of our independent auditors.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings under the Securities Act of 1933 or the Exchange Act, except to the extent I/O specifically incorporates this Report by reference therein.

I/O’s management is responsible for I/O’s internal controls, financial reporting process, compliance with laws, regulations and ethical business standards and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. I/O’s independent registered public accounting firm is responsible for performing an independent audit of I/O’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Board of Directors of I/O appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the Audit Committee. Each year the Audit Committee reviews its Charter and reports to the Board on its adequacy in light of applicable rules of the New York Stock Exchange (NYSE). In addition, each year I/O furnishes a written affirmation to the NYSE relating to Audit Committee membership, the independence and financial management expertise of the Audit Committee and the adequacy of the Charter of the Audit Committee.

The Charter of the Audit Committee specifies that the primary purpose of the Audit Committee is to assist the Board in its oversight of: (1) the integrity of the financial statements of I/O; (2) compliance by I/O with legal and regulatory requirements; (3) the independence, qualifications and performance of I/O’s independent registered public accountants; and (4) the performance of I/O’s internal auditors and internal audit function. In carrying out these responsibilities, during 2006, and earlier in 2007 in preparation for the filing with the Securities and Exchange Commission (SEC) of I/O’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 10-K”), the Audit Committee, among other things:

•	reviewed and discussed the audited financial statements with management and I/O’s independent registered public accounting firm;

•	reviewed the overall scope and plans for the audit and the results of the examinations of I/O’s independent registered public accounting firm;

•	met with I/O management periodically to consider the adequacy of I/O’s internal controls over financial reporting and the quality of its financial reporting and discussed these matters with the independent registered public accounting firm and with appropriate I/O financial personnel and internal auditors;

•	discussed with I/O’s senior management, independent registered public accounting firm and internal auditors the process used for I/O’s chief executive officer and chief financial officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the 10-K and other periodic filings with the SEC;

•	reviewed and discussed with the I/O’s independent registered public accounting firm (1) their judgments as to the quality (and not just the acceptability) of I/O’s accounting policies, (2) the written communication required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and the independence of the independent registered public accounting firm, and (3) the matters required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, as amended “Communication with Audit Committees;”

•	based on these reviews and discussions, as well as private discussions with I/O’s independent registered public accounting firm and internal auditors, recommended to the Board of Directors the inclusion of the audited financial statements of I/O and its subsidiaries in the 2006 10-K; and

•	also recommended, subject to ratification by the stockholders, the selection of Ernst & Young LLP as I/O’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

The Audit Committee is the principal liaison between the Board of Directors and I/O’s independent registered public accounting firm. The functions of the Audit Committee are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm and are in no way designed to supersede or alter the traditional responsibilities of I/O’s management and independent registered public accountants. It is not the duty of the Audit Committee to plan or conduct audits or to determine that I/O’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for I/O’s financial reporting process, including its system of internal controls over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. I/O’s independent registered public accounting firm is responsible for expressing an opinion on those financial statements, on management’s assessment of internal control over financial reporting and on the effectiveness of internal control over financial reporting. Members of the Audit Committee are not employees of I/O or accountants or auditors by profession or experts in the fields of accounting or auditing. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, that I/O’s internal controls over financial reporting were effective as of December 31, 2006, and on the representations of the independent registered public accounting firm in their report on I/O’s financial statements.

The Audit Committee met 13 times during 2006. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accountants and with the Company’s internal auditors, in each case without the presence of the Company’s management. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by I/O regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by I/O’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s consideration and discussions with management and the independent registered public accounting firm do not assure that I/O’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of I/O’s financial statements has been carried out in accordance with generally accepted auditing standards.

S. James Nelson, Jr., Chairman
Bruce S. Appelbaum, PhD
Theodore H. Elliott, Jr.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On August 23, 2005, we dismissed PricewaterhouseCoopers LLP as our independent registered public accounting firm. The decision was recommended and approved by our Audit Committee.

The reports of PricewaterhouseCoopers on the Company’s consolidated financial statements for the years ended December 31, 2003 and 2004, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2003 and 2004, and through August 23, 2005, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers would have caused that firm to make reference thereto in connection with its reports on our consolidated financial statements as and for the years then ended.

During the years ended December 31, 2003 and 2004, and through August 23, 2005, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

•	We reported a material weakness in our internal control over financial reporting as of March 31, 2005 in Item 4 of our Form 10-Q/A Amendment No. 1 to our Quarterly Report on Form 10-Q for the three months ended March 31, 2005. This Form 10-Q/A was filed with the SEC on August 15, 2005. The material weakness was detected by our management and related to ineffective controls in place as of March 31, 2005 over the calculation and recording of royalty expense relating to the multi-client data library at our GXT subsidiary. As reported in the Form 10-Q/A, our management believes that this material weakness has been remedied.

•	We disclosed in Item 4 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 that during that quarter, our management and PricewaterhouseCoopers, our independent registered public accounting firm, had detected a material weakness in our internal control over financial reporting, which our management believed to constitute a significant deficiency in our internal control over financial reporting. This material weakness involved the lack of adequate review procedures in place for GXT’s accounting personnel regarding a sales contract. Our management believes that we have remedied this material weakness.

As disclosed in our management’s assessment of our internal control over financial reporting contained in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2004, in reliance on guidance contained in an interpretive release issued by the staff of the SEC’s Office of Chief Accountant and its Division of Corporation Finance in June 2004, our management excluded GXT from management’s assessment of our internal control over financial reporting as of December 31, 2004. This election was made because we had acquired GXT in a purchase combination transaction in June 2004. As reported in our Form 10-Q/A amendment to our Quarterly Report on Form 10-Q for the three months ended March 31, 2005, we have made numerous modifications to GXT’s internal control over financial reporting, including changes in key finance and accounting personnel at the GXT level and changes to certain controls procedures and policies applicable to GXT.

PricewaterhouseCoopers furnished a letter addressed to the SEC stating that it agreed with the above statements concerning PricewaterhouseCoopers, and a copy of that letter dated August 23, 2005 was filed as an exhibit to our Current Report on Form 8-K that we filed with the SEC on August 23, 2005. However, PricewaterhouseCoopers also stated in that letter that it made no comment whatsoever regarding the then-current status of the material weakness in internal controls regarding royalty expenses or any remedial actions taken with respect to such material weakness.

On August 23, 2005, we engaged Ernst & Young as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2005. The decision to retain Ernst & Young as our independent registered public accounting firm was made by our Audit Committee of the Board of Directors on August 23, 2005. During the years ended December 31, 2003 and 2004, and through August 23, 2005, we did not consult with Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

In deciding to engage Ernst & Young, our Audit Committee reviewed auditor independence issues and existing commercial relationships with Ernst & Young and concluded that Ernst & Young has no commercial relationship with our company that would impair its independence.

PRINCIPAL AUDITOR FEES AND SERVICES

In connection with the audit of the 2006 financial statements, I/O entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit services for I/O. The engagement agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages. The following two tables show the fees billed to I/O or accrued by I/O for the audit and other services provided by Ernst & Young LLP, our current independent auditors, and PricewaterhouseCoopers LLP, our independent auditors during 2004 and through August 23, 2005, for 2006 and 2005:

Ernst & Young LLP	2006	2005

Audit Fees(a)	$2,946,364	$2,809,389
Audit-Related Fees(b)	—	—
Tax Fees(c)	—	—
All Other Fees	—	—

Total	$2,946,364	$2,809,389

PricewaterhouseCoopers LLP	2006	2005

Audit Fees(a)	$—	$158,363
Audit-Related Fees(b)	—	—
Tax Fees(c)	—	3,035
All Other Fees	—	—

Total	$—	$161,398

(a)	Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, the audit of internal controls over financial reporting, audits of subsidiaries, statutory audits of subsidiaries required by governmental or regulatory bodies, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

(b)	Audit-related fees consist primarily of attestation services not required by statute or regulation.

(c)	Tax fees include professional services provided for tax compliance, tax advice, and tax planning, except those rendered in connection with the audit.

Our Board of Directors has adopted an Audit Committee Charter, which provides that all audit services and non-audit services must be approved by the Committee or a member of the Committee. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent auditors and associated fees, so long as the Chairman reports any decisions to pre-approve those audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP and PricewaterhouseCoopers LLP, respectively, was compatible with the maintenance of each such firm’s independence in the conduct of its auditing functions.

Other Matters

A representative of Ernst & Young LLP will be present at the annual meeting, will be afforded an opportunity to make a statement if he/she desires to do so and will be available to respond to appropriate questions.

This proxy statement has been approved by the Board of Directors and is being mailed and delivered to stockholders by its authority.

David L. Roland
Senior Vice President, General Counsel
and Corporate Secretary

Houston, Texas
April 10, 2007

The 2006 Annual Report to Stockholders includes our financial statements for the fiscal year ended December 31, 2006. We have mailed the 2006 Annual Report with this Proxy Statement to all of our stockholders of record. The 2006 Annual Report does not form any part of the material for the solicitation of proxies.

APPENDIX A

THIRD AMENDED AND RESTATED
INPUT/OUTPUT, INC. 2004 LONG-TERM INCENTIVE PLAN

SECTION 1

GENERAL PROVISIONS RELATING
TO PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1	Purpose

The purpose of the Plan is to foster and promote the long-term financial success of Input/Output, Inc. (the “Company”) and its Subsidiaries and to increase stockholder value by: (a) encouraging the commitment of Directors and selected key Employees and Consultants, (b) motivating superior performance of Directors and key Employees and Consultants by means of long-term performance related incentives, (c) encouraging and providing Directors and selected key Employees and Consultants with a program for obtaining ownership interests in the Company that link and align their personal interests to those of the Company’s stockholders, (d) attracting and retaining Directors and selected key Employees and Consultants by providing competitive incentive compensation opportunities, and (e) enabling Directors and selected key Employees and Consultants to share in the long-term growth and success of the Company. For administrative purposes, and subject to Section 8.13, this Plan incorporates the Input/Output, Inc. Amended and Restated 1996 Non-Employee Director Stock Option Plan (the “Director Plan”).

The Plan provides for payment of various forms of incentive compensation. Except as provided in Section 8.14, it is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and, as such, the Plan will be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

Subject to approval by the Company’s stockholders pursuant to Section 8.1, this third amendment and restatement of the Plan will become effective as of March 13, 2007 (with the Plan having an original effective date of May 3, 2004 (the “Effective Date”)). The Plan will commence on the Effective Date, and will remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 8.6, until all Shares subject to the Plan have been purchased or acquired according to its provisions. However, in no event may an Incentive Award that is an Incentive Stock Option be granted under the Plan after the expiration of ten (10) years from the Effective Date.

1.2	Definitions

The following terms shall have the meanings set forth below:

(a) Appreciation.  The difference between the Fair Market Value of a share of Common Stock on the date of exercise of a Tandem SAR and the option exercise price per share of the Nonstatutory Stock Option to which the Tandem SAR relates.

(b) Authorized Officer.  The Chairman of the Board, the CEO or any other senior officer of the Company to whom either of them delegate the authority to execute any Incentive Agreement for and on behalf of the Company. No officer or director shall be an Authorized Officer with respect to any Incentive Agreement for himself.

(c) Board.  The Board of Directors of the Company.

(d) Cause.  Except as otherwise provided by the Committee or as otherwise provided in a Grantee’s employment agreement, when used in connection with the termination of a Grantee’s Employment or service, shall mean the termination of the Grantee’s Employment or Grantee’s services as a Director or Consultant by the Company or any Subsidiary by reason of (i) the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the proven commission by the Grantee of a material act of fraud upon the Company or any Subsidiary, or any customer or supplier thereof; (iii) the willful and proven misappropriation of any funds or property of the Company or any Subsidiary, or any customer or supplier thereof; (iv) the willful, continued and unreasonable failure by the Grantee to perform the material duties assigned to him which is not cured to the reasonable satisfaction of the Company within 30 days after written notice of such failure is provided to Grantee by the Board or by a designated officer of the Company or a Subsidiary; (v) the knowing engagement by the Grantee in any direct and material conflict of interest with the Company or any Subsidiary without compliance with the Company’s or Subsidiary’s conflict of interest policy, if any, then in effect; or (vi) the knowing engagement by the Grantee, without the written approval of the Board, in any material activity which competes with the business of the Company or any Subsidiary or which would result in a material injury to the business, reputation or goodwill of the Company or any Subsidiary; or (vii) the material breach by a Consultant of such Grantee’s contract with the Company.

(e) CEO.  The Chief Executive Officer of the Company.

(f) Change in Control.  Any of the events described in and subject to Section 7.7.

(g) Code.  The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

(h) Committee.  A committee appointed by the Board consisting of at least two directors, who fulfill the “outside directors” requirements of Section 162(m) of the Code, to administer the Plan. The Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

(i) Common Stock.  The common stock of the Company, $.01 per value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified, re-capitalized, or exchanged.

(j) Company.  Input/Output, Inc., a corporation organized under the laws of the State of Delaware, and any successor in interest thereto.

(k) Consultant.  An independent agent, consultant, attorney, an individual who has agreed to become an Employee within the next six months, or any other individual who is not a Director or employee of the Company (or any Parent or Subsidiary) and who, in the opinion of the Committee, is in a position to contribute to the growth or financial success of the Company (or any Parent or Subsidiary), (ii), is a natural person and (iii) provides bona fide services to the Company (or any Parent or Subsidiary), which services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

(l) Covered Employee.  A named executive officer who is one of the group of covered employees, as defined in Section 162(m) of the Code and Treasury Regulation § 1.162-27(c) (or its successor), during any such period that the Company is a Publicly Held Corporation.

(m) Deferred Stock.  Shares of Common Stock to be issued or transferred to a Grantee under an Other Stock-Based Award granted pursuant to Section 5 at the end of a specified deferral period, as set forth in the Incentive Agreement pertaining thereto.

(n) Director.  Any individual who is a member of the Board.

(o) Director Plan.  The Input/Output, Inc. Amended and Restated 1996 Non-Employee Director Stock Option Plan.

(p) Disability.  As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to disability income payments under the Company’s long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan, “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to any reasonable examination by such physician upon request.

(q) Employee.  Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code who, in the opinion of the Committee, is in a position to contribute to the growth, development or financial success of the Company (or any Parent or Subsidiary), including, without limitation, officers who are members of the Board.

(r) Employment.  Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, health, government service or military leave, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement. Whether an authorized leave of absence shall constitute termination of Employment hereunder shall be determined by the Committee in its discretion. Unless otherwise provided in the Incentive Agreement, the term “Employment” for purposes of the Plan is also defined to include compensatory or advisory services performed by a Consultant for the Company (or any Parent or Subsidiary).

(s) Exchange Act.  The Securities Exchange Act of 1934, as amended.

(t) Fair Market Value.  While the Company is a Publicly Held Corporation, the Fair Market Value of one share of Common Stock on the date in question is deemed to be the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the New York Stock Exchange or other principal securities exchange on which Shares are then listed or admitted to trading, or as quoted on any national interdealer quotation system, if such shares are not so listed.

(u) Grantee.  Any Employee, Director or Consultant who is granted an Incentive Award under the Plan.

(v) Immediate Family.  With respect to a Grantee, the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

(w) Incentive Award.  A grant of an award under the Plan to a Grantee, including any Nonstatutory Stock Option, Incentive Stock Option, Stock Appreciation Right, Performance Share, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award, as well as any Supplemental Payment.

(x) Incentive Agreement.  The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as such agreement is further defined in Section 7.1 (a).

(y) Incentive Stock Option or ISO.  A Stock Option granted by the Committee to an Employee under Section 2 that is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(z) Independent SAR.  A Stock Appreciation Right described in Section 2.5.

(aa) Insider.  While the Company is a Publicly Held Corporation, an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

(bb) Non-Employee Director.  A Director who is not an Employee.

(cc) Non-Employee Director Award.  Any Nonstatutory Stock Option, SAR, Performance Shares, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted, whether singly, in combination, or in tandem, to a Grantee who is a Non-Employee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

(dd) Nonstatutory Stock Option.  A Stock Option granted by the Committee to a Grantee under Section 2 that is not designated by the Committee as an Incentive Stock Option or to which Section 421 of the Code does not apply.

(ee) Option Price.  The exercise price at which a Share may be purchased by the Grantee of a Stock Option.

(ff) Other Stock-Based Award.  An award granted by the Committee to a Grantee under Section 2 that is not a Nonstatutory Stock Option, SAR, Performance Share, Restricted Stock or Restricted Stock Unit and is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(gg) Parent.  Any corporation (whether now or hereafter existing) that constitutes a “Parent” of the Company, as defined in Section 424(e) of the Code.

(hh) Performance-Based Exception.  The performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, as prescribed in Section 162(m) of the Code and Treasury Regulation § 1.162-27(e) (or its successor), which is applicable during such period that the Company is a Publicly Held Corporation.

(ii) Performance Period.  A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee’s right to and the payment value of any Performance Share or Other Stock-Based Award.

(jj) Performance Share.  An Incentive Award representing a contingent right to receive Shares of Common Stock at the end of a Performance Period.

(kk) Period of Restriction.  A period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 4.

(ll) Plan.  Input/Output, Inc. 2004 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.

(mm) Publicly Held Corporation.  A corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.

(nn) Restricted Stock.  An Award granted to a Grantee pursuant to Section 4.

(oo) Restricted Stock Unit.  An Award granted to a Grantee pursuant to Section 4, except no Shares are actually awarded to the Grantee on the date of grant.

(pp) Retirement.  The voluntary termination of Employment from the Company or any Parent or Subsidiary constituting retirement for age on any date after the Employee attains the normal retirement age of 65 years, or such other age as may be designated by the Committee in the Employee’s Incentive Agreement.

(qq) Share.  A share of Common Stock of the Company.

(rr) Share Pool.  The number of Shares authorized for issuance under Section 1.4 as adjusted for awards and payouts under Section 1.5 and as adjusted for changes in corporate capitalization under Section 7.5.

(ss) Spread.  The difference between the exercise price per Share specified in any SAR grant and the Fair Market Value of a Share on the date of exercise of the SAR.

(tt) Stock Appreciation Right or SAR.  A Tandem SAR described in Section 2.4 or an Independent SAR described in Section 2.5.

(uu) Stock Option or Option.  Pursuant to Section 2 or Section 6, (i) an Incentive Stock Option granted to an Employee, or (ii) a Nonstatutory Stock Option granted to an Employee, Director or Consultant, whereunder such option the Grantee has the right to purchase Shares of Common Stock. In accordance with Section 422 of the Code, only an Employee of the Company, Parent or Subsidiary may be granted an Incentive Stock Option.

(vv) Subsidiary.  Any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Section 424(f) of the Code.

(ww) Supplemental Payment.  Any amount, as described in Sections 2.6, 3.2 and/or 4.3, that is dedicated to payment of income taxes which are payable by the Grantee resulting from an Incentive Award.

(xx) Tandem SAR.  A Stock Appreciation Right that is granted in connection with a related Stock Option pursuant to Section 2.4, the exercise of which shall require forfeiture of the right to purchase a Share under the related Stock Option (and when a Share is purchased under the Stock Option, the Tandem SAR with respect thereto, shall similarly be canceled).

1.3	Plan Administration

(a) Authority of the Committee.  Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv) determine whether any Shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan and any Incentive Agreement or other agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan’s administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. Notwithstanding the preceding, without the prior approval of the Company’s shareholders, any Stock Option previously granted under the Plan shall not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted option, except as provided in Section 7.5.

(b) Meetings.  The Committee shall designate a chairman from among its members who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee and the Committee may hold telephonic meetings.

(c) Decisions Binding.  All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, Employees, Directors, Grantees, and their estates and beneficiaries. The Committee’s decisions and determinations with respect to any Incentive Award need not be uniform and may be made selectively among Incentive Awards and Grantees, whether or not such Incentive Awards are similar or such Grantees are similarly situated.

(d) Modification of Outstanding Incentive Awards.  Subject to the stockholder approval requirements of Section 8.6 if applicable, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that is either (i) not adverse to the Grantee to whom such Incentive Award was granted or (ii) consented to by such Grantee; provided, however, no Stock Option issued under the Plan will be repriced, replaced or regranted through cancellation, or by lowering the Option Price of a previously granted Stock Option. and the period during which a Stock Option may be exercised shall not be extended such that the compensation payable under the Stock Option would be subject to the excise tax applicable under Section 409A of the Code. With respect to an Incentive Award that is an incentive stock option (as described in Section 422 of the Code), no adjustment to such option shall be made to the extent constituting a “modification” within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing.

(e) Delegation of Authority.  The Committee may delegate to designated officers or other employees of the Company any of its duties and authority under the Plan pursuant to such conditions or limitations as the Committee may establish from time to time; provided, however, the Committee may not delegate to any person the authority to (i) grant Incentive Awards, or (ii) take any action which would contravene the requirements of Rule 16b-3 under the Exchange Act or the Performance-Based Exception under Section 162(m) of the Code.

(f) Expenses of Committee.  The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents, as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

(g) Indemnification.  Each person who is or was a member of the Committee, or of the Board, shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles or Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(h) Awards in Foreign Countries.  The Board shall have the authority to adopt modifications, procedures, sub-plans, and other similar plan documents as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its subsidiaries may operate to assure the viability of the benefits of Incentive Awards made to individuals employed or providing services in such countries and to meet the objectives of the Plan.

1.4	Shares of Common Stock Available for Incentive Awards

Subject to this Section 1.4 and subject to adjustment under Section 7.5, there shall be available for Incentive Awards that are granted wholly or partly in Common Stock (including rights or Options that may be exercised or settled in Common Stock) 6,700,000 Shares of Common Stock.

The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder; provided, however, the aggregate number of Shares which may be issued upon exercise of ISOs shall in no event exceed 6,700,000 Shares (subject to adjustment pursuant to Section 7.5).

Any Shares of Common Stock reserved for issuance under the Director Plan in excess of the number of Shares as to which Incentive Awards have been awarded thereunder shall no longer be available for grant under the Director Plan after the Effective Date but shall instead be available for grant under the terms and conditions of this Plan. Any Shares as to which Awards granted or issued under the Director Plan that may lapse, expire, terminate, or be cancelled, are settled in cash in lieu of common stock, are tendered (either by actual delivery or attestation) to pay the Option Price, or satisfy any tax withholding requirements shall be deemed available for issuance or reissuance under the preceding paragraph of this Section of the Plan.

Subject to adjustment under Section 7.5 and the limit set forth above, the following additional limits are imposed under the Plan:

(a) The maximum number of Shares that may be covered by Incentive Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 6,700,000 Shares during any one calendar-year period. To the extent required by Section 162(m) of the Code, Shares subject to the foregoing limit with respect to which the related Incentive Award described in Section 2 is forfeited, expires, or is canceled shall not again be available for grant under this limit.

(b) For Performance Shares that are intended to qualify for the Performance-Based Exception, no more than 6,700,000 Shares may be delivered to any one Grantee for Performance Periods beginning in any one calendar year, regardless of whether the applicable Performance Period during which the Performance Shares are earned ends in the same year in which it begins or in a later calendar year; provided that Performance Shares described in this paragraph (b) that are intended to qualify for the Performance-Based Exception shall be subject to the following: (i) If the Performance Shares are denominated in Shares but are settled in an equivalent amount of cash, the foregoing limit shall be applied as though the Incentive Award was settled in Shares; and (ii) If delivery of Shares or cash is deferred until after Performance Shares have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.

(c) For Supplemental Payments that are intended to qualify for the Performance-Based Exception, no more than $2,000,000 may be paid to any one Grantee for Performance Periods beginning in any one calendar year, regardless of whether the applicable Performance Period during which the Supplemental Payment is earned ends in the same year in which it begins or in a later calendar year; provided that Supplemental Payments described in this paragraph (c) that are intended to qualify for the Performance-Based Exception shall be subject to the following: (i) If a Supplemental Payment is denominated in cash but an equivalent amount of Shares is delivered in lieu of delivery of cash, the foregoing limit shall be applied as though the Supplemental Payment was settled in cash; and (ii) if delivery of Shares or cash is deferred until after the Supplemental Payment has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Supplemental Payment is earned shall be disregarded.

1.5	Share Pool Adjustments for Awards and Payouts

The following Incentive Awards and payouts shall reduce, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

(a) Stock Option;

(b) SAR (except a Tandem SAR);

(c) A payout of a Performance Share in Shares;

(d) Restricted Stock or a payout of Restricted Stock Units in Shares; and

(e) A payout of an Other Stock-Based Award in Shares.

The following transactions shall restore, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

(A) A payout of an SAR or Other Stock-Based Award in the form of cash;

(B) A cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Stock Option, or the termination of a related Stock Option upon exercise of the corresponding Tandem SAR) of any Shares subject to an Incentive Award; and

(C) Payment of an Option Price with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise (i.e., the Share Pool shall be increased by the number of Shares turned in or withheld as payment of the Option Price plus any Shares withheld to pay withholding taxes).

1.6	Common Stock Available

The Common Stock available for issuance or transfer under the Plan shall be made available from Shares now or hereafter (a) held in the treasury of the Company, (b) are authorized but unissued, or (c) to be purchased or acquired by the Company. No fractional Shares shall be issued under the Plan; any payment for fractional Shares shall be made in cash.

1.7	Participation

(a) Eligibility.  The Committee shall from time to time designate those key Employees, Directors or Consultants, if any, to be granted Incentive Awards under the Plan, the type and number of Incentive Awards granted, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent consistent with the provisions of the Plan. A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

(b) Incentive Stock Option Eligibility.  No Consultant or Non-Employee Director shall be eligible for the grant of any Incentive Stock Option. In addition, no Employee shall be eligible for the grant of any Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least one hundred and ten percent (110%) of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. For the purpose of the immediately preceding sentence, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an Employee’s percentage ownership in the Company or any Parent or Subsidiary. This paragraph shall be construed consistent with the requirements of Section 422 of the Code.

1.8	Types of Incentive Awards

The types of Incentive Awards under the Plan are Stock Options, Stock Appreciation Rights and Supplemental Payments as described in Section 2, Performance Shares and Supplemental Payments as described in Section 3, Restricted Stock, Restricted Stock Units and Supplemental Payments as described in Section 4, and Other Stock-Based Awards and Supplemental Payments as described in Section 5, and any combination of the foregoing.

SECTION 2

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1	Grant of Stock Options

The Committee is authorized to grant (a) Nonstatutory Stock Options to Employees, Directors or Consultants and (b) Incentive Stock Options to Employees only, in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its discretion. Successive grants may be made to the same Grantee whether or not any Stock Option previously granted to such person remains unexercised.

2.2	Stock Option Terms

(a) Written Agreement.  Each grant of a Stock Option shall be evidenced by a written Incentive Agreement. Among its other provisions, each Incentive Agreement shall set forth, subject to Section 422 of the Code, the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee’s Employment. Such provisions shall be determined in the discretion of the Committee, shall be included in the Grantee’s Incentive Agreement, and need not be uniform among all Stock Options issued pursuant to the Plan. In addition, Incentive Agreement shall state whether the Stock Option is intended to meet the requirements of Section 422 of the Code.

(b) Number of Shares.  Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.

(c) Exercise Price.  The exercise price per Share of Common Stock under each Stock Option shall be determined by the Committee; provided, however, that in the case of a Stock Option, such exercise price shall not be less than 100% of the Fair Market Value per Share on the date the Stock Option is granted (110% in the case of an Incentive Stock Option for 10% or greater shareholders pursuant to Section 1.7(b)). Each Stock Option shall specify the method of exercise, which shall be consistent with the requirements of Section 2.3(a).

(d) Term.  In the Incentive Agreement, the Committee shall fix the term of each Stock Option, which shall be not more than ten (10) years from the date of grant (five years for ISO grants to 10% or greater shareholders pursuant to Section 1.7(b)). In the event no term is fixed, such term shall be ten (10) years from the date of grant.

(e) Exercise.  The Committee shall determine the time or times at which a Stock Option may be exercised in whole or in part. Each Stock Option may specify the required period of continuous Employment and/or the performance objectives to be achieved before the Stock Option or portion thereof will become exercisable. Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated performance objectives, may specify a minimum level of achievement in respect of the specified performance objectives below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the performance objectives. All such terms and conditions shall be set forth in the Incentive Agreement.

(f) $100,000 Annual Limit on Incentive Stock Options.  Notwithstanding any contrary provision in the Plan, to the extent that the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the Shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any single calendar year (under the Plan and any other stock option plans of the Company and its Subsidiaries or Parent) exceeds the sum of $100,000, such Incentive Stock Option shall be treated as a Nonstatutory Stock Option to the extent in excess of the $100,000 limit, and not an Incentive Stock Option, but all other terms and provisions of such Stock Option shall remain unchanged. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted and shall be construed in accordance with Section 422(d) of the Code. In the absence of such regulations or other authority, or if such regulations or other authority require or permit a designation of the Options which shall cease to constitute Incentive Stock Options, then such Incentive Stock Options, only to the extent of such excess, shall automatically be deemed to be Nonstatutory Stock Options but all other terms and conditions of such Incentive Stock Options, and the corresponding Incentive Agreement, shall remain unchanged.

2.3	Stock Option Exercises

(a) Method of Exercise and Payment.  Stock Options shall be exercised by the delivery of a signed written notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise. The notice shall set forth the number of Shares with respect to which the Option is to be exercised.

The Option Price upon exercise of any Stock Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price, or (iii) by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) by any combination of (i), (ii), and (iii) above. Any payment in Shares shall be effected by surrender of such Shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised. The Company shall not withhold shares, and the Grantee shall not surrender, or attest to the ownership of, Shares in payment of the Option Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.

While the Company is a Publicly Held Corporation, the Committee may also allow the Option Price to be paid with such other consideration as shall constitute lawful consideration for the issuance of Shares (including, without limitation, effecting a “cashless exercise” with a broker or dealer), subject to applicable securities law restrictions and tax withholdings, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, Share certificates for the number of Shares purchased under the Stock Option. Such delivery shall be effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Grantee or other appropriate recipient.

Subject to Section 7.2 during the lifetime of a Grantee, each Option granted to him shall be exercisable only by the Grantee (or his legal guardian or personal representative in the event of his Disability) or by a broker or dealer acting on his behalf pursuant to a cashless exercise under the foregoing provisions of this Section 2.3(a).

(b) Restrictions on Share Transferability-.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable, including, without limitation, restrictions under (i) any stockholders’ agreement, buy/sell agreement, right of first refusal, non-competition, and any other agreement between the Company and any of its securities holders or employees, (ii) any applicable federal securities laws, (iii) the requirements of any stock exchange or market upon which such Shares are then listed and/or quoted, or (iv) any blue sky or state securities law applicable to such Shares. Any certificate issued to evidence Shares issued upon the exercise of an Incentive Award may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations.

Any Grantee or other person exercising an Incentive Award may be required by the Committee to give a written representation that the Incentive Award and the Shares subject to the Incentive Award will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its sole discretion, may release any person receiving an Incentive Award from any such representations either prior to or subsequent to the exercise of the Incentive Award.

(c) Notification of Disqualifying Disposition of Shares from Incentive Stock Options.  Notwithstanding any other provision of the Plan, a Grantee who disposes of Shares of Common Stock acquired upon the exercise of an Incentive Stock Option by a sale or exchange either (i) within two (2) years after the date of the grant of the Incentive Stock Option under which the Shares were acquired or (ii) within one (1) year after the transfer of such Shares to him pursuant to exercise, shall promptly notify the Company of such disposition, the amount realized and his adjusted basis in such Shares.

(d) Proceeds of Option Exercise.  The proceeds received by the Company from the sale of Shares pursuant to Stock Options exercised under the Plan shall be used for general corporate purposes.

(e) Information Required in Connection with Exercise of Incentive Stock Option.  The Company shall provide the Grantee with a written statement required by Section 6039 of the Code no later than January 31 of the year following the calendar year during which the Grantee exercises an Option that is intended to be an Incentive Stock Option.

2.4	Stock Appreciation Rights in Tandem with Nonstatutory Stock Options

(a) Grant.  The Committee may, at the time of grant of a Nonstatutory Stock Option, or at any time thereafter during the term of the Nonstatutory Stock Option, grant Stock Appreciation Rights with respect to all or any portion of the Shares of Common Stock covered by such Nonstatutory Stock Option. A Stock Appreciation Right in tandem with a Nonstatutory Stock Option is referred to herein as a “Tandem SAR.”

(b) General Provisions.  The terms and conditions of each Tandem SAR shall be evidenced by an Incentive Agreement. The Option Price per Share of a Tandem SAR shall be fixed in the Incentive Agreement and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date of the Nonstatutory Stock Option to which it relates.

(c) Exercise.  A Tandem SAR may be exercised at any time the Nonstatutory Stock Option to which it relates is then exercisable, but only to the extent such Nonstatutory Stock Option is exercisable, and shall otherwise be subject to the conditions applicable to such Nonstatutory Stock Option. When a Tandem SAR is exercised, the Nonstatutory Stock Option to which it relates shall terminate to the extent of the number of Shares with respect to which the Tandem SAR is exercised. Similarly, when a Nonstatutory Stock Option is exercised, the Tandem SARs relating to the Shares covered by such Nonstatutory Stock Option exercise shall terminate.

(d) Settlement.  Upon exercise of a Tandem SAR, the holder shall receive, for each Share specified in the Tandem SAR grant, an amount equal to the Appreciation. The Appreciation shall be payable in cash, Common Stock, or a combination of both, as specified in the Incentive Agreement. The Appreciation shall be paid within 30 calendar days of the exercise of the Tandem SAR. If the Appreciation is to be paid in Common Stock or cash only, the resulting shares or cash shall be determined dividing (1) by (2), where (1) is the number of Shares as to which the Tandem SAR is exercised multiplied by the Appreciation in such shares and (2) is the Fair Market Value of a Share on the exercise date. If a portion of the Appreciation is to be paid in Shares, the Share amount shall be determined by calculating the amount of cash payable pursuant to the preceding sentence then by dividing (1) as defined herein, minus the amount of cash payable, by (2) as defined herein.

2.5	Stock Appreciation Rights Independent of Nonstatutory Stock Options

(a) Grant.  The Committee may grant Stock Appreciation Rights independent of Nonstatutory Stock Options (“Independent SARs”).

(b) General Provisions.  The terms and conditions of each Independent SAR shall be evidenced by an Incentive Agreement. The exercise price per share of Common Stock shall be not less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant of the Independent SAR. The term of an Independent SAR shall be determined by the Committee.

(c) Exercise.  Independent SARs shall be exercisable at such time and subject to such terms and conditions as the Committee shall specify in the Incentive Agreement for the Independent SAR grant.

(d) Settlement.  Upon exercise of an Independent SAR, the holder shall receive, for each Share specified in the Independent SAR grant, an amount equal to the Spread. The Spread shall be payable in cash, Common Stock, or a combination of both, as specified in the Incentive Agreement. The Spread shall be paid within 30 calendar days of the exercise of the Independent SAR. If the Spread is to be paid in Common Stock or cash only, the resulting shares or cash shall be determined by dividing (1) by (2), where (1) is the number of Shares as to which the Independent SAR is exercised multiplied by the Spread in such Shares and (2) is the Fair Market Value of a Share on the exercise date. If a portion of the Spread is to be paid in Shares, the Share amount shall be determined by calculating the amount of cash payable pursuant to the preceding sentence then by dividing (1) as defined herein, minus the amount of cash payable, by (2) as defined herein.

2.6	Supplemental Payment on Exercise of Nonstatutory Stock Options or Stock Appreciation Rights

The Committee, either at the time of grant or as of the time of exercise of any Nonstatutory Stock Option or Stock Appreciation Right, may provide in the Incentive Agreement for a Supplemental Payment by the Company to the Grantee with respect to the exercise of any Nonstatutory Stock Option or Stock Appreciation Right. The Supplemental Payment shall be in the amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the exercise of the Nonstatutory Stock Option and/or Stock Appreciation Right and the receipt of the Supplemental Payment, assuming the holder is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as deemed appropriate by the Committee. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

SECTION 3

PERFORMANCE SHARES

3.1	Performance Based Awards

(a) Grant.  The Committee is authorized to grant Performance Shares to selected Grantees who are Employees or Consultants. Each grant of Performance Shares shall be evidenced by an Incentive Agreement in such amounts and upon such terms as shall be determined by the Committee. The Committee may make grants of Performance Shares in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Shares and their contingent values which may vary depending on the degree to which performance criteria established by the Committee are met.

(b) Performance Criteria.

(i) The grant of Performance Shares shall be subject to such conditions, restrictions and contingencies, as determined by the Committee.

(ii) The Committee may designate a grant of Performance Shares to any Grantee as intended to qualify for the Performance-Based Exception. To the extent required by Code section 162(m), any grant of Performance Shares so designated shall be conditioned on the achievement of one or more performance goals, subject to the following:

(A) The performance goals shall be based upon criteria in one or more of the following categories: performance of the Company as a whole, performance of a segment of the Company’s business, and individual performance. Performance criteria for the Company shall relate to the achievement of predetermined financial objectives for the Company and its Subsidiaries on a consolidated basis. Performance criteria for a segment of the Company’s business shall relate to the achievement of financial and operating objectives of the segment for which the Grantee is accountable.

(B) Performance criteria shall include pre-tax or after-tax profit levels, including: earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total shareholder return; return on assets, equity, capital or investment; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; levels of operating expense and maintenance expense; or measures of customer satisfaction and customer service, as determined from time to time including the relative improvement therein.

(C) Individual performance criteria shall relate to a Grantee’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. The performance goals may differ among Grantees.

(c) Modification.  If the Committee determines, in its discretion exercised in good faith, that the established performance measures or objectives are no longer suitable to the Company’s objectives because of a change in the Company’s business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the performance measures and objectives to the extent it considers to be necessary. However, if any Performance Shares are designated as intended to qualify for the Performance-Based Exception, no such modification shall be made to the extent the modification would otherwise cause the Performance Shares to not qualify for the Performance-Based Exception.

(d) Payment.  The basis for payment of Performance Shares for a given Performance Period shall be the achievement of those performance objectives determined by the Committee at the beginning of the Performance Period as specified in the Grantee’s Incentive Agreement. If minimum performance is not achieved for a Performance Period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the number of Performance Shares may be based on the degree to which actual performance exceeded the pre-established minimum performance standards. The amount of payment shall be determined by multiplying the number of Performance Shares granted at the beginning of the Performance Period times the final Performance Share value. Payments shall be made in cash or Common Stock in the discretion of the Committee as specified in the Incentive Agreement.

(e) Special Rule for Covered Employees.  No later than the ninetieth (90th) day following the beginning of a Performance Period (or twenty-five percent (25%) of the Performance Period) the Committee shall establish performance goals as described in Section 3.1(b) applicable to Performance Shares awarded to Covered Employees in such a manner as shall permit payments with respect thereto to qualify for the Performance-Based Exception, if applicable. If a Performance Share granted to a Covered Employee is intended to comply with the Performance-Based Exception, the Committee in establishing performance goals shall comply with Treasury Regulation § 1.162-27(e)(2) (or its successor). As soon as practicable following the Company’s determination of the Company’s financial results for any Performance Period, the Committee shall certify in writing: (i) whether the Company achieved its minimum performance for the objectives for the Performance Period, (ii) the extent to which the Company achieved its performance objectives for the Performance Period, (iii) any other terms that are material to the grant of Performance Shares, and (iv) the calculation of the payments, if any, to be paid to each Grantee for the Performance Period.

3.2	Supplemental Payment on Vesting of Performance Shares

The Committee, either at the time of grant or at the time of vesting of Performance Shares, may provide for a Supplemental Payment by the Company to the Grantee in an amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the vesting of such Performance Shares and receipt of the Supplemental Payment, assuming the Grantee is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as seemed appropriate by the Committee. The Committee shall have the discretion to grant Supplemental Payments that are payable in Common Stock.

SECTION 4

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

4.1	Grant of Restricted Stock or Restricted Stock Units

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock and/or Restricted Stock Units to Grantees in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Grantee on the date of grant.

4.2	Restricted Stock Award or Restricted Stock Unit Award Terms

(a) Written Agreement.  The terms and conditions of each grant of Restricted Stock Award and/or Restricted Stock Unit Award shall be evidenced by an Incentive Agreement that shall specify the Period(s) of Restriction, the number of shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

(b) Transferability.  Except as provided in this Plan or an Incentive Agreement, Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Incentive Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Incentive Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Grantee under the Plan shall be available during his lifetime only to such Grantee, except as otherwise provided in an Incentive Agreement or at any time by the Committee.

(c) Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Grantees pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse.

Except as otherwise provided in this Section 4, shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Grantee after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations) at the close of the Period of Restriction (but no later than 2 1/2 months following the end of the year that contains the close of the Period of Restriction), or as soon as practicable thereafter. Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

(d) Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 7.1(c), each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

the sale or transfer of shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the third amended and restated input/output, inc. 2004 long-term incentive plan, and in the associated incentive agreement. a copy of the plan and such incentive agreement may be obtained from input/output, inc.

(e) Voting Rights.  Unless otherwise determined by the Committee or as otherwise set forth in a Grantee’s Incentive Agreement, to the extent permitted or required by law, as determined by the Committee, Grantees holding shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those shares during the Period of Restriction. A Grantee shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(f) Termination of Employment.  Each Incentive Agreement shall set forth the extent to which the Grantee shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Grantee’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Incentive Agreement entered into with each Grantee, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

(g) Section 83(b) Election.  The Committee may provide in an Incentive Agreement that the Award of Restricted Stock is conditioned upon the Grantee making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Grantee makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Grantee shall be required to file promptly a copy of such election with the Company.

4.3	Supplemental Payment on Vesting of Restricted Stock and Restricted Stock Units

The Committee, either at the time of grant or at the time of vesting of Restricted Stock or Restricted Stock Units, may provide for a Supplemental Payment by the Company to the Grantee in an amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the vesting of such Restricted Stock or Restricted Stock Units and receipt of the Supplemental Payment, assuming the Grantee is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as seemed appropriate by the Committee. The Committee shall also have the discretion to grant Supplemental Payments that are payable in Common Stock.

SECTION 5

OTHER STOCK-BASED AWARDS

5.1	Grant of Other Stock-Based Awards

Other Stock-Based Awards may be awarded by the Committee to selected Grantees that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, Shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan and the goals of the Company. Other types of Stock-Based Awards include, without limitation, Deferred Stock, purchase rights, Shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into Shares, Incentive Awards valued by reference to the value of securities of or the performance of a specified Subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Parent or Subsidiary. As is the case with other Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Incentive Awards.

5.2	Other Stock-Based Award Terms

(a) Written Agreement.  The terms and conditions of each grant of an Other Stock-Based Award shall be evidenced by an Incentive Agreement.

(b) Purchase Price.  Except to the extent that an Other Stock-Based Award is granted in substitution for an outstanding Incentive Award or is delivered upon exercise of a Stock Option, the amount of consideration required to be received by the Company shall be either (i) no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered, or (ii) in the case of an Other Stock-Based Award in the nature of a purchase right, consideration (other than services rendered or to be rendered) at least equal to 50% of the Fair Market Value of the Shares covered by such grant on the date of grant (or such percentage higher than 50% that is required by any applicable tax or securities law).

(c) Performance Criteria and Other Terms.  In its discretion, the Committee may specify such criteria, periods or goals for vesting in Other Stock-Based Awards and payment thereof to the Grantee as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee. All terms and conditions of Other Stock-Based Awards shall be determined by the Committee and set forth in the Incentive Agreement. The Committee may also provide for a Supplemental Payment similar to such payment as described in Section 4.3.

(d) Payment.  Other Stock-Based Awards may be paid in Shares of Common Stock or other consideration related to such Shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Incentive Agreement.

(e) Dividends.  The Grantee of an Other Stock-Based Award may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of Shares covered by the Other Stock-Based Award, as determined by the Committee and set forth in the Incentive Agreement. The Committee may also provide in the Incentive Agreement that such amounts (if any) shall be deemed to have been reinvested in additional Shares of Common Stock.

SECTION 6

PROVISIONS RELATING TO NON-EMPLOYEE DIRECTOR AWARDS

6.1	Generally

All Awards to Non-Employee Directors shall be determined by the Board or Committee.

6.2	Vesting Period

Unless the Committee shall otherwise prescribe or as otherwise specified in an applicable Incentive Agreement, each Incentive Award granted to a Non-Employee Director shall vest as follows:

(a) each Incentive Award granted to a Non-Employee Director under the Plan during his initial year of service as a Non-Employee Director, if any, shall vest in 33.33% consecutive annual installments on the first, second and third anniversary dates of the date of grant of each such Incentive Award;

(b) each Incentive Award granted to a Non-Employee Director under the Plan during his second full year of service as a Non-Employee Director, if any, shall vest in 50% consecutive annual installments on the first and second anniversary dates of the Date of Grant of each such Incentive Award;

(c) each Incentive Award granted to a Non-Employee Director under the Plan during his third full year of service as a Non-Employee Director, if any, shall fully vest on the first anniversary date of the date of grant of each such Incentive Award; and

(d) each Incentive Award granted to a Non-Employee Director following the completion of his third full year of service as a Non-Employee Director, if any, shall be fully vested on the date of grant.

SECTION 7

PROVISIONS RELATING TO PLAN PARTICIPATION

7.1	Plan Conditions

(a) Incentive Agreement.  Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee. The

Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee’s particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly-situated Grantees. The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee’s Incentive Award, as well as, for example, provisions to the effect that the Grantee (i) shall not disclose any confidential information acquired during Employment with the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other service of any employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Incentive Award as determined by the Committee (including if terminated for Cause), (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, and (vii) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including, without limitation, a stockholders’ agreement or other agreement restricting the transferability of Shares by Grantee. An Incentive Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee. The Incentive Agreement shall be signed by the Grantee to whom the Incentive Award is made and by an Authorized Officer.

(b) No Right to Employment.  Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights or right to serve on the Board (including without limitation, rights to continued Employment or to continue to provide services as a Director or Consultant) by any Grantee or affect the right of the Company to terminate the Employment or services of any Grantee at any time without regard to the existence of the Plan.

(c) Securities Requirements.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange or national quotation system on which Shares are traded or quoted. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares of Common Stock pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

If the Shares issuable on exercise of an Incentive Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such Shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

The shares of stock represented by this certificate have not been registered under the securities act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the corporation of an opinion of counsel satisfactory to the corporation, in form and substance satisfactory to the corporation, that registration is not required for such sale or transfer.

7.2	Transferability

Incentive Awards granted under the Plan shall not be transferable or assignable, pledged, or otherwise encumbered other than by will or the laws of descent and distribution. However, only with respect to Incentive Awards that are not Incentive Stock Options, the Committee may, in its discretion, authorize all or a portion of the Nonstatutory Stock Options to be granted on terms which permit transfer by the Grantee to (i) the members of the Grantee’s Immediate Family, (ii) a trust or trusts for the exclusive benefit of Immediate Family members, (iii) a partnership in which Immediate Family members are the only partners, (iv) any other entity owned solely by Immediate Family members, or (v) pursuant to a domestic relations order that would qualify under Code Section 414(p); provided that (A) the Incentive Agreement pursuant to which such

Nonstatutory Stock Options are granted must expressly provide for transferability in a manner consistent with this Section 7.2, (B) the actual transfer must be approved in advance by the Committee, and (C) subsequent transfers of transferred Nonstatutory Stock Options shall be prohibited except in accordance with the first sentence of this section. Following any permitted transfer, the Nonstatutory Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Grantee” (subject to the immediately succeeding paragraph) shall be deemed to refer to the transferee. The events of termination of employment, as set out in Section 7.6 and in the Incentive Agreement, shall continue to be applied with respect to the original Grantee, and the Incentive Award shall be exercisable by the transferee only to the extent, and for the periods, specified in the Incentive Agreement.

Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Nonstatutory Stock Option hereunder, the original Grantee shall remain subject to withholding taxes upon exercise. In addition, the Company and the Committee shall have no obligation to provide any notices to any Grantee or transferee thereof, including, for example, notice of the expiration of an Incentive Award following the original Grantee’s termination of employment.

The designation by a Grantee of a beneficiary of an Incentive Award shall not constitute a transfer of the Incentive Award. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee’s enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 7.2 shall be void and ineffective. The Committee in its discretion shall make all determinations under this Section 7.2.

7.3	Rights as a Stockholder

(a) No Stockholder Rights.  Except as otherwise set forth in Section 4, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a stock certificate for such Shares.

(b) Representation of Ownership.  In the case of the exercise of an Incentive Award by a person or estate acquiring the right to exercise such Incentive Award by reason of the death or Disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such person and may require such consents and releases of taxing authorities as the Committee may deem advisable.

7.4	Listing and Registration of Shares of Common Stock

The exercise of any Incentive Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange or quotation system on which Shares of Common Stock are traded or quoted. The Committee may, in its discretion, elect to suspend the right to exercise any Incentive Award during any Company-imposed employee “blackout” stock trading period that is necessary or desirable to comply with requirements of such laws, regulations or requirements. The Committee may also, in its discretion, elect to extend the period for exercise of any Incentive Award to reflect any such “blackout” period. The Committee may, in its discretion, defer the effectiveness of any exercise of an Incentive Award in order to allow the issuance of Shares of Common Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Incentive Award.

7.5	Change in Stock and Adjustments

(a) Changes in Law.  Subject to Section 7.7 (which only applies in the event of a Change of Control), in the event of any change in applicable law which warrants equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should determine, in its absolute discretion, that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of Shares that may be issued under the Plan, (ii) the number of Shares subject to Incentive Awards, and (iii) the price per Share for outstanding Incentive Awards. Any adjustment under this paragraph of an outstanding Incentive Stock Option shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing. The Committee shall give notice to each applicable Grantee of such adjustment, which shall be effective and binding.

(b) Exercise of Corporate Powers.  The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, re-capitalizations, reorganizations or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

(c) Recapitalization of the Company.  Subject to Section 7.7 (which only applies in the event of a Change in Control), in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), re-capitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Incentive Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Incentive Awards, (iii) the number of shares and type of Common Stock (or other securities or property) subject to the annual per-individual limitation under Section 1.4(a) of the Plan, (iv) the Option Price of each outstanding Incentive Award, and (v) the number of or Option Price of Shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate Option Price; provided however, that the number of Shares of Common Stock (or other securities or property) subject to any Incentive Award shall always be a whole number. In lieu of the foregoing, if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Incentive Award. Notwithstanding the foregoing, no such adjustment or cash payment shall be made or authorized to the extent that such adjustment or cash payment would cause the Plan or any Stock Option to violate Section 422 of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Upon the occurrence of any such adjustment or cash payment, the Company shall provide notice to each affected Grantee of its computation of such adjustment or cash payment, which shall be conclusive and shall be binding upon each such Grantee.

(d) Issue of Common Stock by the Company.  Except as herein above expressly provided in this Section 7.5 and subject to Section 7.7 in the event of a Change in Control, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Fair Market Value of, any Incentive Awards then outstanding under previously granted Incentive Awards.

(e) Assumption of Incentive Awards by a Successor.  Unless otherwise determined by the Committee in its discretion pursuant to the next paragraph, but subject to the accelerated vesting and other provisions of Section 7.7 that apply in the event of a Change in Control, in the event of a Corporate Event (defined below), each Grantee shall be entitled to receive, in lieu of the number of Shares subject to Incentive Awards, such shares of capital stock (or other securities or property) as may be issuable or payable with respect to or in exchange for the number of Shares which Grantee would have received had he exercised the Incentive Award immediately prior to such Corporate Event, together with any adjustments (including, without limitation, adjustments to the Option Price and the number of Shares issuable on exercise of outstanding Stock Options). A “Corporate Event” means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, or (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof). The Committee shall take whatever other action it deems appropriate to preserve the rights of Grantees holding outstanding Incentive Awards.

Subject to the accelerated vesting and other provisions of Section 7.7 that apply in the event of a Change in Control, in the event of a Corporate Event, the Committee in its discretion shall have the right and power to:

(i) cancel, effective immediately prior to the occurrence of the Corporate Event, each outstanding Incentive Award (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Grantee an amount in cash equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holders of Common Stock as a result of such Corporate Event over (B) the exercise price of such Incentive Award, if any; or

(ii) provide for the exchange or substitution of each Incentive Award outstanding immediately prior to such Corporate Event (whether or not then exercisable) for another award with respect to the Common Stock or other property for which such Incentive Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the exercise price of the Incentive Award, if any, or in the number of Shares or amount of property (including cash) subject to the Incentive Award; or

(iii) provide for the assumption of the Plan and such outstanding Incentive Awards by the surviving entity or its parent.

The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Subsection (e).

7.6	Termination of Employment, Death, Disability and Retirement

(a) Termination of Relationship.  Unless otherwise expressly provided in the Grantee’s Incentive Agreement, if the Grantee’s Employment or services as a Director or Consultant is terminated for any reason other than due to his death, Disability, Retirement, or for Cause, any non-vested portion of any Stock Option or other applicable Incentive Award at the time of such termination shall automatically expire and terminate and no further vesting shall occur after the termination date. In such event, except as otherwise expressly provided in his Incentive Agreement, the Grantee shall be entitled to exercise his rights only with respect to the portion of the Incentive Award that was vested as of his termination of Employment or service date. In such event, except as otherwise expressly provided in his Incentive Agreement, the Grantee shall be entitled to exercise his vested Stock Options for a period that shall end on the earlier of (i) the expiration date set forth in the Incentive Agreement or (ii) one hundred eighty (180) days after the date of his termination, except with respect to Incentive Stock Options, in which case such period shall be three (3) months.

(b) Termination for Cause.  Unless otherwise expressly provided in the Grantee’s Incentive Agreement, in the event of the termination of a Grantee’s Employment, or service as a Consultant or Director, for Cause, all vested and non-vested Stock Options and other Incentive Awards (other than vested Restricted Stock or vested Restricted Stock Units) granted to such Grantee shall immediately expire, and shall not be exercisable to any extent, as of 12:01 a.m., Houston, Texas time, on the date of such termination of Employment or service for cause.

(c) Retirement.  Unless otherwise expressly provided in the Grantee’s Incentive Agreement, upon the termination of Employment due to the Retirement of any Employee who is a Grantee:

(i) all of his Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable until the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award; or (B) the expiration of (1) twelve months after the date of his termination of Employment due to his Retirement in the case of any Incentive Award other than an Incentive Stock Option or (2) three months after his termination date in the case of an Incentive Stock Option;

(ii) any Period of Restriction with respect to any of his Restricted Stock or Restricted Stock Units shall be deemed to have expired and all restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and each such Incentive Award shall thereupon become free of all restrictions and fully vested; and

(iii) all of the restrictions and conditions of any of his Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Period of Restriction with respect thereto shall be deemed to have expired, and each such Incentive Award shall thereupon become free of all restrictions and fully vested.

(d) Disability or Death.  Unless otherwise expressly provided in the Grantee’s Incentive Agreement, upon the termination of Employment or service as a Director due to the Disability or death of any Employee or Non-Employee Director who is a Grantee:

(i) all of his Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable until the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award; or (B) the expiration of (1) twelve months after the date of his termination of Employment due to his Disability or death in the case of any Incentive Award other than an Incentive Stock Option or (2) three months after his termination date in the case of an Incentive Stock Option;

(ii) any Period of Restriction with respect to any of his Restricted Stock or Restricted Stock Unit shall be deemed to have expired and all restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and each such Incentive Award shall thereupon become free of all restrictions and fully vested; and

(iii) all of the restrictions and conditions of any of his Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Period of Restriction with respect thereto shall be deemed to have expired, and each such Incentive Award shall thereupon become free of all restrictions and fully vested.

In the case of any vested Incentive Stock Option held by an Employee following termination of Employment, notwithstanding the definition of ‘Disability’ in Section 1.2, whether the Employee has incurred a ’Disability’ for purposes of determining the length of the Option exercise period following termination of Employment under this Subsection (d) shall be determined by reference to Section 22(e)(3) of the Code to the extent required by Section 422(c)(6) of the Code. The Committee shall determine whether a Disability for purposes of this Subsection (d) has occurred.

(e) Continuation.  Subject to the conditions and limitations of the Plan and applicable law and regulation in the event that a Grantee ceases to be an Employee or Consultant, as applicable, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding Option or other Incentive Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Incentive Award, (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such Incentive Award, or (iii) to any other change in the terms and conditions of the Incentive Award. In the event of any such change to an outstanding Incentive Award, a written amendment to the Grantee’s Incentive Agreement shall be required.

7.7	Change in Control

In the event of a Change in Control (as defined below), the following actions shall automatically occur as of the day immediately preceding the Change in Control date unless expressly provided otherwise in the Grantee’s Incentive Agreement:

(a) all of the Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable;

(b) any Period of Restriction with respect to any Restricted Stock or Restricted Stock Unit shall be deemed to have expired and all restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and thus each such Incentive Award shall become free of all restrictions and fully vested;

(c) all of the restrictions and conditions of any Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Period of Restriction with respect thereto shall be deemed to have expired, and thus each such Incentive Award shall become free of all restrictions and fully vested; and

(d) all of the Performance Shares, Restricted Stock, Restricted Stock Units and any Other Stock-Based Awards shall become fully vested, deemed earned in full, and promptly paid within thirty (30) days to the affected Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions have not been completed or satisfied.

Notwithstanding any other provision of this Plan, unless otherwise expressly provided in the Grantee’s Incentive Agreement, the provisions of this Section 7.7 may not be terminated, amended, or modified to adversely affect any Incentive Award theretofore granted under the Plan without the prior written consent of the Grantee with respect to his outstanding Incentive Awards, subject, however, to the last paragraph of this Section 7.7.

For all purposes of this Plan, a “Change in Control” of the Company means the occurrence of any one or more of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company or any Subsidiary, (ii) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iii) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), if, following such Merger, the conditions described in clauses (i) and (ii) of Section 7.7(c) (below) are satisfied;

(b) Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (a solicitation by any person or group of persons for the purpose of opposing a solicitation of proxies or consents by the Board with respect to the election or removal of Directors at any annual or special meeting of stockholders) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Approval by the stockholders of the Company of a Merger, unless immediately following such Merger, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than 50% of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger; or

(d) The sale or other disposition of all or substantially all of the assets of the Company.

7.8	Exchange of Incentive Awards

The Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.

SECTION 8

GENERAL

8.1	Effective Date and Grant Period

The amendment and restatement of this Plan is adopted by the Board effective as of March 13, 2007, subject to the approval of the stockholders of the Company at the Company’s 2007 annual meeting of stockholders. Incentive Awards may be granted under this Plan at any time prior to receipt of such stockholder approval; provided, however, that if the requisite stockholder approval is not obtained, then any Incentive Awards granted hereunder that were not capable of being granted under this Plan without giving effect to such amendment and restatement hereof shall automatically become null and void and of no force or effect. No Incentive Award that is an Incentive Stock Option shall be granted under the Plan after ten (10) years from the Effective Date.

8.2	Funding and Liability of Company

No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

8.3	Withholding Taxes

(a) Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Incentive Award hereunder.

(b) Share Withholding.  With respect to tax withholding required upon the exercise of Stock Options or SARs, or upon any other taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum withholding tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

8.4	No Guarantee of Tax Consequences

Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

8.5	Designation of Beneficiary by Grantee

Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

8.6	Amendment and Termination

The Board shall have the power and authority to terminate or amend the Plan at any time. No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a Grantee under the Plan, without the written consent of such Grantee or other designated holder of such Incentive Award.

In addition, to the extent that the Committee determines that (a) the listing or qualification requirements of any national securities exchange or quotation system on which the Company’s Common Stock is then listed or quoted, if applicable, or (b) the Code (or regulations promulgated thereunder), require stockholder approval in order to maintain compliance with such listing or quotation system requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without approval of the Company’s stockholders.

8.7	Governmental Entities and Securities Exchanges

The granting of Incentive Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law, if applicable. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

8.8	Successors to Company

All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

8.9	Miscellaneous Provisions

(a) No Employee or Consultant, or other person shall have any claim or right to be granted an Incentive Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee, Director or Consultant, any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

(b) By accepting any Incentive Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.

8.10	Severability

In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

8.11	Gender, Tense and Headings

Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.

8.12	Governing Law

The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States or applicable provisions of the Delaware General Corporation Law.

8.13	Successor to Director Plan

This Plan shall serve as the successor to the Director Plan. All outstanding Awards under the Director Plan shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance. Notwithstanding any provision in this Plan to the contrary, no provision of this Plan is intended to modify, extend or renew any option granted under the Director Plan. Any provision in this Plan that is contrary to a provision in the Director Plan that would create a modification, extension or renewal of such option is hereby incorporated into this Plan. All terms, conditions and limitations, if any, that are set forth in any previously granted option agreement shall remain in full force and effect under the terms of the Plan pursuant to which it was issued.

8.14	Deferred Compensation

This Plan and any Incentive Agreement issued under the Plan is intended to meet the requirements of Section 409A of the Code and shall be administered in a manner that is intended to meet those requirements and shall be construed and interpreted in accordance with such intent. To the extent that an Incentive Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code, except as the Board otherwise determines in writing, the Incentive Award shall be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the grant, payment, settlement or deferral shall not be subject to the excise tax applicable under Section 409A of the Code. Any provision of this Plan or any Incentive Agreement that would cause an Incentive Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan or the Incentive Agreement, as applicable) to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under

Section 409A of the Code. In the event the Plan allows for a deferral of compensation, the Plan is intended to qualify for certain exemptions under Title I of ERISA provided for plans that are unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated employees.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors

1.	A vote FOR the following nominees is recommended by the Board of Directors:
	A. To elect the following three (3) members to the Board of Directors to serve until the 2010 Annual Meeting of Stockholders or until their respective successors are elected and qualify:	+

	For	Withhold
01 - Franklin Myers	☐	☐
02 - Bruce S. Appelbaum, PhD	☐	☐
03 - S. James Nelson, Jr.	☐	☐
B	Issues
A vote FOR the following proposals is recommended by the Board of Directors:

2.	To approve certain amendments to the Input/Output, Inc. 2004 Long-Term Incentive Plan, with the principal amendments being the proposed increase of the total number of shares of Input/Output’s common stock available for issuance under the plan from 4,300,000 to 6,700,000 shares.	For ☐	Against ☐	Abstain ☐	3.	To ratify the appointment of Ernst & Young LLP as Input/Output’s registered public accounting firm for 2007.	For ☐	Against ☐	Abstain ☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
The undersigned hereby revokes all previous proxies given. This Proxy may be revoked at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement and Annual Report of the Company for the fiscal year ended December 31, 2006 is hereby acknowledged.
Please sign exactly as your name(s) appears on this card. If shares stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares are held of record by a corporation, this Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Input/Output, Inc.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints James M. Lapeyre, Jr. and Robert P. Peebler, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of Common Stock in Input/Output, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 21, 2007, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 10, 2007 (the “Proxy Statement”) and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.
ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSALS NO. 2 AND NO. 3.
PLEASE DATE, SIGN AND MAILYOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE!